Registration No. 333-146974

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

Amendment No. 2 to
FORM SB-2
on FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

	NFINANSE INC. (Name of Registrant in Its Charter)
NEVADA	6153	65-1071956
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Number)	(I.R.S. Employer Identification No.)

	3923 Coconut Palm Drive, Suite 107 Tampa, Florida 33619 (813) 367-4400
	(Address and Telephone Number of Principal Executive Offices) Raymond P. Springer Chief Financial Officer 3923 Coconut Palm Drive, Suite 107 Tampa, Florida 33619 (813) 367-4400
	(Name, Address and Telephone Number of Agent for Service)
With copies of all
communications to:

Joanne R. Soslow, Esq.
Morgan, Lewis & Bockius LLP
1701 Market Street
Philadelphia, Pennsylvania 19103
Telephone: (215) 963-5000  Facsimile No. (215) 963-5001

Approximate date of proposed sale to the public: From time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per unit (2)	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock (3)	2,195,028	$3.80	$8,341,106	$335.24

(1)	Pursuant to Rule 416, there are also being registered such additional shares as may be issued as a result of stock splits, stock dividends or similar transactions.

(2)
Estimated solely for the purpose of calculating the registration fee. Estimated pursuant to Rule 457 under the Securities Act of 1933 solely for the purpose of computing the amount of the registration fee. The fee for the common stock was based on the average of the closing bid and asked price of the common stock reported on the OTC Bulletin Board on January 31, 2008.

(3)	Includes 2,195,028 shares of common stock issuable upon exercise of outstanding warrants.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. No securities may be sold until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, February 7, 2008

PROSPECTUS

nFinanSe Inc.
2,195,028 Shares of Common Stock

This prospectus covers up to 2,195,028 shares of common stock issuable upon exercise of outstanding warrants.  We will receive up to $9,102,562 from the selling shareholders for the exercise of these warrants.   We will not receive any proceeds from the disposition of theses shares by the selling stockholders.  We will bear all costs, expenses and fees in connection with the registration of these shares.  The selling stockholders will bear all commissions and discounts, if any, attributable to their respective sales of shares.

Our shares of common stock trade on the OTC Bulletin Board under the symbol “NFSE.”  The average of the bid and asked prices of our common stock on January 31, 2008 was $3.80 per share.

THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE SHARES ONLY IF YOU CAN AFFORD A COMPLETE LOSS OF YOUR INVESTMENT.  SEE “RISK FACTORS” BEGINNING ON PAGE 3 FOR A DISCUSSION OF RISKS APPLICABLE TO US AND AN INVESTMENT IN OUR COMMON STOCK.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is ____________, 2008

        TABLE OF CONTENTS

SUMMARY………………………………………………………..................................................................................................................................................................................................	1
RISK FACTORS…………………...…………………………………………………………..….................................................................................................................................................	2
FORWARD-LOOKING STATEMENTS……………………………………....……………...…................................................................................................................................................	8
USE OF PROCEEDS……………………………………………………………………………….................................................................................................................................................	9
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS….…...…...........................................................................................................................................	9
DESCRIPTION OF BUSINESS………………………………………………………………..…….............................................................................................................................................	11
DESCRIPTION OF PROPERTY………………………………………………………...……….…..............................................................................................................................................	15
LEGAL PROCEEDINGS……………………………………………………………………………..............................................................................................................................................	16
MANAGEMENT’S DISCUSSION AND ANALYSIS AND PLAN OF OPERATION……….…..........................................................................................................................................	16
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS…….…...............................................................................................................................................	29
EXECUTIVE COMPENSATION…………………………………………………………………................................................................................................................................................	31
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE……………………………………………………..........	37
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT...…..........................................................................................................................................	38
SELLING SECURITY HOLDERS……………………………………………………………..…..................................................................................................................................................	42
INDEX TO FINANCIAL STATEMENTS OF NFINANSE INC………………………………….............................................................................................................................................	51
PART II………………………………………………………………………………………….….................................................................................................................................................	II-1
INFORMATION NOT REQUIRED IN PROSPECTUS……………………………………….…...............................................................................................................................................	II-1
INDEMNIFICATION OF DIRECTORS AND OFFICERS……………………………………….............................................................................................................................................	II-1
OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION………………………………...…..............................................................................................................................................
II-2
RECENT SALES OF UNREGISTERED SECURITIES……………………………………….…...............................................................................................................................................	II-3
EXHIBITS……………………………………………………………………………………….….................................................................................................................................................	II-5
UNDERTAKINGS II-…………………………………………………………………………..….................................................................................................................................................	II-7

i

You should rely only upon the information contained in this prospectus and the registration statement of which this prospectus is a part.  We have not authorized any other person to provide you with different information.  If anyone provides you with different or inconsistent information, you should not rely on it.  We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

We obtained statistical data, market data and other industry data and forecasts used throughout this prospectus from market research, publicly available information and industry publications.  Industry publications generally state that they obtain their information from sources that they believe to be reliable, but they do not guarantee the accuracy and completeness of the information.

ii

SUMMARY

The Business

nFinanSe Inc., formerly Morgan Beaumont, Inc., or Morgan Beaumont, was founded on July 10, 2000 and is a provider of stored value cards, or SVCs, and prepaid card solutions for a wide variety of markets. Our products and services are aimed at capitalizing on the growing demand for stored value and reloadable ATM/prepaid card financial products.  We operate two divisions: (i) the nFinanSe Card Division, which issues prepaid gift cards, reloadable prepaid cards, payroll cards and promotional/incentive cards; and (ii) the nFinanSe Network™, which is a network of load locations for stored value and prepaid cards.

The common stock of nFinanSe Inc. is currently publicly traded under the symbol “NFSE” on the OTC Bulletin Board.  As used in this registration statement, the terms “we,” “us,” “our,” “nFinanSe,” and “the Company” mean nFinanSe Inc. unless otherwise indicated. All dollar amounts in this prospectus are in U.S. dollars unless otherwise stated.

The Offering

This prospectus covers the 2,195,028 shares of common stock, par value $0.001, issuable upon exercise of the June 2007 Warrants, the EGE Warrant II, the EGE Warrant I, the PBS Warrant, the Discover Warrant and the Consultant Warrant, each as described and defined below.  We will receive up to $9,102,562 from the selling shareholders for the exercise of these warrants.   We will not receive any proceeds from the disposition of theses shares by the selling stockholders.

•
On June 29, 2007, we entered into securities purchase agreements with several institutional and accredited investors, pursuant to which the Company issued and sold to the investors an aggregate of (i) 1,000,000 shares of its Series B Convertible Preferred Stock, $0.001 par value per share, (ii) 2,023,199 shares of its common stock, $0.001 par value per share, and (iii) warrants (the “June 2007 Warrants”) to purchase 1,511,600 shares of common stock exercisable at $5.00 per share, for an aggregate purchase price of $9,069,597.  Emerging Growth Equities, Ltd. acted as placement agent for the June 29, 2007 transaction and, as partial consideration for serving as placement agent in the offering, received a warrant (the “EGE Warrant II”) to purchase 120,928 shares of common stock, exercisable at $3.30 per share and expiring on June 29, 2012.

•
On December 28, 2006, we completed a private placement of 4,000,000 shares of Series A Preferred Stock to certain accredited investors pursuant to which we received $4,000,000 in gross proceeds. In connection with the private placement, we issued to Emerging Growth Equities, Ltd., as partial consideration for serving as placement agent in the offering, a warrant (the “EGE Warrant I”) to purchase 320,000 shares of common stock exercisable at $1.10 per share and expiring on December 28, 2011.

•
On November 22, 2006, we entered into a Cooperation Agreement with PBS Group, Inc. and, as part of the agreement, PBS Group, Inc. received a warrant (the “PBS Warrant”) to purchase 5,000 shares of common stock, exercisable at $5.00 per share and expiring on November 22, 2011.

•	On November 12, 2007, we issued to DFS Services LLC a warrant (the “Discover Warrant”) to purchase 200,000 shares of common stock, exercisable at $3.00 per share and expiring November 12, 2010.

•
During the year ended September 30, 2006, we issued 37,500 warrants (the “Consultant Warrant”) to Oxygen Eight, LLC, which allows for the purchase of a like number of shares of our common stock for $5.00 per share.  The Consultant Warrant expires at various times through September 30, 2011.

Executive Offices

Our headquarters and executive offices are located at 3923 Coconut Palm Drive, Suite 107, Tampa, Florida  33619.  We maintain our website at www.nfinanse.com.

RISK FACTORS

In addition to the other information included in this prospectus and the registration statement of which it is a part, the following factors should be carefully considered in evaluating our business, financial position and future prospects. Any of the following risks, either alone or taken together, could materially and adversely affect our business, financial position or future prospects. If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, our actual results may vary materially from what we have projected.

We have incurred losses since inception and anticipate that we will continue to incur losses for the foreseeable future.

We have operated continuously at a loss since inception and may be unable to continue as a going concern. We expect to experience continuing financial losses. Losses for the three and nine month periods ended September 29, 2007 and losses since inception were $2,639,170, $7,718,361 and $34,297,944, respectively.  The extent to which we experience losses will depend on a number of factors, including:

●	implementation of our sales and marketing strategies;

●	competitive developments in our market;

●	customer acceptance of and demand for our SVCs and services;

●	our ability to attract, retain and motivate qualified personnel, particularly sales associates; and

●	the continued adoption by consumers of SVCs.

Our products may never achieve commercial acceptance among our target SVC customers. In addition, we may never obtain or sustain positive operating cash flow or generate net income in the future or ultimately achieve cash flow levels sufficient to support our operations.

We will need to raise additional capital.

To fund the full scale implementation of our business plan and the planned rollout and distribution of cards in both the retail and paycard segments of our business, we will need to raise $6 - $7 million of additional capital over the next 12 months.  Additionally, we expect to arrange a revolving accounts receivable credit facility which will be used to fund the face amount of gift cards and the load amounts on general spend cards on a daily basis.  The cash received at the point of sale will be collected by our distributors and remitted to us on terms ranging from two to twelve days.  In connection with our licensing initiative, the filing of performance bonds with most states will require cash collateral of approximately $5 million.  However, our actual capital requirements will depend on many factors, including the success of our products, the amounts needed to fund anticipated gift card sales and general spend loads until we receive reimbursement from our distributors, the costs and bonding collateral required for state licensure and the market acceptance of new product offerings.  Additional funds may not be available when needed, or, if available, such funds may not be obtainable on terms acceptable to us. If adequate funds are unavailable, we may be required, among other things, to:

●	delay or reduce the scope of or eliminate one or more of our marketing or sales programs or product development initiatives;

●	delay or reduce the scope of our state licensing initiative; or

●	obtain funds through arrangements that may require us to relinquish rights to technology or products that we would otherwise seek to develop or commercialize by ourselves.

Additional equity or debt financing may be dilutive to existing stockholders or impose terms that are unfavorable to us or our existing stockholders.

If we raise additional funds by issuing equity securities, our stockholders may experience dilution. Debt financing, if available, may involve arrangements that include covenants limiting or restricting our ability to take specific actions, such as incurring additional debt, making capital expenditures or declaring dividends. Any debt financing or additional equity that we raise may contain terms, such as liquidation and other preferences that are not favorable to us or our other stockholders. If we raise additional funds through collaboration and licensing arrangements with third parties, it may be necessary to relinquish valuable rights to our technologies and products or grant unfavorable license terms.

Most states require us to undergo a difficult and costly process of obtaining licenses to sell and load SVCs.

Approximately 45 states have established laws or regulations requiring entities taking or loading money on cards or processing such transactions, to be licensed by the state unless that entity has a federal or state banking charter.  In the interim, we intend to rely upon the licenses of our federally-chartered issuing banks.  However, we believe this to be an interim solution and our goal is to be licensed.  We are currently in the process of applying for licenses in virtually every state in which we plan to  conduct business. Additionally, prior to applying for a license, we are required to file for authority to do business in each such state and thereafter file tax returns and be subject to service of process in each state. We are under the impression that this process could take 12 to 24 months to complete. We do not presently know if we will be able to obtain all of the licenses.  We do not believe the inability to obtain license will impact our business negatively in the short term as we use federally chartered banks as issuers of our cards.  Licensing with various states requires that we post performance bonds concurrent with submitting the license application.  We project the initial amounts of the various state bonds will total more than $7 million.   We expect to post these bonds in early 2008.  With our lack of operations, the surety company willing to supply the bonds is requiring substantial collateral.

States may adopt even more stringent licensing rules and regulations, compliance with which could be expensive and time consuming.

There have been, and we expect that there will continue to be, a number of legislative and regulatory proposals aimed at changing the SVC industry. We expect regulation of this industry to only increase and become more complicated. Regulatory- and tax-intensive states may adopt complex and heavily regulated schemes. While we cannot predict the legislative or regulatory proposals that will be adopted or what effect those proposals may have on our business, including any future licensing requirements, the pendency or approval of such proposals could materially adversely affect our business by limiting our ability to generate projected revenues, to raise capital or to obtain strategic partnerships or licenses.  An increase in bonding or fee requirements in particular states could curtail our activities in those jurisdictions.

Our point-of-purchase operators may subject us to liability if they fail to follow applicable laws.

As part of our license requirements, we may be required to have agency agreements with each of our load centers. Among other things, the agreements will require them to comply with the Patriot Act and anti-money-laundering laws. While we do not intend to be responsible for their actions, we could be subject to state or federal actions if our load center agents violate or are accused of violating the law. Such actions could compromise our credibility with our customers, issuing banks and state regulators and generally have a materially adverse effect on our business. Any such claims or litigation, with or without merit, could be costly and a diversion of management’s attention, which could have a material adverse effect on our business, operating results and financial condition. Adverse determinations in such claims or litigation could harm our business, operating results and financial condition.

There is only a limited market for our common stock as a “penny stock.”

A limited public market currently exists for our common stock on the OTC Bulletin Board. In the future, a more active public market for our common stock may never develop or be sustained.

Our common stock is also subject to the penny stock rules. The term “penny stock” generally refers to low-priced, speculative securities of very small companies. Before a broker-dealer can sell a penny stock, SEC rules require the broker-dealer to first approve the customer for the transaction and receive from the customer a written agreement for the transaction. The broker-dealer must furnish the customer with a document describing the risks of investing in penny stocks. The broker-dealer must tell the customer the current market quotation, if any, for the penny stock and the compensation the broker-dealer and its broker will receive for the trade. Finally, the broker-dealer must send monthly account statements showing the market value of each penny stock held in the customer’s account. These requirements make penny stocks more difficult to trade. Since our common stock is subject to the penny stock rules, the market liquidity of our common stock may be adversely affected.

We depend on key personnel and could be harmed by the loss of their services because of the limited number of qualified people in our industry.

Because of our small size, we require the continued service and performance of our management team, sales and technology employees, all of whom we consider to be key employees. Competition for highly qualified employees in the financial services industry is intense. Our success will depend to a significant degree upon our ability to attract, train, and retain highly skilled directors, officers, management, business, financial, legal, marketing, sales, and technical personnel and upon the continued contributions of such people. In addition, we may not be able to retain our current key employees. The loss of the services of one or more of our key personnel and our failure to attract additional highly qualified personnel could impair our ability to expand our operations and provide service to our customers.

Security and privacy breaches of our electronic transactions may damage customer relations and inhibit our growth.

Any failures in our security and privacy measures could have a material adverse effect on our business, financial condition and results of operations. We electronically store personal information about consumers, including bank account numbers, credit card information, social security numbers and merchant account numbers. If we are unable to protect this information, or if consumers perceive that we are unable to protect this information, our business and the growth of the electronic commerce market in general could be materially adversely affected. A security or privacy breach may:

•	cause our customers to lose confidence in our services;

•	deter consumers from using our services;

•	harm our reputation;

•	require that we expend significant additional resources related to our information security systems and could result in a disruption of our operations;

•	expose us to liability;

•	increase expenses related to remediation costs; and

•	decrease market acceptance of electronic commerce transactions and SVC use.

While management believes that we have utilized proven applications designed for premium data security and integrity in electronic transactions, our use of these applications may be insufficient to address changing market conditions and the security and privacy concerns of existing and potential customers.

A Payment Card Industry Security and Compliance audit was recently completed and we received a Level One Payment Service Provider certification for our nFinanSe Network™. This is the highest certification attainable. We anticipate maintaining this certification going forward.

The market for electronic commerce services is evolving and may not continue to develop or grow rapidly enough for us to become profitable.

If the number of electronic commerce transactions does not continue to grow or if consumers or businesses do not continue as projected to adopt our products and services, it could have a material adverse effect on our business, financial condition and results of operations. Management believes future growth in the electronic commerce market will be driven by the cost, ease of use and quality of products and services offered to consumers and businesses. In order to reach and thereafter maintain our profitability, consumers and businesses must continue to adopt our products and services.

The debit card and SVC industry is a fairly new industry that is developing and building out standards, processes and relationships.

We are a developmental company building out networks and relationships. In the course of this build out of the network, relationships, load locations and related systems, there exists the possibility that the associated companies may delay roll-out of our products and services.  These delays could have an adverse effect on cash flow, sales and inventory levels.

If we do not respond to rapid technological change or changes in industry standards, our products and services could become obsolete and we could lose our existing and future customers.

If competitors introduce new products and services, or if new industry standards and practices emerge, our existing product and service offerings, technology and systems may become obsolete. Further, if we fail to adopt or develop new technologies or to adapt our products and services to emerging industry standards, we may lose current and future customers, which could have a material adverse effect on our business, financial condition and results of operations. The electronic commerce industry is changing rapidly. To remain competitive, we must continue to enhance and improve the functionality and features of our products, services and technologies.

Changes in network and banking regulations could hurt our ability to carry out our business plan.

We have designed our systems and card programs to comply and work in association with the Discover® Network and applicable banking rules and regulations. A significant change of those rules and regulations could require us to dramatically alter our software programs, the hardware upon which we operate and our implementation and operation of SVCs. Such changes could be costly or impractical and we may not be able to modify our operations and technology to comply with any major changes in banking regulations.

Changes in the Bank Secrecy Act and/or the USA PATRIOT Act could impede our ability to circulate cards that can be easily loaded or issued.

Our current compliance program and screening process for the distribution and/or sale of SVCs is designed to comply with the Bank Secrecy Act, or the BSA, and the USA PATRIOT Act regulations that require financial institutions to obtain and confirm information related to their respective cardholders. If the BSA, and/or the USA PATRIOT Act or subsequent legislation increases the level of scrutiny that we must apply to our cardholders and customers, it may be costly or impractical for us to continue to profitably issue and load cards for our customers.

We may eventually face significant competition from major banks.

While several other small and private companies offer products and services similar to those offered by us, most banks have not targeted the “credit challenged consumer” and “cash-based consumer” markets. It is possible that those banks may begin to enter the market for, and expend increasing resources to develop, financial services targeted at the credit challenged and cash-based markets, including the sale and servicing of SVCs and similar services. These banks have significantly greater market presence, brand-name recognition, and financial, technical, and personnel resources than us. Although few banks have focused on our intended target market, they may do so in the future either directly or through acquisition. Accordingly, we may experience increased competition from traditional and emerging banks and other financial institutions. We cannot predict whether we will be able to compete successfully against current or future competitors or that competitive pressures will not materially adversely affect our business, financial condition, or prospects. Any increase in competition may reduce our gross margins, require increased spending on sales and marketing, and otherwise materially adversely affect our business, financial condition and prospects.

Internal processing errors could result in our failing to appropriately deduct transactions from customer accounts.

In the event of a system failure that goes undetected for a substantial period of time, we could allow transactions on blocked accounts, false authorizations, fail to deduct charges from accounts or fail to detect systematic fraud or abuse. Errors or failures of this nature could adversely impact our operations, our credibility and our financial standing.

Information system processing interruptions could result in an adverse impact on us, our credibility and our financial standing.

In the event of an information systems processing interruption due to hardware failure, software failure or environmental force majeure resulting in loss of access by cardholders to loading funds on a card, checking their balance, authorizing purchases or reaching customer service, such an event could also allow transactions on blocked accounts, false authorizations, failure to deduct charges from accounts or failure to detect systematic fraud or abuse. Errors or failures of this nature could immediately adversely impact our operations, our credibility and our financial standing.

The requirements to maintain higher reserve accounts could impair our growth and profitability.

We are required to maintain reserve deposit accounts with both Discover and our issuing banks. If we are required to deposit higher than normal reserves with either or both, it could have a material impact on our cash available for operations and impede our business expansion.

If Discover Financial Services changes its requirements or terminates our contract, the loss would substantially interfere with our marketing strategy and require us to issue only non-hologram products.

Our business proposition focuses only on the Discover® Network hologram card due to what we believe to be superior attributes.  Discover® Network cards can be instantly issued at the point of sale, or POS, there is real-time authorization of transactions to mitigate fraud and the customer routinely gets balance information on their sales receipts.  In addition, Discover® Network cards are accepted by over four million merchants and ATMs throughout the United States. If we were to lose our ability to manage card programs issued under the Discover® Network brand, we would lose market acceptance for our products.

Certain delays could cause loss of business opportunities and inhibit our growth.

Delays in the development of our programs or business plans could cause loss of opportunities. These delays could be in areas such as:

•	integration and deployment with our retail distributors;

•	SVC sales and activation; and

•	SVC integration and usage.

The delays may impact our cash flow and profitability.  Delays in distribution and/or adoption of our technology or products could delay the sale, activation and use of SVCs.

Providing credit to the wrong distributors could harm our business and inhibit our growth.

If distributors are unable to fulfill their credit obligations to us, it could have a material adverse effect on our financial condition and results of operations. We immediately transfer funds into the cardholder pooled account at the issuing bank even though the money will not be remitted to us for several days by the distributor. We continually monitor our distributors’ financial condition and in many cases we have arrangements whereby we are authorized to electronically debit their accounts each day for amounts due us. We usually require that some level of minimum cash balance be maintained with us to cover the associated risk. However, if at the time the ACH “electronic” debit is initiated, the distributor does not pay us as agreed and the amount is in excess of the maintained cash balance, it could seriously harm our financial condition.

FORWARD-LOOKING STATEMENTS

In this prospectus and the registration statement of which it is a part, we make a number of statements, referred to as “forward-looking statements,” which are intended to convey our expectations or predictions regarding the occurrence of possible future events or the existence of trends and factors that may impact our future plans and operating results. These forward-looking statements are derived, in part, from various assumptions and analyses we have made in the context of our current business plan and information currently available to us and in light of our experience and perceptions of historical trends, current conditions and expected future developments and other factors we believe to be appropriate in the circumstances. You can generally identify forward-looking statements through words and phrases such as “seek,” “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “budget,” “project,” “may be,” “may continue,” “may likely result,” and other similar expressions and include statements regarding:

•	the extent to which we continue to experience losses;
•	our ability to fund our future cash needs through public or private equity offerings and debt financings;
•	whether our business strategy and expansion plans will significantly escalate our cash needs;
•	our need to raise additional capital and, if so, whether our success will depend on raising such capital;
•	our reliance on our sponsoring bank’s state licenses to credit and debit our stored value cards;
•	our expectation of continued and increasing governmental regulation of the stored value card industry;
•	the completion of our Payment Card Industry Security and Compliance audit and certification of our network;
•	our anticipation of future earnings volatility;
•	our entrance into additional financings which result in a recognition of derivative instrument liabilities; and
•	the hiring of a substantial number of additional employees in sales, operations and customer service.

When reading any forward-looking statement you should remain mindful that all such statements are inherently uncertain as they are based on current expectations and assumptions concerning future events or future performance of our Company, and that actual results or developments may vary substantially from those expected as expressed in or implied by that statement for a number of reasons or factors, including those relating to:

•	our ability to design and market our products;
•	our ability to protect our intellectual property rights and operate our business without infringing upon the intellectual property rights of others;
•	whether or not markets for our products develop and, if they do develop, the pace at which they develop;
•	our ability to attract the qualified personnel to implement our growth strategies,
•	our ability to develop sales and distribution capabilities;
•	the accuracy of our estimates and projections;
•	our ability to fund our short-term and long-term financing needs;
•	changes in our business plan and corporate strategies; and
•
other risks and uncertainties discussed in greater detail in this prospectus, including those factors under the heading “Risk Factors” and those risks discussed under the heading “Management’s Discussion and Analysis and Plan of Operation.”

Each forward-looking statement should be read in context with, and with an understanding of, the various other disclosures concerning our Company, as well as other public reports filed with the United States Securities and Exchange Commission, or the SEC. You should not place undue reliance on any forward-looking statement as a prediction of actual results or developments. We are not obligated to update or revise any forward-looking statement contained in this prospectus to reflect new events or circumstances unless and to the extent required by applicable law.

USE OF PROCEEDS

We will not receive any proceeds upon the sale of shares of common stock by the selling stockholders.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

•     Market Information

Shares of our common stock are quoted on the OTC Bulletin Board under the symbol “NFSE.”  On November 15, 2006, we changed our fiscal year-end to the Saturday closest to December 31 of each year.  The following quotations reflect the high and low bids for the shares of the common stock based on inter-dealer prices without retail mark-up, mark-down or commission, and may not represent actual transactions. The high and low bid prices for the shares of the common stock during each full financial quarter for the three most recent full fiscal years were as follows:

Quarter Ended	High	Low
December 29, 2007	$4.95	$3.15
September 29, 2007	$3.80	$2.98
June 30, 2007	$4.49	$2.96
March 31, 2007	$5.05	$1.30
December 31, 2006	$1.96	$0.60
September 30, 2006	$8.40	$1.34
June 30, 2006	$9.00	$4.94
March 31, 2006	$16.00	$6.70
December 31, 2005	$14.60	$6.00
September 30, 2005	$22.80	$8.60
June 30, 2005	$18.00	$8.80
March 31, 2005	$35.20	$10.20

•           Holders of Record

    As of January 22, 2008, there were 81 holders of record of the common stock.

•           Dividends

We have not paid cash dividends on the common stock since inception.  We currently intend to retain any earnings for future growth and, therefore, do not expect to pay cash dividends on the common stock in the foreseeable future.

Our Series A Convertible Preferred Stock accrues dividends of 5% per annum. Unless and until these dividends are declared and paid in full, the Company is prohibited from declaring any dividends on its common stock. As of September 29, 2007, dividends owed but not declared on our Series A Convertible Preferred Stock were $302,422. There are no dividend requirements on our Series B Convertible Preferred Stock.  In September 2007, dividends were paid on the voluntary conversion of 1,300,000 shares of Series A Preferred Stock into 1,300,000 shares of common stock, in the form of 12,865 shares of common stock and cash in the amount of $11 for fractional shares.

Penny Stock

Until our common stock qualifies for listing on the Nasdaq Stock Market LLC or the American Stock Exchange, the trading of our securities will be on the OTC Bulletin Board.  As a result, an investor may find it more difficult to dispose of, or to obtain accurate quotations as to the price of, the common stock.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table provides information concerning our equity compensation plans as of September 29, 2007:

	(share amounts in thousands)
Plan Category	Number of securities to be issued upon exercise of outstanding options	Weighted-average exercise price of outstanding options	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders	2,378,363	$3.55	542,468
Equity compensation plans not approved by security holders	--	--	--
Total	2,378,363	$3.55	542,468

DESCRIPTION OF BUSINESS

Business Overview

nFinanSe Inc. is a provider of stored value cards, or SVCs, for a wide variety of markets. Our products and services are aimed at capitalizing on the growing demand for stored value and reloadable ATM/prepaid card financial products. We believe SVCs are a fast-growing product segment in the financial services industry.

We operate two divisions: (i) the nFinanSe Card Division, which issues prepaid gift cards, reloadable general spend prepaid cards, payroll cards and promotional/incentive cards; and (ii) the nFinanSe Network™, which is a network of load locations for stored value and prepaid cards.

Background

We were founded on July 10, 2000 and began developing a technology platform focused on selling debit cards to individuals without bank accounts or who maintain limited funds in their bank accounts.  Those individuals are referred to by us as the unbanked and underbanked. Typically, the unbanked and underbanked market is composed of credit “challenged” and cash-based consumers. We ascertained that a major barrier to the acceptance and use of debit cards was the ability to load additional funds on the SVCs.  To address this issue, we shifted focus in 2003 toward enhancing our network, known as the nFinanSe Network™, to enable customers to load funds directly onto their prepaid SVCs.

In August 2004, our predecessor company, Morgan Beaumont, completed a reverse merger and recapitalization with a publicly traded company, Pan American Energy Corp., or Pan American.  From a legal perspective, Pan American remained as the surviving entity, however, for financial statement purposes, the transaction was treated as a reverse merger and a recapitalization whereby we were deemed to be the acquirer and no goodwill or other intangible assets were recorded.  Accordingly, Pan American changed its name to Morgan Beaumont, Inc., and adopted the business plans and strategies of Morgan Beaumont. On November 22, 2006, we changed our name from Morgan Beaumont, Inc. to nFinanSe Inc.

In May 2005, we commenced selling traditional prepaid phone cards in order to develop brand recognition within the sub-prime customer market. During the quarter ended September 30, 2006, we decided to discontinue the low-margin prepaid phone card business and focus strictly on selling SVCs and expanding our load network described below.

During fiscal 2006, we added Western Union® and MoneyGram® to our fund loading network and signed an agreement with Discover Financial Services LLC whereby we became a preferred issuer of Discover® Network-branded SVCs.  In June 2007, we extended this agreement with Discover Financial Services LLC, executed a Program Sponsor Agreement whereby we sell bank-issued Discover® Network branded SVCs and executed an Incentive Agreement that provides us with marketing funds for the sale of Discover® Network branded SVCs.

 Products and Services

nFinanSe Card Division

 The nFinanSe Card Division, or the Card Division, sells open loop, bank-issued gift and reloadable general spend SVCs.  These SVCs are sold directly to consumers through our distribution partners’ network of retail locations.  The Card Division also sells payroll and reward SVCs directly to companies. These SVCs are sold to corporate sponsors by our sales team.

Card Product	Description	Uses	Benefits
Reloadable General Spend SVC	This is a prepaid SVC primarily for the unbanked cash-based consumer that is reloadable at nFinanSe locations nationwide and is sold at selected retail locations through our prepaid card distributors.	Underbanked/unbanked/cash-based consumers can use the SVC at ATMs and to make purchases wherever Discover Cards are accepted	Security, convenience, lower cost than check cashing and money orders.
Gift SVC	A Discover® Network-branded SVC that is denominated for a set value.	Typically a retail product sold at retail locations.	Can be used at accepting retailers nationwide.
Payroll SVC	This is a prepaid SVC for the loading of an employee’s payroll. The SVC is reloadable through the web, from the client’s payroll department via direct deposit.	Payroll distribution targeting companies with a large population of employees that receive payroll and commission checks.	Improves compliance, eliminates costly checks and reduces the loss of employee productivity in cashing payroll checks
Reward SVC	A SVC that can either be private labeled or Discover® Network branded.	Used by companies for reward programs and incentives	Rewards are immediate and cardholders are able to use as directed.

We have a strategic relationship with Discover® Network whereby we are a program sponsor of Discover® Network–branded SVCs. We believe that Discover® Network SVCs offer significant advantages over other branded SVCs sold in the United States. Because Discover® Network SVCs can be used everywhere Discover® Network cards are accepted, they provide nationwide reach and 24/7 coverage. These SVCs also offer the advantages of immediate issuance, balance reporting and real-time authorization. We believe that most non–Discover® Network cards cannot provide these services.

Additionally, we believe that there is a tremendous growth opportunity in offering Discover® Network–branded customer loyalty/employee incentive reward cards. These cards are offered by companies to replace coupons, rebates, merchandise and other customer loyalty programs. These programs are customizable and can be modified by a consumer company on an as-needed basis. We believe that our ability to provide 24/7 customer service, ease of card loading and servicing, the flexibility to offer an open- or closed-loop solution and a redundant secure network, coupled with Discover® Network’s brand recognition and market penetration, make our programs quite attractive to offering companies.

nFinanSe Network™

We have developed our nFinanSe Network™, which connects with load locations and multiple SVC processors. As of September 29, 2007 we had approximately 70,000 nFinanSe Network™ locations consisting primarily of Western Union® and MoneyGram® locations.

We believe that the nFinanSe Network™ is the largest universal load platform in the United States. We are able to add locations to our nFinanSe Network™ by integrating with select distributors who are connected to their participating retailers.  We believe the nFinanSe Network™ is also compliant with federal and state legal requirements (including the PATRIOT Act). Currently, the nFinanSe Network™ enables us to issue and service our own general-spend SVCs while directly controlling all aspects of the cardholder experience such as customer service and web portal access. We believe that as our SVCs are sold at more locations, there will be more endpoints connected to the nFinanSe Network™. This should enable SVC holders to reload at many sites, increasing customer satisfaction, reducing churn and increasing card usage. This makes the nFinanSe Network™ one of our key strategic assets.

nFinanSe Network™ Locations as of September 29, 2007 (approximate)

In Person Payment	3,000
Retail locations	600
Western Union®	49,000
MoneyGram®	20,000

Important Business Relationships

Our current and intended operations involve us working with some of the following business partners to sell SVCs and services. Each of these relationships plays a different role in our operations.

●      Discover® Network. Our Agreement with Discover permits us to offer SVCs with the Discover hologram to prospective cardholders through various channels approved by Discover® Network. This agreement runs through June 2010 and renews annually thereafter. We pay Discover certain program, authorization and settlement fees and Discover pays the issuing bank interchange revenue earned on sales transactions from cards that we sponsor  which is then passed down to us.

●      Issuing Banks.  Our business plan involves using federally chartered banks to issue Discover branded SVCs.  Until we complete our state licensing initiative, the benefits of using a federally chartered bank are integral in meeting certain regulatory and licensing requirements. These agreements typically run for three years and renew annually thereafter. The agreements vary; however, most include charges for transactions and participations in the interchange revenues paid by Discover as well as the interest earned on the cardholder balances.

●      Processor. Discover® Network and the issuing banks require that we engage an approved processor so that all of the consumer transactions are tracked and all debits and credits to the consumer SVC accounts are properly adjusted. We chose Metavante Corporation to act as the processor. Metavante has all necessary regulatory and banking approvals to conduct transactions from POS terminals and banks to apply credits and debits to the consumer cards. Metavante has a schedule of fees for services provided to us and to the SVC holder. Those fees associated with SVC holder activity are typically passed on to the consumer, usually through a service-related price mark-up.

●      Distribution Partners. Our retail strategy is to use prepaid phone card distributors who wish to add additional products to their line. We ship SVCs to distributors on a consignment basis. The distributor then moves the SVCs to their contracted retail locations. When the SVC is sold at retail, the retailer activates the SVC by swiping it through a POS terminal that is connected to us through their distributor.  We immediately load value on cards concurrently with the collection of funds by the retailer.  The retailer collects the amounts due from the consumer at POS and subsequently remits all but the retailer's fee to the distributor.  The distributor then subsequently reimburses the company for the load value on the card and pays our portion of the wholesale fees based on contractual terms through an ACH transaction. We also collect monthly maintenance fees from the cardholder directly and in some cases we share some portion with the distributor. We currently have one active distribution partner, QComm, that is adding many of its retail locations to our network. We have executed agreements with other prepaid card distributors including InComm, Now Prepay, LDC, Emida and Via One. These distributors represent more than 100,000 retail locations. We expect over the next 12 months that these distributors will market our cards in many of their retail locations.

●      Third-Party Load Locations. We have important relationships with Western Union® and MoneyGram® that allow them to load nFinanSe Network™ reloadable SVCs. These relationships greatly expand our load network and give us what we believe to be a competitive advantage in reloadable SVCs. Not only can we load our Discover® Network–branded SVCs at these locations, but our network has the functionality to load preauthorized third-party-issued cards as well.  At this time, we do not have any third-party-issued card arrangements.

Licensing Requirements

We have obtained a United States Treasury, FinCen, Federal Money Services Business License, which is required by some states. Additionally, due to the nature of the business we conduct, many states require a license to sell or service SVCs in that particular state.  Due to the changing regulatory situation, it is possible that a state in which we are doing business that does not currently require a license may change its laws, rules, regulations or interpretations thereof and require that we obtain a license. We have no ability to predict future license requirements, or the period of time needed to obtain such additional licenses. To date, we are in the process of applying for licenses in those states with license requirements. Until we have met our licensing requirements, we have chosen to sell SVCs issued through a federally chartered bank whereby the bank acts as the card and value issuer. Once we are licensed, we may choose to continue using federally-chartered issuing banks due to the multitude of rules and regulations concerning SVC’s.

Licensing with various states requires that we post performance bonds concurrent with submitting the license application.  We project the initial amounts of the various state bonds will total more than $7 million.   With our lack of operations, the surety companies willing to supply the bonds are requiring substantial collateral.

Competition

The markets for financial products and services, including SVCs and services related thereto, are intensely competitive. We compete with a variety of companies in our markets and our competitors vary in size, scope and breadth of products and services offered.  Certain segments of the financial services industry tend to be highly fragmented, with numerous companies competing for market share. Highly fragmented segments currently include financial account processing, customer relationship management solutions, electronic funds transfer and SVC solutions. In addition to competition from other companies, we face competition from the in-house technology departments of existing and potential clients who may develop their own product offerings.

We believe our competitive advantages are:

●	the attributes of the Discover® Network–branded card, including: • instant issuance • no floor limits; and • acceptance by over 4 million merchants

●	the size and breadth of our load network;

●	the industry experience of our sales force; and

●	the price of our SVCs and services.

Proprietary Rights

We have not patented or trademarked any of our products or technology through the U.S. Patent and Trademark Office, nor have we copyrighted any of our products or technology through the U.S. Copyright Office. We have filed trademark applications for the name nFinanSe Inc. and our logo and the nFinanSe Network™ name and logo. Third parties may infringe or misappropriate our intellectual property rights or we may not be able to detect unauthorized use and take appropriate steps to enforce our rights. In addition, other parties may assert infringement claims against us. Such claims, regardless of merit, could result in the expenditure of significant financial and managerial resources. Further, an increasing number of patents are being issued to third parties regarding money and debit card processes. Future patents may limit our ability to use processes covered by such patents or expose us to claims of patent infringement or otherwise require us to seek to obtain related licenses. Such licenses may not be available to us on acceptable terms. The failure to obtain such licenses on acceptable terms could have a negative effect on our business.

Our management believes that our products, trademarks and other proprietary rights do not infringe on the proprietary rights of third parties and that we have licensed the proprietary rights required to conduct our business from third parties.

Our proprietary intellectual property consists of:

●	interactive voice response software, to provide access to information in a database using a telephone;

●	customer relationship management software, for use in customer service applications that require tightly integrated and customizable interaction; and

●	application server and web server software, to provide the business logistics necessary for proper data transmission of all transactions.

We believe that the majority of our proprietary software is protected by common law copyright.

Employees

As of December 29, 2007, we had 50 full-time employees, of which ten are officers and executives, four are engaged in sales, two are engaged in marketing, seven are engaged in technology research and development, seventeen are engaged in customer service, six are engaged in operations, two are engaged in finance and two are engaged in general administration.  None of our current employees are covered by any collective bargaining agreement and we have never experienced a work stoppage. We consider our employee relations to be good.

DESCRIPTION OF PROPERTY

Our offices are located at 3923 Coconut Palm Drive, Suite 107, Tampa, Florida  33619.  The governing lease calls for future minimum rentals of approximately $740,000 (exclusive of sales tax and CAM charges we are also required to pay) to be paid over a five year period. Rent and the lease commenced October 2007.  In October 2007, we vacated the leased premises which were formerly the Company’s offices, located at 6015 31st Street East, Suite 201, Bradenton, Florida 34203.  The Bradenton location consists of approximately 20,000 square feet, which we sublease at a monthly rent of $12,167, and an additional 10,000 square feet on the second floor of the same building, for which we paid a monthly rent of approximately $11,780 through October 2007 (at which time our lessor released us from future liability on such lease with minimal cost to us.)  The remaining Bradenton location sublease expires on December 31, 2008.  We made the decision to relocate primarily because we believe that our new Tampa location will make it easier for us to hire the technical and customer service personnel we anticipate needing to implement our business model.

Because we believe there is a strong possibility that we will have difficulty recovering the minimum future lease payments of approximately $150,000 for our Bradenton location through sublease income, we have charged operations for $117,000, which amount represents the fair value of the net remaining lease rentals as of December 29, 2007 (i.e. the future minimum lease payments minus estimated sublease rentals we reasonably can expect to receive). In addition, we impaired approximately $30,000 of leasehold improvements at such time. We did not incur any other significant costs as a result of our move to our new facility.

We maintain technology equipment, primarily network servers, telecommunications and security equipment, to run the nFinanSe Network at two third party locations.  Our primary location is in Sarasota, Florida and our backup location, with functionally identical equipment, is in Tampa, Florida.  All of our other tangible personal property is located at our new facility. All of our equipment is in good operating condition and repair (subject to normal wear and tear).

LEGAL PROCEEDINGS

On November 30, 2007, as amended December 10, 2007, Bedlington Securities, Inc., a Bahamian corporation, filed suit against the Company in the Eighth Judicial District Court, Clark County, Nevada, alleging stock fraud.  Bedlington Securities, Inc. claims damages in excess of $50,000 and seeks a judgment for general and special damages to be determined at the time of trial, punitive damages, reasonable attorney fees and costs of suit and such other further relief as the court may deem just.  The Company believes that Bedlington Securities, Inc.'s claim is without merit and intends to defend the suit.  We also may become involved in litigation from time to time in the ordinary course of our business.  We do not believe that the resolution of these matters will have a material adverse effect on our consolidated financial position and/or results of operations.

MANAGEMENT’S DISCUSSION AND ANALYSIS AND PLAN OF OPERATION

You should read the following discussion and analysis of our financial condition and plan of operation together with our consolidated financial statements and the related notes appearing at the end of this registration statement.  Some of the information contained in this discussion and analysis or set forth elsewhere in this prospectus and the registration statement of which it is a part, including information with respect to our plans and strategy for our business and related financing, includes forward-looking statements that involve risks and uncertainties. You should review the “Risk Factors” section of this prospectus and the registration statement of which it is a part for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

Overview.  nFinanSe is a provider of Stored Value Cards (“SVCs”). There are four basic types of SVCs that we issue:, reloadable general spend, gift,  payroll and corporate reward SVCs. The reloadable general spend and gift SVCs are marketed to the consumer through retailer programs managed by established prepaid card distributors. Payroll and corporate reward SVCs are marketed to large companies by our internal sales force. The loading of SVCs either takes place over our proprietary nFinanSe NetworkTM, through Automated Clearing House (“ACH”) transactions, or though transmitted files containing dollar amounts and card indentification which we call “batch” loads. In addition, the nFinanSe Network TM can be used to process load transactions for other companies that market SVCs. nFinanSe Network TM transactions can take place throughout our distributors’ retail networks and at several different payment and remittance processors such as Western Union® and MoneyGram®.

Reloadable general spend SVCs  are marketed mainly to the “cash-based consumer” credit market, which consists primarily of those consumers who cannot qualify for a credit card or bank account or who are otherwise unattractive to banks, such as people who are recent immigrants, recently divorced, young or have no credit history or low income.  We believe gift SVCs have gained a high degree of consumer acceptance and our gift SVCs are marketed to appeal to this large consumer market segment. We market payroll SVCs directly to employers whose employee demographics fit the cash-based market profile. Our corporate reward SVCs are marketed to companies who intend to reward customer loyalty through the issuance of SVCs.

We earn revenues when a SVC is sold, when a reloadable SVC is loaded with funds, when the SVC is used for purchases or ATM transactions and, in some cases, for maintaining the use of the SVC on a monthly basis. The revenue that we earn varies by transaction type and the physical location of the transaction.

Changes in Fiscal Year End.  As part of our merger with Pan American in August 2004, we changed our fiscal year end from December 31 to September 30.  At the Special Stockholder’s Meeting held on November 15, 2006, our fiscal year end was changed to the Saturday closest to December 31 of each year.

Discontinued Operations. During the fourth quarter of fiscal 2006, we made the decision to discontinue the operations of our wholesale long-distance and prepaid phone card subsidiary, MBI Services, Inc., due to lack of profitability and management’s desire to focus our entire effort on our core SVC business. Accordingly, all financial information pertaining to this discontinued business has been eliminated from ongoing operations for all periods presented in our financial statements and is instead shown as a single line item entitled “Discontinued Telecom Operations.”

Results of Operations. We have had limited revenues since our inception, and accordingly are considered a development stage enterprise as defined in Financial Accounting Standard No. 7.

Lack of Profitability of Business Operations Since 2001. We were initially focused exclusively on the sale of SVCs. During the years leading up to fiscal 2006, we experienced significant difficulties and interruptions with our bank sponsors and processors due to administrative errors, defective cards, and poor service. In one instance, our bank failed to submit proper paperwork to MasterCard®, causing MasterCard® to cancel our program after we had already shipped cards to customers.  In another instance, the processor we were using delivered defective cards to us. When we refused to pay for the cards, the card issuer cut off services and our program was effectively shut down. Additionally, it became apparent to management that there was a flaw in focusing solely on the sale of SVC products that did not have a convenient load solution for consumers. Consequently, management made the decision to expand our focus to include the development of a proprietary process, the nFinanSe Network™, to allow the consumer to perform value loads in a retail environment. In fiscal 2006, we entered into agreements with MoneyGram® and Western Union® whereby SVCs could be loaded at their locations. These agreements greatly expanded our load network. Additionally, in 2006, we signed an agreement with Discover Financial Services LLC that permits us to issue Discover® Network–branded SVCs directly or through an issuing bank. We believe the Discover® Network SVC products have multiple competitive advantages over the SVCs we previously sold. The difficulties with our pre–Discover® Network SVC programs could not be resolved in a manner favorable to us. Consequently, management made the decision to focus our efforts on implementing the agreement with Discover Financial Services in lieu of pursuing SVC sales through our existing arrangements. Accordingly, our sales efforts were interrupted while we developed our new Discover® Network SVC programs and abandoned our existing SVC programs by disposing of our then existing SVC inventory. The time and money lost due to the difficulties and interruptions we experienced with other issuers’ SVC programs, the cessation of sales activity and the SVC inventory write offs associated with the adoption and development of the Discover® Network SVC products, along with the expense of developing the nFinanSe Network™, has kept us from achieving profitability to date.

During fiscal year 2007, we intended to expand the number of active retail locations where our retail gift and reloadable general spend SVCs can be purchased by entering into agreements with established prepaid card distributors. Once our SVCs are deployed, we expect this effort will increase the number of locations where our cardholders can load funds onto their cards. At December 30, 2006, there were over 70,000 locations where our SVCs could be loaded.  During 2007, we have entered into agreements with several prepaid card distributors representing over 144,000 retail locations. Although much work is still required to get these agreements implemented and to have our reloadable general spend and retail gift SVCs accepted in the market, our business plan is to have approximately 40,000 active retail locations selling our retail gift and reloadable general spend SVCs by the end of calendar 2008

The following discussion compares the operations of the business for the fiscal years ended September 30, 2006 and 2005, the three months ended December 30, 2006 and December 31, 2005,  the three months ended September 29, 2007 and September 30, 2006 and finally, the nine months ended September 29, 2007 and September 30, 2006.

Revenues. We produce revenues through four types of fees: (i) fees when a card is sold, (ii) fees when the nFinanSe Network™ is used to reload a card, (iii) fees when a card is used in a purchase or ATM transaction and (iv) fees when a card with a cash balance is charged for monthly maintenance. These fees differ by card type or transaction type.

Revenues for the year ended September 30, 2006 and the year ended September 30, 2005 were $77,833 and $485,834, respectively. Revenue was down in the year ended September 30, 2006 by 84 % when compared to the year ended September 30, 2005. This decrease is attributable to our interruptions in SVC sales, restructuring of our SVC business and realigning our business with Discover Financial Services.  Sales in both fiscal 2005 and in fiscal 2006 were hindered because we did not have working card programs to sell.

Revenues for the three months ended December 30, 2006 and the three months ended December 31, 2005 were $19,518 and $39,885, respectively.  Revenue was down in the three months ended December 30, 2006 by 51% when compared to the three months ended December 31, 2005.  This decrease is attributable to our interruptions in SVC sales, restructuring of our SVC business and realigning our business with Discover Financial Services.  Sales in both 2005 and in 2006 were hindered because we did not have working card programs to sell.

Revenues for the three months ended September 29, 2007 and the three months ended September 30, 2006 were $8,129 and $27,559, respectively. Revenues for the nine months ended September 29, 2007 and the nine months ended September 30, 2006 were $22,889 and $37,948, respectively. Revenues in 2006 were hindered because we did not have working SVC programs to sell.  Revenues in 2007 are limited due to delays in getting SVCs for sale into the distributor retail locations.  These delays stem from the distributors' inability to (i) timely certify their equipment, (ii) successfully complete pilots and (iii) market, train and sell their retailers on the Company’s products.

Operating Expenses. Other operating expenses for the year ended September 30, 2006 and the year ended September 30, 2005 were $7,792,500 and $5,545,806.  Other operating expenses for the three months ended December 30, 2006 and the three months ended December 31, 2005 were $1,786,035 and $1,743,424.  Operating expenses for the three months ended September 29, 2007 and September 30, 2006 were $2,625,540 and $2,214,882. Operating expenses for the nine months ended September 29, 2007 and September 30, 2006 were $7,546,543 and $6,598,932.

The changes in our operating expenses of a 41% increase for the year ended September 30, 2006 compared to year ended September 30, 2005, of a 2% increase for the three months ended December 30, 2006 compared to three months ended December 31, 2005, of a 19% increase for the three months ended September 29, 2007 compared to the three months ended September 30, 2006 and of a 14% increase for the nine months ended September 29, 2007 compared to the snine months ended September 30, 2006 were attributable to the following:

Cost of revenues. Cost of revenues for the year ended September 30, 2006 and the year ended September 30, 2005 were $583,762 and $292,130, respectively. The large increase in fiscal 2006 and the resulting large gross deficiency primarily arose from us recording a provision for inventory obsolescence of approximately $494,000 during such year.

Cost of revenues for the three months ended December 30, 2006 and the three months ended December 31, 2005 were $24,237 and $37,368.  This decrease is attributable to our interruptions in SVC sales, restructuring of our SVC business and re-aligning our business with Discover Financial Services.

Cost of revenues for the three months ended September 29, 2007 and the three months ended September 30, 2006 were $29,515 and $225,168, respectively. The 2006 amount includes a write-down for prepaid inventory of approximately $133,000, and write-downs of prepaid fees on discontinued programs of approximately $63,000. Exclusive of these amounts, cost of revenues increased by $200 during the three month period ended September 29, 2007 compared to the three month period ended September 30, 2006.

Cost of revenues for the nine months ended September 29, 2007 and the nine months ended September 30, 2006 were $129,621 and $546,394, respectively. The 2006 amount includes a provision for inventory obsolescence of approximately $355,000 that resulted from a dispute with one of our vendors which effectively made certain inventories unusable, and write-downs of approximately $132,000 in prepaid expenses for discontinued programs. Exclusive of these amounts, cost of revenues increased approximately $70,000 during the nine month period ended September 29, 2007 compared to the nine month ended September 30, 2006 because of distribution and maintenance costs we incurred related to our nFinanSe Discover® Network Cards.

Stock-based Employee Compensation Expense. Stock-based employee compensation expense increased to $1,272,263 for the year ended September 30, 2006 from zero for the year ended September 30, 2005 because employee stock-based compensation expense was recognized in the fiscal year 2006 due to the adoption of Financial Accounting Standards Board Statement No. 123 (Revised), or FAS 123(R), in January 2006.  Stock-based employee compensation expense increased to $125,056 for the three months ended December 30, 2006, a $127,588 increase over the same period in 2005.  This increase resulted because we recorded employee stock-based compensation expense in 2006 due to the adoption of FAS 123(R) in January 2006.  Stock-based compensation increased $93,582 to $674,793 when comparing the three month period ending September 29, 2007 to the same period from a year ago, a 16% increase.  Stock-based compensation increased 30% or $383,700 to $1,658,495, when comparing the nine month period ended September 29, 2007 to the nine month period ended September 30, 2006.   Stock-based compensation expense is a function of the number of options granted, the vesting period for those options, the Company’s stock price volatility, and the rate of employee turnover.  The primary reason for the increase in the current nine month period was a result of stock-based compensation expense of approximately $993,000 for the options issued to Mr. Welch and Mr. Springer and approximately $298,000 of such expense from options granted to our non-employee directors.

Other Employee Compensation and Benefits. Other employee compensation and benefits was $2,691,783 for the year ended September 30, 2006, compared to $2,367,270 for the year ended September 30, 2005, a 14% increase. This increase was the result of personnel changes throughout our Company as we progress from a development-phase to an implementation-phase company.

Other employee compensation and benefits was $924,607 for the three months ended December 30, 2006, compared to $824,939 in three months ended December 31, 2005, a 12% increase.  This increase was the result of personnel changes throughout the Company as we hired sales professionals to progress from a development phase to an implementation phase company.

Other employee compensation and benefits increased 82% or $504,166 to $1,118,926 during the three month period ended September 29, 2007 when compared to the three month period ended September 30, 2006. This increase is due to hiring more sales and support personnel related to the nFinanSe Discover® Network Card program.

During the nine month period ended September 29, 2007, other employee compensation and benefits increased 80% or $1,453,951 to $3,267,345 when compared to the nine month period ended September 30, 2006. This increase is primarily due to hiring more sales, administrative and support personnel related to the nFinanSe Discover® Network Card program.  In addition, a portion of the increase was the result of $175,701 of expense related to the separation agreement that was entered into between the Company and Clifford Wildes (our former Chairman and CEO who was replaced by our current Chairman and CEO, Mr. Welch) in January 2007.

Stock-Based Consulting Expense. Stock-based consulting expense decreased from $1,088,200 for the year ended September 30, 2005 to $679,966  for the year ended September 30, 2006, a 38% decrease.  The 2005 expense arose primarily from the issuance of 126,250 options to various consultants whereas the 2006 expenses resulted from 58,750 shares of restricted stock and 37,500 warrants issued to consultants. There were no stock-based consulting expenses recognized in the December 31, 2006, September 29, 2007 or September 30, 2005 financial statements as we did not enter any consulting agreements requiring the issuance of our common stock and/or options to purchase such common stock during such periods, nor did any options or common stock from previous agreements vest during such periods.

Other Professional and Consulting Fees. Other professional and consulting fees increased 84% from $958,580 for the year ended September 30, 2005 to $1,762,414 for the year ended September 30, 2006. The increase is primarily attributable to legal fees associated with filing our registration statement on Form SB-2 (which became effective on June 14, 2006), legal and consulting fees in connection with our licensing and compliance efforts and legal and consulting fees in connection with financing the business.

Other professional and consulting fees decreased 35% from $524,152 for the three months ended December 31, 2005 to $340,522 for the three months ended December 30, 2006.  The decrease is primarily attributable to a reduction in fees associated with our registration statement on Form SB-2 (which became effective on June 14, 2006) and a reduction in legal and consulting fees incurred in connection with our licensing and compliance efforts, which were substantially complete by September 30, 2006.

During the three month period ended September 29, 2007, other professional and consulting fees decreased 46% from $493,307 to $264,505 when compared to the three month period ended September 30, 2006. During the nine month period ended September 29, 2007, other professional and consulting fees decreased 33% from $1,290,103 to $868,065 when compared to the nine month period ended September 30, 2006. These decreases are primarily attributable to a reduction in fees associated with our Registration Statement on Form SB-2 filed in the prior year (which became effective on June 14, 2006), a reduction in legal and consulting fees incurred in connection with licensing and compliance efforts, and the Company’s efforts to lessen its reliance on non-employee professionals.

Impairments. There were no impairments included in the loss from continuing operations during the year ended September 30, 2006, compared to $212,000 for the year ended September 30, 2005 (which loss resulted primarily from the impairment of a $202,000 note receivable).  Financial Accounting Standard No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, or FAS 144, requires that long-lived assets, including certain identifiable intangibles, be reviewed for impairment whenever events or changes in circumstances indicate that the carrying value of the assets in question may not be recoverable. We evaluated our assets as of September 30, 2006 and satisfied ourselves that our long-lived assets were recoverable as of such date.

We also evaluated our assets during the three month periods ended December 30, 2006 and 2005 and determined that no impairment losses were necessary.

Impairment of assets expense was $0 for the three month period ended September 29, 2007, and $41,139 for the nine month period ended September 29, 2007.  This is attributable to management's decision to write-off several deposits related to redundant processing agreements and leases for premises and equipment.

    Selling and Marketing Expenses. Selling and marketing expenses increased from $28,503 for the three month period ended September 30, 2006 to $103,042 for the three month period ended September 29, 2007, a 262% increase. When comparing the nine month period ended September 29, 2007 to the nine month period ended September 30, 2006, selling and marketing expenses increased $300,906 to $396,420, a 315% increase. The increase is attributable to additional expenses related to attending industry trade shows as well as advertising, promoting and selling our new nFinanSe Discover® Network Cards.

Occupancy and Equipment Costs. Occupancy and equipment costs increased from $379,987 to $585,569 for the year ended September 30, 2005 compared to the year ended September 30, 2006, a 54% increase. This increase was due primarily to subleasing 20,000 square feet of additional office space in our existing building to support our increased staff. Our intention to sublease our existing 10,000 square feet of office space was not realized as planned.

Occupancy and equipment costs increased from $155,517 to $167,181 for the three month period ended December 30, 2006 compared to the three month period ended December 31, 2005, a 7% increase. This increase was due primarily to increased equipment depreciation expense.

Occupancy and equipment expenses remained relatively stable for the three month period ended September 29, 2007, when compared to the same period from a year ago. For the nine month period ended September 29, 2007, occupancy and equipment expenses increased $70,252 to $500,305, from the nine month period in the prior year.  The increase is primarily attributable to an increase in equipment depreciation expense and other miscellaneous occupancy and equipment expenses arising from the growth of our staff, and an increase in office rental expense.

Travel and Entertainment. Travel and entertainment increased from $99,484 for the year ended September 30, 2005 to $165,391 for the year ended September 30, 2006, a 66% increase. This is primarily attributable to our restructuring efforts and the realignment of our business with Discover Financial Services.

Travel and entertainment increased from $41,823 for the three months ended December 31, 2005 to $81,423 for the three months ended December 30, 2006, a 95% increase.  This is primarily attributable to the increase in travel expenses incurred by our increased sales personnel this year versus last year.

Travel and entertainment increased from $46,363 for the three month period ended September 30, 2006 to $116,803 for the three month period ended September 29, 2007, a 152% increase. When comparing the nine month period ended September 30, 2006 to the nine month period ended September 29, 2007, travel and entertainment increased $228,949 to $352,517, a 185% increase. This is primarily attributable to additional travel due to increased attendance at industry trade shows and increased sales calls and the increase in the number of sales personnel in the current nine month period versus the same period in the prior year.

Other Expense. Other expense increased from $327,528 for the year ended September 30, 2005 to $497,186 for the year ended September 30, 2006, a 52% increase. This increase was primarily attributable to increases in bad debt expense of $100,986 and legal settlements totaling $90,000.

Other expense decreased from $157,111 for the three months ended December 31, 2005 to $79,645 for the three months ended December 30, 2006, a 49% decrease.  This decrease was primarily attributable to a decrease in bad debt expense of approximately $105,000.

Other expense increased from $68,836 to $143,863, a 109% increase when comparing the three month period ended September 29, 2007 to the three month period ended September 30, 2006. This increase can be attributed to increases in recruiting expense of $15,600, telecommunications expense of approximately $4,100, dues and subscriptions expense of $14,100 and insurance expense of $25,700.  The increased recruiting expense is related to customer service and sales personnel recruiting.  The increased telecommunications expense is primarily related to the increased sales staff, and an upgrade in service and equipment.  The increases in dues and subscriptions and in insurance expense are primarily attributable to upgraded network security and increased insurance policy limits.

On a nine month basis, other expense decreased from $396,986 to $332,636, a 16% decrease when comparing the period ended September 30, 2006 to the period ended September 29, 2007. This decrease can be attributed to decreases in bad debt expense of approximately $112,500 and legal settlements of $75,000, being somewhat offset by increases in telecommunications expense of $29,600, dues and subscriptions expense of $37,900 and insurance expense of $53,900.  The increased telecommunications expense is primarily related to the increased sales staff and an upgrade in service and equipment.  The increases in dues and subscriptions and in insurance expense are attributable to upgraded network security and increased insurance policy limits.

Loss from Operations. As a result of the trends described above, our loss from operations increased 55% to $8,298,429 in the year ended September 30, 2006 from $5,352,102 for the year ended September 30, 2005.  Our loss from operations increased 3% to $1,790,754 in the three month period ended December 30, 2006 from $1,740,907 for the three month period ended December 30, 2005.  Our loss from operations increased approximately 19% to $2,617,412 in the three month period ended September 29, 2007 from $2,187,323 in the three month period ended September 30, 2006 and increased approximately 15% to $7,523,654 for the nine months ended September 29, 2007 from $6,560,984 for the nine month period ended September 30, 2006.

Other Nonoperating Income and Expense

Gain (Loss) on Derivative Financial Instruments.  We recognized a net gain on our nontrading derivative financial instruments of $3,465,948 for the year ended September 30, 2006, compared to a net loss of $1,620,686 in 2005. We recognized a net gain on our non-trading derivative financial instruments of $634,911 for the three months ended December 31, 2005. We recognized a net loss on our non-trading derivative financial instruments of $997,603 for the three month period ended June 30, 2006, and a loss of $1,429,441 for the six month period ended June 30, 2006. As of September 30, 2006, we no longer had any outstanding derivative financial instrument liabilities and, accordingly, we had no gains or losses on such instruments during the quarters ended December 30, 2006, March 31, 2007 and June 30, 2007.  Derivative financial instruments, as defined in Financial Accounting Standard No. 133, Accounting for Derivative Financial Instruments and Hedging Activities, or FAS 133, consist of financial instruments or other contracts that contain a notional amount and one or more underlying derivatives (e.g. interest rate, security price or other variable), require no initial net investment and permit net settlement. Derivative financial instruments may be free standing or embedded in other financial instruments. Further, derivative financial instruments are initially, and subsequently, measured at fair value and recorded as liabilities or, in rare instances, assets.

The following table illustrates the components of our derivative income (expense):

	Year ended September 30,
	2006	2005
Incremental fair value adjustments to derivative financial instruments	$5,502,444	$(1,620,686)
Day-one derivative losses	(2,036,496)	--
	$3,465,948	$(1,620,686)

Estimating fair values of derivative financial instruments requires the development of significant and subjective estimates that may, and are likely to, change over the duration of the instrument with related changes in internal factors and external market indicators. In addition, option-based techniques are highly volatile and sensitive to changes in our trading market price, which has a high historical volatility. Accordingly, our incremental fair value adjustments reflect the significant decline in the trading market value of our common stock and changes in other important assumptions, such as an increase in our credit risk and increasing market interest rates. In addition, we entered into financing transactions during the year ended September 30, 2006 that resulted in our recognition of embedded derivatives and freestanding derivative warrants at fair values greater than the financing proceeds. Since derivative financial instruments are initially, and subsequently, carried at fair values, we were required to record day-one derivative losses on these financing activities.

We evaluate all of our material financial instruments and contracts for indications of derivatives.  Subsequent to December 30, 2006, we have not had any derivative liabilities.  However, we expect to enter into additional financing and other contracts that may result in our recognition of derivative liabilities and the related earnings volatility caused by fair value measurement.

Gains (Losses) on Debt Extinguishments. During our fiscal year ended September 30, 2006 and the three months ended December 30, 2006, we entered into certain debt exchange and modification agreements that, under current accounting standards, constituted debt extinguishments. Such extinguishments arise when previously issued debt instruments are exchanged for new instruments with materially different terms or in instances where modifications to existing debt agreements materially modify the original terms or material fees are paid to effect the modification. When our debt was extinguished or, in the case of modifications, effectively extinguished, we were required to record the newly issued debt at its fair value which exceeded the carrying value of our existing balances. As a result, we were required to recognize debt extinguishment gains and losses that netted to a gain of $452,299 for the three months ended December 30, 2006 and to a loss of $5,137,817 for the year ended September 30, 2006. There were no debt extinguishment gains and losses for the three and nine months ended September 29, 2007.

Interest Income. Interest income decreased $16,327 from $34,284 for the fiscal year ended September 30, 2005 to $17,737 for the fiscal year ended September 30, 2006, a 70% decrease. This decrease is primarily attributable to $10,000 of interest paid on a note receivable in the year ended September 30, 2005. The remaining balance on that note receivable was written off in the year ended September 30, 2005.

Interest income increased from $6,009 for the three months ended December 31, 2005 to $868,540 for the three months ended December 30, 2006.  This increase is primarily attributable to $863,000 of amortized premium related to the carrying value of our senior secured convertible promissory notes payable, which were converted into Series A Convertible Preferred Stock on December 28, 2006.

For the three month period ended September 29, 2007, interest income was $91,314, an $85,075 increase from the same period in 2006. For the nine month period ended September 29, 2007, interest income was $133,011, a $121,283 increase from the same period in 2006 .These increases are primarily attributable to the interest income received on the overnight investment of the higher bank balances.

Interest Expense. Interest expense increased from $4,159 for the fiscal year ended September 30, 2005, to $1,499,630 for the fiscal year ended September 30, 2006. Substantially all of our interest expense represented noncash amortization of debt discounts that arose when we allocated proceeds from our financing transactions to other securities issued in connection with the respective financings, such as warrants, and derivative features embedded in the debt instruments. We amortized debt discounts and premiums using the effective interest rate method where charges and credits are charged to interest expense and interest income.

Interest expense increased from $1,501 for the three months ended December 31, 2005, to $169,698 for the three months ended December 30, 2006.  Substantially all of our interest expense represented interest accrued on notes payable that were converted to Series A Convertible Preferred Stock on December 28, 2006.

We incurred approximately $1,292,487 and $1,498,128 in interest expense during the respective the three month and the nine month periods ended September 30, 2006.  Substantially all of this interest expense represented non-cash amortization of debt discounts that arose when we allocated proceeds from our financing transactions to other securities issued in connection with these respective financings, such as warrants and derivative features embedded in the debt instruments. We amortized debt discounts and premiums using the effective method where charges and credits are charged to interest expense and interest income, respectively.  We have incurred $1,216 of interest expense for the three month and nine month period ending September 29, 2007 as a result of an insurance premium financing.

Gain from Settlement of Litigation. Gain from settlement of litigation declined from $60,000 for the fiscal year ended September 30, 2005 to $0 for the fiscal year ended September 30, 2006.

Registration Rights Penalties. Registration rights penalties represent estimated penalties due to investors when we are delayed in the filing of registration statements or achieving effectiveness thereof. We record registration penalties when they are both probable of being incurred and reasonably estimable, and as a result penalties of $98,649 and $209,718 were recognized during the fiscal year ended September 30, 2006 and the three months ended December 31, 2005, respectively. Registration rights adjustments occurred in the three month period ended September 30, 2006, resulting in gains for both the three month and the nine month periods ended September 30, 2006.  The Company had previously recorded registration rights penalties as they arose from amounts due to investors because we were late in completing the registration of certain common shares and warrants sold to investors in two private placements.  Because of a change in estimate regarding the penalties that would be incurred, registration rights gains were $395,600 and $111,069 for the three month period and nine month period ended September 30, 2006, respectively.  We have incurred no registration rights penalties during the first nine months of 2007, nor do we currently have any agreements for which we believe would incur registration rights penalties.

Loss from Continuing Operations. Loss from continuing operations was $11,550,840 for the fiscal year ended September 30, 2006, or $4,573,079 higher than the prior fiscal year. As mentioned above, we recorded substantial noncash expenses in 2006 that were primarily responsible for the increased loss.

Loss from continuing operations was $669,614 for the three months ended December 30, 2006, or $641,592 lower than the same period in the prior year.  As mentioned above, we recorded substantial noncash income in 2006 that was primarily responsible for the decreased loss.

Loss from continuing operations was $2,527,314 for the three months ended September 29, 2007, or $1,424,534 lower than the three months ended September 30, 2006.   For the nine months ended September 29, 2007, loss from continuing operations was $7,364,616, or $2,875,017 lower than the nine months ended September 30, 2006.

Loss from Discontinued Operations. During the fourth quarter of the fiscal year ended September 30, 2006, we discontinued our prepaid calling card business and, accordingly, our financial statements for all periods presented have been restated to reflect the prepaid calling card business as a discontinued operation.  Loss from discontinued operations was $3,238,801 for the year ended September 30, 2006, or $2,798,627 higher than the prior year. This loss is attributable to cessation of our telecom business which had nine additional months of operations in the fiscal year ended September 30, 2006 than in the fiscal year ended September 30, 2005. We ceased our telecom business operations in September 2006. (See note A to our Consolidated Financial Statements.) Approximately $741,400 of the fiscal year 2006 loss is attributable to the write-down of the discontinued operation’s assets to fair value.

Loss from our discontinued operations was $47,456 for the three months ended December 30, 2006 or $612,202 lower than the prior year.  The decreases are attributable to cessation of our telecom business operations in September 2006.

We did not experience a loss from our discontinued operations for the three months ended September 29, 2007 versus a loss of $1,437,949 for the same period of the prior year.  Loss from our discontinued operations was $8,689 for the nine months ended September 29, 2007 versus a loss of $2,579,144 for the same period of the prior year.  Fiscal 2007 losses related to telecommunications expenses of fiscal 2006 that were unknown to exist, and therefore not accrued,  at the time operations were discontinued.

    Liquidity and Capital Resources.   From inception to September 29, 2007, we have raised net proceeds of $29,549,943 from financing activities. We used these proceeds to fund operating and investing activities. During the nine month period ended September 29, 2007, we secured net proceeds of approximately $8,429,116 through sales of certain of our equity instruments and we had a cash balance of $1,149,075 as of January 31, 2008.  Because we believe we have the ability to raise capital when necessary, and that our results of operations will reflect significant improvements through the next fiscal year, we believe that we will have adequate cash resources to fund our normal and recurring operating commitments for the next twelve months. However, we have incurred significant losses and negative cash flows from operations since our inception, and as a result no assurance can be given that our operations will generate adequate cash to meet our commitments and/or that we will be successful in attaining profitable operations (especially when one considers the problems, expenses and complications frequently encountered by entrance into established markets and the competitive environment in which we operate).

In addition, we may require short-term asset-based financing to fund our operations as a result of our projected growth in receivables and inventories, and there can be no assurance that we will be able to generate adequate proceeds from any such financings or that such financings will be available on terms suitable to us

Finally, we may need significant additional capital or debt financing to fund our operations in the long term and/or to include the filing of performance bonds with most states, related to our licensing initiative, that will require cash collateral of approximately $5 million.  We expect to finance these needs principally through public or private equity offerings and through debt financings.  We may also pursue strategic partnerships and collaborations and licensing arrangements when appropriate.  We may decide to raise the capital in more than one transaction based on market conditions and business circumstances.  Although we are confident of our business plan, we have experienced unforeseen difficulties with implementing our plans in the past and there can be no assurance that unforeseen difficulties can be avoided going forward.  This fact alone could hamper our ability to raise the funds necessary to permit us to continue as a going concern for a reasonable period of time. If we are able to raise the funds, the terms and conditions may be highly dilutive to existing stockholders.

Changes in Number of Employees and Location. We anticipate that the development of our business will require the hiring of a substantial number of additional employees in sales, operations and customer service.  We have relocated to an approximately 11,400 square foot office in the greater Tampa, Florida area because we believed that our former location in Bradenton, Florida made recruiting quite difficult due the demographics of the area. The lease commenced upon our move-in date in October 2007. The total minimum rentals, exclusive of sales taxes and CAM charges, over the five year lease obligation are approximately $740,000. After our move to the Tampa location, we vacated the leased premises in Bradenton, Florida, however we will remain liable for the full amount of rent payable to our Bradenton offices. As mentioned under DESCRIPTION OF PROPERTY above, we have recognized an expense and liability for the fair value of the net remaining lease rentals at the Bradenton locations (i.e. the future minimum lease payments below minus estimated sublease rentals we reasonably can expect to receive) during the quarter ended December 31, 2007.  In addition, we impaired approximately $30,000 of leasehold improvements upon abandonment of the facility. We did not incur any other significant costs as a result of our move to our new facility.

Off-Balance-Sheet Arrangements

Operating Leases. We are obligated under operating lease agreements for our Tampa, Florida office facilities through October 31, 2012, and the vacated Bradenton, Florida office facilities through December 31, 2008. Future minimum lease payments under these leases are approximately as follows as of September 29, 2007:

Twelve months ending September	Amounts

2008	$355,500
2009	233,500
2010	199,500
2011	203,900
2012	208,400
Thereafter	17,500

Total	$1,218,300

Employment Agreements. At September 29, 2007, we were obligated under the following employment agreements:

    The employment agreement with our Chief Executive Officer, Jerry R. Welch, has a term from September 5, 2006 to December 31, 2008 and provides him with an annual salary of $235,000. The agreement is to be automatically renewed indefinitely for succeeding terms of two years unless otherwise terminated in accordance with the agreement. Additionally, Mr. Welch received the option to purchase approximately 603,400 shares of our common stock at $1.50 per share (the “Option Shares”), which when using Black-Scholes results in an aggregate fair value of approximately $845,000. This amount is being recognized as stock-based compensation on a straight line basis as the options vest. The grant was equal to 4.25% of our total outstanding shares, options and warrants as of December 28, 2006 (the date we completed the permanent financing required for the grant of such options). The Option Shares are divided into 28 equal installments. The first six installments vested on February 28, 2007 and additional installments vest on the final day of each month through December 31, 2008. Notwithstanding this vesting schedule, the options will be immediately fully vested and exercisable in the event of a change in control (as defined in the agreement), and/or the death or total disability of Mr. Welch during the term of his employment. To the extent it is not previously exercised, the option terminates on the earlier of (i) the date ten years following the grant date or (ii) at the date 12 months following the cessation of Mr. Welch’s employment with us. Mr. Welch also receives a performance-based bonus and certain medical and other benefits. If we terminate Mr. Welch without cause, we will be required to pay severance to him in the amount of compensation and benefits he would have otherwise earned in the remaining term of the agreement or twelve months, whichever period is shorter.

    On July 12, 2007, Mr. Welch was awarded 197,855 stock options at $3.40 per share, which when using Black-Scholes results in an aggregate fair value of approximately $619,000. The grant was equal to approximately 4.25% of the shares of our total stock and warrants issued under the June 29, 2007 Securities and Purchase Agreements. These options vest in 28 equal installments. The first eleven installments vested on July 31, 2007 and accordingly at that time 11/28 of the aforementioned stock-based compensation was recognized as compensation expense. The remaining compensation expense is being recognized on a straight line basis as additional installments vest on the final day of each month through December 31, 2008. Notwithstanding this vesting schedule, the options will be immediately fully vested and exercisable in the event of a change in control (as defined in the agreement), and/or the death or total disability of Mr. Welch during the term of his employment. To the extent it is not previously exercised, the option terminates on the earlier of (i) the date ten years following the grant date or (ii) at the date 12 months following the cessation of Mr. Welch’s employment with us.

    The employment agreement with our Chief Financial Officer, Raymond Springer, has a term from September 5, 2006 to December 31, 2008 and provides him with an annual salary of $185,000. Additionally, Mr. Springer received the option to purchase approximately 284,000 shares of our common stock at $1.50 per share (the “Option Shares”), which when using Black-Scholes results in an aggregate fair value of approximately $400,000. This amount is being recognized as stock-based compensation on a straight line basis as the options vest. This grant was equal to 2.0% of the outstanding shares of our total outstanding shares, options and warrants on December 28, 2006 (the date we completed the permanent financing required for the grant of such shares). The Option Shares are divided into 28 equal installments. The first six installments vested on February 28, 2007, and additional installments vest on the final day of each month through December 31, 2008. Notwithstanding this vesting schedule, the options will be immediately fully vested and exercisable in the event of a change in control (as defined in the agreement), and/or the death or total disability of Mr. Springer during the term of his employment. To the extent it is not previously exercised, the option terminates on the earlier of (i) the date ten years following the grant date or (ii) at the date 12 months following the cessation of Mr. Springer’s employment with us. Mr. Springer also receives a performance-based bonus and certain medical and other benefits. If we terminate Mr. Springer without cause, we will be required to pay severance to him in the amount of compensation and benefits he would have otherwise earned in the remaining term of the agreement or twelve months, whichever is shorter.

    On July 12, 2007, Mr. Springer was awarded 93,108 stock options at $3.40 per share, which when using Black-Scholes results in an aggregate fair value of approximately $291,000. The grant was equal to approximately 2.00% of the shares of our total stock and warrants issued under the June 29, 2007 Securities and Purchase Agreements. These options vest in 28 equal installments. The first eleven installments vested on July 31, 2007 and accordingly at that time 11/28 of the aforementioned stock-based compensation was recognized as compensation expense. The remaining compensation expense is being recognized on a straight line basis as additional installments vest on the final day of each month through December 31, 2008. Notwithstanding this vesting schedule, the options will be immediately fully vested and exercisable in the event of a change in control (as defined in the agreement), and/or the death or total disability of Mr. Springer during the term of his employment. To the extent it is not previously exercised, the option terminates on the earlier of (i) the date ten years following the grant date or (ii) at the date 12 months following the cessation of Mr. Springer’s employment with us.

    In addition to the above at December 30, 2006, we were obligated under an employment agreement with our previous Chairman of the Board of Directors and Chief Executive Officer, Clifford Wildes. The agreement was terminated on January 29, 2007. As consideration for such termination and accrued vacation owed to Mr. Wildes of approximately $90,000, we agreed to pay him a total sum of $250,000 over a period of nine months. At September 29, 2007, the amounts owed to Mr. Wildes under this arrangement were completely satisfied and there was no remaining liability.

Service and Purchase Agreements. We have entered into renewable contracts with Discover Financial Services, our card network, Metavante, our processor, and Palm Desert National Bank and First National Bank and Trust (“FB&T”), our card issuing banks, that have initial expiration dates from June 2009 through October 2011. Since the majority of the fees to be paid are contingent primarily on card volume, it is not possible to calculate the amount of the future commitment on these contracts. The Metavante and FNB&T agreements include a monthly minimum payment of $5,000.

Purchase Commitments. As of September 29, 2007, we had purchase commitments for card inventory, including plastic, collateral material and fees totaling approximately $2,000,000, all of which is anticipated to be paid by the first quarter of 2008.

Critical Accounting Policies

Revenue Recognition

We generate the following types of revenues:

•	Wholesale fees, which arise from sales and activation of our SVCs.

•	Transaction fees, which arise from the use of and loading of cash onto SVCs.

•	Maintenance fees, which arise from keeping the SVCs active on a monthly basis.

In general, our revenue recognition policy for our product fees and services is consistent with the criteria set forth in Staff Accounting Bulletin 104, Revenue Recognition in Financial Statements, or SAB 104, for determining when revenue is realized or realizable and earned. In accordance with the requirements of SAB 104, we recognize revenue when (1) persuasive evidence of an arrangement exists, (2) delivery has occurred, (3) our price to the buyer is fixed or determinable, and (4) collectibility of the receivables is reasonably assured. More specifically, revenue for our SVCs is recognized when shipped and before the discontinuance of our telecom operations, revenue for our prepaid telephone card sales was recognized when the products were used. Costs of revenue, including the cost of printing the SVCs, are recorded at the time revenue is recognized.

Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires us to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements. The reported amounts of revenues and expenses during the reporting period may be affected by the estimates and assumptions we are required to make. Estimates that are critical to the accompanying consolidated financial statements arise from our belief that we will generate adequate cash to continue as a going concern, that all long-lived assets are recoverable and that the resolution of certain litigation (see Legal Proceedings) will not adversely impact our financial position and/or results of operations.  In addition, stock based compensation expense represents a significant estimate.  The markets for our products are characterized by intense competition, rapid technological development, evolving standards, short product life cycles and price competition, all of which could impact the future realization of our assets. Estimates and assumptions are reviewed periodically and the effects of revisions are reflected in the period that they are determined to be necessary. It is at least reasonably possible that our estimates could change in the near term with respect to these matters.

Stock-Based Compensation

Prior to January 1, 2006, we used Financial Accounting Standard No. 148, Accounting for Stock-Based Compensation — Transition and Disclosure, or FAS 148, to account for our stock-based compensation arrangements. It amended the disclosure provisions of Financial Accounting Standards Board Statement No. 123, Share-Based Payments or FAS 123, to require prominent disclosure about the effects on reported net income of an entity’s accounting policy decisions with respect to stock-based employee compensation. Through December 31, 2005, as permitted by FAS 123 and amended by FAS 148, we used the intrinsic value method under Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, to account for our stock-based employee compensation arrangements. Effective January 1, 2006, we began applying FAS 123(R), to account for our stock-based compensation arrangements. This statement requires us to recognize compensation expense in an amount equal to the fair value of shared-based payments, such as stock options, granted to employees.

We elected to apply FAS 123(R) using a modified prospective method. Under this method, we are required to record compensation expense (as previous awards continued to vest) for the unvested portion of previously granted awards that remained outstanding at the date of adoption.

With respect to nonemployee stock options that vest at various times and have no significant disincentives for nonperformance and/or specific performance commitments, we follow the guidance in Emerging Issues Task Force Issue No. 96-18. Pursuant to this standard, the value of these options is estimated at various reporting dates and finally measured at the respective vesting date(s) of the options (or the date on which the consultant’s performance is complete).

The expense for each group of options is recognized ratably over the vesting period for each group, and the estimated value of any unvested options is updated at such time. As a result, under these arrangements, our initial and periodic recording of stock-based compensation expense represents an estimate for which changes are reflected in the period that they are determined to be necessary.

Long-Lived Assets

In accordance with Financial Accounting Standard No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," (“FAS 144”) we evaluate the recoverability of long-lived assets and the related estimated remaining lives when events or circumstances lead management to believe that the carrying value of an asset may not be recoverable.  We believe our long-lived assets are recoverable.

Convertible Debt and Equity Securities Issued with Registration Rights Agreements

In connection with the sale of debt or equity securities, we may enter into registration rights agreements that generally require us to file registration statements with the SEC to register common shares that may be issued on conversion of debt or preferred stock to permit resale of common shares previously sold under an exemption from registration or to register common shares that may be issued on exercise of outstanding options or warrants. The agreements typically require us to pay damages, in the form of contractually stipulated penalties, for any delay in filing the required registration statements or in the registration statements becoming effective, maintaining effectiveness or, in some instances, maintaining a listing of our common stock. These damages are usually expressed as a fixed percentage, per month, of the original proceeds we received on issuance of the debt, preferred stock, common shares, options or warrants. We account for any such penalties as contingent liabilities, applying the accounting guidance of Financial Accounting Standard No. 5, Accounting for Contingencies, or FAS 5.  This accounting is consistent with FASB Staff Position FSP EITF 00-19-2, Accounting for Registration Payment Arrangements, which was issued on December 21, 2006. Accordingly, we recognize any damages when it becomes probable that they will be incurred and when amounts are reasonably estimable.

Impact of Recently Issued Accounting Pronouncements

In December 2007, the FASB issued Financial Accounting Standard No. 160, Noncontrolling Interests in Consolidated Financial Statements—an amendment of ARB No. 51 (“FAS 160”). FAS 160 requires that a noncontrolling interest in a subsidiary be reported as equity and the amount of consolidated net income specifically attributable to the noncontrolling interest be identified in the consolidated financial statements. It also calls for consistency in the manner of reporting changes in the parent’s ownership interest and requires fair value measurement of any noncontrolling equity investment retained in a deconsolidation.  FAS 160 is effective for fiscal years beginning after December 15, 2008, with early adoption prohibited. The Company will evaluate the impact the adoption of FAS 160 will have on its consolidated financial statements.

In December 2007, the FASB issued Financial Accounting Standard No. 141 (revised 2007), Business Combinations (“FAS 141R”). FAS 141R broadens the guidance of FAS 141, extending its applicability to all transactions and other events in which one entity obtains control over one or more other businesses. It broadens the fair value measurement and recognition of assets acquired, liabilities assumed, and interests transferred as a result of business combinations. FAS 141R expands on required disclosures to improve the statement users’ abilities to evaluate the nature and financial effects of business combinations. FAS 141R applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008, and interim periods within those fiscal years. FAS 141R is effective for fiscal years beginning after December 15, 2008, with early adoption prohibited. The Company does not expect the adoption of FAS 141R to have a material effect on its consolidated financial statements.

In May 2005, the FASB issued Financial Accounting Standard No. 154, Accounting Changes and Error Corrections, or FAS 154.  FAS 154 applies to all voluntary changes in accounting principle and to changes required by an accounting pronouncement that do not include explicit transition provisions.  FAS 154 requires that changes in accounting principle be retroactively applied, instead of including the cumulative effect in the income statement.  The correction of an error will continue to require financial statement restatement.  A change-in-accounting estimate will continue to be accounted for in the period of change and in subsequent periods, if necessary.  FAS 154 is effective for fiscal years beginning after December 31, 2005.  The adoption of this Statement did not have a material impact on our financial condition or results of operations.

In June 2005, the EITF reached a consensus on Issue 05-6, “Determining the Amortization Period for Leasehold Improvements,” which requires that leasehold improvements acquired in a business combination or purchased subsequent to the inception of a lease be amortized over the lesser of the useful life of the assets or a term that includes renewals that are reasonably assured at the date of the business combination or purchase. EITF Issue 05-6 is effective for periods beginning after June 29, 2005. Earlier application is permitted in periods for which financial statements have not been issued. The adoption of this Issue did not have an impact on our financial statements.

In February 2006, the FASB issued Financial Accounting Standard No. 155, Accounting for Certain Hybrid Financial Instruments, an amendment of Financial Accounting Standard Nos. 133 and 140, or FAS 155, to simplify and make more consistent the accounting for certain financial instruments. FAS 155 amends FAS 133 to permit fair value remeasurement for any hybrid financial instrument with an embedded derivative that otherwise would require bifurcation, provided that the whole instrument is accounted for on a fair value basis. FAS 155 amends FAS 140, “Accounting for the Impairment or Disposal of Long-Lived Assets”, to allow a qualifying special-purpose entity to hold a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. FAS 155 applies to all financial instruments acquired or issued after the beginning of an entity’s first fiscal year that begins after September 15, 2006, with earlier application allowed. This standard is not expected to have a significant effect on our financial statements.

In March 2006, the FASB issued Financial Accounting Standard No. 156, Accounting for Servicing of Financial Assets, an amendment of FASB Statement No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities, or FAS 156. This statement requires all separately recognized servicing assets and servicing liabilities to be initially measured at fair value, if practicable, and permits for subsequent measurement using either fair value measurement with changes in fair value reflected in earnings or the amortization and impairment requirements of FAS 140. The subsequent measurement of separately recognized servicing assets and servicing liabilities at fair value eliminates the necessity for entities that manage the risks inherent in servicing assets and servicing liabilities with derivatives to qualify for hedge accounting treatment and eliminates the characterization of declines in fair value as impairments or direct write-downs. FAS 156 is effective for an entity’s first fiscal year beginning after September 15, 2006.  This statement is not expected to have a significant effect on our financial statements.

In June 2006, the FASB issued FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes, or FIN 48 which clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with FAS 109, Accounting for Income Taxes.  This interpretation prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. FIN 48 is effective for fiscal years beginning after December 15, 2006. This statement is not expected to have a significant effect on our financial statements. In September 2006, the FASB issued Financial Accounting Standard No. 157, “Fair Value Measurements,” or FAS 157. This Statement defines fair value, establishes a framework for measuring fair value in accordance with generally accepted accounting principles and expands disclosures about fair value measurements. This statement applies under other accounting pronouncements that require or permit fair value measurements as the FASB previously concluded in those accounting pronouncements that fair value is a relevant measurement attribute. Accordingly, this Statement does not require us to develop or report any new fair value measurements. This Statement is effective for financial statements for fiscal years beginning after November 15, 2007. Earlier application is permitted provided that the reporting entity has not yet issued financial statements for that fiscal year. This statement did  not  have a significant effect on our financial statements.

In September 2006, the FASB issued Financial Accounting Standard No. 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans, an amendment of FASB Statement Nos. 87, 88, 106, and 132(R), or FAS 158. This Statement requires an employer that is a business entity and sponsors one or more single-employer defined benefit plans to (a) recognize the funded status of a benefit plan—measured as the difference between plan assets at fair value (with limited exceptions) and the benefit obligation—in its statement of financial position; (b) recognize, as a component of other comprehensive income, net of tax, the gains or losses and prior service costs or credits that arise during the period but are not recognized as components of net periodic benefit cost pursuant to FAS 87, Employers’ Accounting for Pensions, or FAS 106, Employers’ Accounting for Postretirement Benefits Other Than Pensions; (c) measure defined benefit plan assets and obligations as of the date of the employer’s fiscal year-end statement of financial position (with limited exceptions); and (d) disclose in the notes to financial statements additional information about certain effects on net periodic benefit cost for the next fiscal year that arise from delayed recognition of the gains or losses, prior service costs or credits, and transition assets or obligations.  An employer with publicly traded equity securities is required to initially recognize the funded status of a defined benefit postretirement plan and to provide the required disclosures as of the end of the fiscal year ending after December 15, 2006. This statement did not  have a significant effect on our financial statements.

On February 15, 2007, the FASB issued Financial Accounting Standard No. 159, The Fair Value Option for Financial Assets and Financial Liabilities, including an amendment of FASB Statement No. 115, or FAS 159, which creates a fair-value option allowing an entity to irrevocably elect fair value as the initial and subsequent measurement attribute for certain financial assets and financial liabilities, with changes in fair value recognized in earnings as they occur. FAS 159 also requires an entity to report those financial assets and financial liabilities measured at fair value in a manner that separates those reported fair values from the carrying amounts of assets and liabilities measured using another measurement attribute on the face of the statement of financial position. Lastly, FAS 159 requires an entity to provide information that would allow users to understand the effect on earnings of changes in the fair value on those instruments selected for the fair-value election. SFAS 159 is effective for fiscal years beginning after November 15, 2007, with early adoption permitted. We have not yet determined the effect that the implementation of FAS 159 will have on our results of operations or financial condition.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table sets forth the respective names, ages and positions of our directors and executive officers.

Directors serve until the next annual meeting of the stockholders, until their successors are elected or appointed and qualified, or until their prior resignation or removal. Our executive officers are appointed by, and serve at the discretion of, our Board of Directors.

Name	Age	Position(s)

Jerry R. Welch	57	Chief Executive Officer and Chairman of the Board
Benjamin J. Bond	65	Director, Audit Committee Chairman
Joseph D. Hudgins	52	Director, Compensation Committee Chairman
Mark Brewer	49	Director, Audit Committee Member, and Compensation Committee Member
Bruce E. Terker	53	Director
Ernest W. Swift	62	Director
Raymond P. Springer	57	Chief Financial Officer
Daniel W. Davis	38	Chief Technology Officer

There are no material proceedings known to us to which any of our directors, officers or affiliates, or any owner of record or beneficially of more than 5% of any class of our voting securities, or any affiliate of such persons, is a party adverse to us or has a material interest adverse to our interests. The following brief biographies contain information about our directors and our executive officers. The information includes each person’s principal occupation and business experience for at least the past five years. This information has been furnished to us by the individuals named. There are no family relationships known to us between the directors and executive officers. We do not know of any legal proceedings that are material to the evaluation of the ability or integrity of any of the directors or executive officers.

Executive Officers and Directors

Jerry R. Welch, Chief Executive Officer since September 5, 2006 and Chairman of the Board since January 29, 2007, was the Chairman of the Board of Picture People Inc., a chain of 320 portrait studios, from October 2005 until October 2006. From 1995 through 2005, Mr. Welch served as CEO of FAO Schwarz Inc. and its predecessor companies, which filed for reorganization under Chapter 11 of the bankruptcy code in January 2003 and in December 2003.

Benjamin J. Bond, Director since 2004 and Audit Committee Chairman since January 2007, is a certified public accountant.  For the past 10 years, Mr. Bond has been in private accounting practice specializing in tax and consulting.  Prior to his current private accounting practice, Mr. Bond held various financial management jobs in accounting and auditing at several public companies.

Joseph D. Hudgins, Director since October 1, 2005 and Compensation Committee Chairman since January 2007, has over 25 years’ experience in the banking industry. Mr. Hudgins is Executive Vice President of First National Bank of Pennsylvania in Sarasota, where he manages operations in Florida. Mr. Hudgins was Senior Vice President - Senior Commercial Real Estate Lender at First Third Bank of Florida from January 2005 to August 2005 and was President and Chief Executive Officer at First National Bank of Florida from January 2001 through December 2004. Mr. Hudgins was President of First National Bank of Florida (formerly known as West Coast Branch) from 1992 through 2003.

Mark Brewer, Director, Audit Committee Member and Compensation Committee Member since 2002, has served as the Marketing Director for One World Nutrition, a nutritional supplement company, since January 2003. He is the Managing Director of Novus Capital Investment Fund.  Since May of 2002, he has served as Vice President of Lighthouse II, Inc., a marketing company.  From 1997 to 2002, Mr. Brewer was President of HydroMaid International, manufacturers of water-powered disposal units.

Bruce E. Terker,Director since November 8, 2007, is a co founder and partner in Geewax, Terker and Company, a registered investment advisor catering to the institutional investor marketplace.  Mr. Terker is also founder of Ballyshannon Partners, L.P., a venture capital and private equity firm which was formed in 1993.

Ernest W. Swift,Director since November 30, 2007, is Professor Emeritus of Finance at the J. Mack Robinson College of Business at Georgia State University, where he taught in the Finance Department for 27 years.  Since his retirement from Georgia State University in 2002, Mr. Swift has served as a Principal Consultant at Northern Light Consulting, a financial services training and consulting firm.

Raymond P. Springer, Chief Financial Officer since September 5, 2006.  From 1999 to 2003, Mr. Springer served as the Chief Financial Officer of FAO, Inc.  From 2003 to August 2006, Mr. Springer worked as a strategic consultant to a major private equity firm and to certain other commercial firms.

Daniel W. Davis, Chief Technology Officer since September 2005.  Prior to joining nFinanSe, Mr. Davis founded Switching Solutions, Inc. (SSI) in August 2002.  Prior to that, he served as COO of Tel-Ops LLC from December 2000 and Galaxy Long Distance, Inc. from February 1996.  He has over 17 years of expertise in telecommunications operations, engineering and software development, most recently, with the POS software development in the prepaid card industry.

Board Matters

The Board has determined that Messrs. Bond, Brewer and Hudgins are “independent” directors as defined by Rule 4200(a)(15) of the NASD listing standards and as defined by Rule 10A-3(b)(1)(ii) promulgated by the SEC.

Committees of the Board of Directors

The Board has a standing Audit Committee and Compensation Committee.

Audit Committee

Our Board has established a separately designated stand alone Audit Committee. The primary function of the Audit Committee as stated in its charter is to assist the Board in fulfilling its oversight responsibilities relating to monitoring the quality, reliability and integrity of our external financial reporting process, the adequacy of our internal controls particularly with respect to our compliance with legal and regulatory requirements and corporate policy, and the independence and performance of our registered public accounting firm, which is ultimately accountable and must report directly to the Audit Committee.

The current members of the Audit Committee are Mr. Bond, who serves as Chairman, and Mr. Brewer.  All members of the Audit Committee are “independent” as independence is defined in Rule 4200(a)(15) of the NASD listing standards and as defined by Rule 10A-3(b)(1)(ii) promulgated by the SEC. Mr. Bond has been determined by the Audit Committee to be an “audit committee financial expert” as defined by the Audit Committee’s charter in accordance with rules promulgated by the SEC.

Compensation Committee

The current members of the Compensation Committee are Mr. Hudgins, who serves as Chairman, and Mr. Brewer.  All members of the Compensation Committee are independent within the meaning of Rule 10A-3(b)(1)(ii) promulgated by the SEC and Rule 4200(a)(15) promulgated by the NASD.

The purpose of the Compensation Committee is to regularly monitor the effectiveness of management policies and decisions including the execution of our strategies, in order to ensure that we represent the stockholders’ interests, including optimizing long-term financial returns. The Compensation Committee also reviews and makes recommendations to the Board on employment and business consultant matters, including levels of compensation—specifically, the performance and level of compensation of our officers and top management personnel—and reviews and makes recommendations to the Board on the operation, performance and administration of our equity compensation plans.

Director Nomination Process

We do not have a standing nominating committee or a charter with respect to the nominating process. The Board believes that it is not necessary to have such a committee because its size and composition allow it to adequately identify and evaluate qualified candidates for directors. By resolution, the Board has adopted a policy regarding director nominations. Under this policy, a majority of our independent directors, within the meaning of Rule 10A-3(b)(1)(ii) promulgated by the SEC and Rule 4200(a)(15) promulgated by the NASD, consider and recommend to the whole Board the potential director nominees.

In considering candidates for nomination, the Board shall seek individuals who demonstrate strength of character, mature judgment and the ability to work collegially with others. Furthermore, it is the policy of the Board that it endeavor to have directors who collectively possess a broad range of skills, expertise, industry and other knowledge and business and other experience useful to the effective oversight of our business; therefore, in considering whether to nominate a person for election as a director, the independent directors and the Board will consider, among other factors, the contribution such person can make to the collective competencies of the Board based on such person’s background. In determining whether to nominate a current director for reelection, the Board will take into account these same criteria as well as the director’s past performance, including his or her participation in and contributions to the activities of the Board.

Ethics policy for senior officers

The Board has adopted an ethics policy for our senior officers, including our chief executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A copy of the ethics policy for senior officers can be obtained from our website, http://www.nfinanse.com, without charge.

EXECUTIVE COMPENSATION

Officer Compensation

The following summary compensation table sets forth information concerning compensation for services rendered in all capacities for the fiscal years ended September 30, 2006 and December 29, 2007, awarded to, earned by, or paid to (i) all individuals serving as our principal executive officer or acting in a similar capacity during the last completed fiscal year, regardless of compensation level; (ii) our two most highly compensated executive officers other than the principal executive officer who were serving as executive officers at the end of the last completed fiscal year; and (iii) up to two additional individuals for whom disclosure would have been provided but for the fact that the individual was not serving as an executive officer at the end of the last completed fiscal year.  These individuals are referred to in this registration statement as the Named Executive Officers.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Jerry R. Welch, Chief Executive Officer and Director	2007 2006	235,000 19,583	32,900 -	- -	829,657 -	- -	- -	1,548 -	1,099,105 19,583
Raymond P. Springer Chief Financial Officer	2007 2006	185,000 15,417	27,100 -	- -	390,446 -	- -	- -	7,548 500	610,094 15,417
Daniel Davis, Chief Technology Officer	2007 2006	165,000 114,570	- -	- -	91,172 137,410	- -	- -	6,302 4,900	262,474 256,880
Clifford Wildes, Former Chief Executive Officer	2007 2006	269,499 212,760	- -	- -	- 547,463	- -	- -	129 9,000	269,628 769,223
Erik Jensen, Former President	2007 2006	54,269 150,854	- -	- -	- 257,700	- -	- -	- 6,000	54,359 414,554

On January 18, 2007, the Board approved option grants to Messrs. Welch, Springer and Davis in the amounts of 603,416, 283,960 and 60,000 options.  Mr. Welch’s and Mr. Springer’s option grants were made pursuant to their respective employment agreements and have an exercise price of $1.50 per share with 6/28 of the options vesting on February 28, 2007 and 1/28 of the options vesting on the last day of each month thereafter. Mr. Davis’s options are exercisable at $1.50 per share with 1/3 of the options vesting on January 18, 2008 and 1/36 of the options vesting on the 18th day of each of the following 24 months.

On July 12, 2007, the Board approved option grants to Messrs. Welch and Springer in the amounts of 197,855 and 93,108 options, respectively.  Mr. Welch’s and Mr. Springer’s option grants were made pursuant to their respective employment agreements and have an exercise price of $3.40 per share with 11/28 of the options vesting on July 31, 2007 and 1/28 of the options vesting on the last day of each month thereafter.

On August 8, 2007, the Company awarded 15,000 stock options to Mr. Davis at $3.30 per share.  These options will vest over three years and will expire on August 8, 2017.

In addition, pursuant to their respective employment agreements, Messrs. Welch and Springer received cash bonuses of $32,900 and $27,100, representing a pro rata bonus calculation from September 5, 2006 to December 30, 2006.

            During the transitional period of October 1, 2006 through December 30, 2006, Mr. Welch received $60,298 in total compensation, $58,750 as salary and $1,548 as all other compensation.  Mr. Springer received $49,298 in total compensation, $46,250 as salary and $3,048 as all other compensation.  Mr. Davis received $43,052 in total compensation, $41,250 as salary and $1,802 as all other compensation.  Mr. Wildes received $129 of total compensation as all other compensation and Mr. Jensen received $90 of total compensation as all other compensation.

Outstanding Equity Awards at Fiscal Year-End

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Jerry R. Welch Chief Executive Officer	341,572 76,511	261,844(1) 121,344(1)	- -	$1.50 $3.40	01/07/17 07/11/17	- -	- -	- -	- -
Raymond P. Springer Chief Financial Officer	100,754 36,005	123,232(1) 57,103(1)	- -	$1.50 $3.40	01/07/17 07/11/17	- -	- -	- -	- -
Daniel Davis, Chief Technology Officer	20,000 17,500	60,000(2) 15,000(3)	- - - -	$1.50 $3.30 $11.00 $8.20	01/17/17 08/07/17 07/17/10 06/30/11	- - - -	- - - -	- - - -	- - - -
Clifford Wildes, Former Chief Executive Officer	162,500 5,000	- -	- -	$4.00 $4.00	09/30/09 10/12/09	- -	- -	- -	- -
Erik Jensen, Former President	18,750 37,500 5,000	- - -	- - -	$7.00 $4.00 $4.00	06/30/11 09/30/10	- -	- -	- -	- -
(1)
The options vest 1/28 of the original grant on the last day of each month through December 31, 2008.  Notwithstanding the vesting schedule, the options will be immediately fully vested and exercisable in the event of a change in control and/or the death or total disability.

(2)
The options become fully vested in three years, one third vests on January 18, 2008 and 1/36 of the original grant vests monthly thereafter.  Notwithstanding the vesting schedule, the options will be immediately fully vested and exercisable in the event of a change in control and/or the death or total disability.

(3)
The options become fully vested in three years, one third on vests August 8, 2008 and 1/36 of the original grant on monthly thereafter.  Notwithstanding the vesting schedule, the options will be immediately fully vested and exercisable in the event of a change in control and/or the death or total disability.

Employment Contracts and Termination of Employment and Change-in-Control Arrangements

We entered into a noncancelable employment agreement with our Chief Executive Officer, Jerry R. Welch, effective September 5, 2006 and effective through December 31, 2008, pursuant to which he will receive an annual salary of $235,000. Additionally, on January 18, 2007, the Board approved an option grant to Mr. Welch in the amount of 603,416 options.  Mr. Welch’s option grant was made pursuant to his employment agreement, and the options have an exercise price of $1.50 per share with 6/28 of the options vesting on February 28, 2007 and 1/28 of the options vesting on the last day of each month thereafter. On July 12, 2007, Mr. Welch was awarded 197,855 stock options at $3.40 per share. The option shares are divided into 28 equal installments. The first eleven installments vested on July 31, 2007 and the remaining options vest on the final day of each month through December 31, 2008. Notwithstanding this vesting schedule, the options will be immediately fully vested and exercisable in the event of a change in control, and/or the death or total disability of Mr. Welch during the term of his employment. To the extent it is not previously exercised, the option terminates on the earlier of (i) the date five years following the grant date or (ii) at the date 12 months following the cessation of Mr. Welch’s employment with us.  Mr. Welch will also be eligible to receive a performance-based bonus and certain medical and other benefits. If we terminate him without cause, we will be required to pay severance to him in the amount of compensation and benefits he would have otherwise earned for the shorter of 12 months or the remaining duration of his contract.

We entered into a noncancelable employment agreement with our Chief Financial Officer, Raymond P. Springer, effective September 5, 2006 and effective through December 31, 2008, pursuant to which he will receive an annual salary of $185,000. On January 18, 2007, the Board approved an option grant to Mr. Springer in the amount of 283,960 options. Mr. Springer’s option grant was made pursuant to his employment agreement, and the options have an exercise price of $1.50 per share with 6/28 of the options vesting on February 28, 2007 and 1/28 of the options vesting on the last day of each month thereafter. On July 12, 2007, Mr. Springer was awarded 93,108 stock options at $3.40 per share.  The option shares are divided into 28 equal installments. The first eleven installments vested on July 31, 2007 and the remaining options vest on the final day of each month through December 31, 2008. Notwithstanding this vesting schedule, the options will be immediately fully vested and exercisable in the event of a change in control, and/or the death or total disability of Mr. Springer during the term of his employment. To the extent it is not previously exercised, the option terminates on the earlier of (i) the date five years following the grant date or (ii) at the date 12 months following the cessation of Mr. Springer’s employment with us.  Mr. Springer will also be eligible to receive a performance-based bonus and certain medical and other benefits. If we terminate him without cause, we will be required to pay severance to him in the amount of compensation and benefits he would have otherwise earned for the shorter of 12 months or the remaining duration of his contract. We also have obligations under other employment agreements; however they have customary and reasonable terms for the respective employees and are generally cancelable on 30 days’ notice.

On January 29, 2007, we entered into a Separation Agreement and Release of Claims with Clifford Wildes, our Chairman of the Board and former Chief Executive Officer, or the Separation Agreement, which supersedes and replaces the Employment Agreement, dated October 1, 2005, between us and Mr. Wildes, or the Employment Agreement.

The Separation Agreement provided that, in lieu of payments and accrued vacation payments set forth in the Employment Agreement, we would pay Mr. Wildes the sum of $250,000, payable in installments as follows: (i) $30,000 on January 29, 2007; (ii) $30,000 each month for three months, with the first payment commencing on February 28, 2007; and (iii) $43,333 each month for three months, with the first payment commencing on May 29, 2007.  All required payments were made and were subject to withholding, in accordance with our uniform payroll practices.  Mr. Wildes will be entitled to COBRA benefits as required by law, and may retain all stock options that have vested as of the date of his termination of employment, in accordance with the terms of such stock option grant. As of the date of Mr. Wildes’ termination of employment, Mr. Wildes was no longer entitled to earn additional options or vest in additional options under our stock option plan. In consideration for the foregoing payments, Mr. Wildes agreed to not compete with us or solicit our employees, customers or clients and released us from all claims with respect to matters arising out of his employment by us, or the termination thereof.

Board Composition and Compensation

The following summary compensation table sets forth information concerning compensation for our Board of Directors for the year ended December 29, 2007.

Name	Fiscal Year	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($) (1)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
Benjamin J. Bond	2007	$31,750	-	$74,619	-	-	-	$106,369
Joseph D. Hudgins	2007	$30,250	-	$74,619	-	-	-	$104,869
Mark Brewer	2007	$31,750	-	$74,619	-	-	-	$106,369
Robert Berlacher (2)	2007	$17,588	-	$42,639	-	-	-	$60,227
Virgil Sandifer, Jr.	2007	-	-	-	-	-	-	-
Bruce E. Terker	2007	-	-	-	-	-	-	-
Ernest W. Swift	2007	-	-	-	-	-	-	-

(1)           As of December 29, 2007, the aggregate number of director option awards outstanding were as follows:  Mr. Bond had 27,500 option awards outstanding, Mr. Hudgins had 22,500 option awards outstanding, Mr. Brewer had 27,500 option awards outstanding, Mr. Berlacher had 10,000 options awards outstanding and Mr. Sandifer had 17,500 option awards outstanding.

(2)    Mr. Berlacher resigned from the Board of Directors effective October 25, 2007.

Nonemployee directors were paid in fiscal 2007 a quarterly stipend of $6,250, $750 per meeting attended and $500 per committee meeting attended.  In addition, each nonemployee director is entitled to receive option grants to purchase 10,000 shares of common stock. These grants were made immediately following the annual meeting and have an exercise price equal to the fair market value on the date of grant. In addition, each nonemployee director was entitled to receive a grant of 2,500 options for the purchase of common stock on the first business day of each quarter of our last fiscal year. However, since there were insufficient options available under the 2004 Stock Incentive Plan, the directors agreed to defer their last two quarterly grants in fiscal 2006 and the first grant on January 1, 2007 until the stockholders approved the 2007 Omnibus Equity Compensation Plan. As a result, each of Messrs. Bond, Hudgins, Brewer and Sandifer received an option to purchase 7,500 shares of common stock at an exercise price of $4.61 per share based on the fair market value on March 1, 2007, the date of stockholder approval.  On March 19, 2007, Messrs. Bond, Hudgins and Brewer received an option to purchase 10,000 shares of common stock at an exercise price of $4.50 per share based upon the stock closing price on March 19, 2007, the date of grant. Each of these options were fully vested.

Mr. Sandifer served as director through March 1, 2007.  Mr. Robert Berlacher served as a director from March 1, 2007 through October 25, 2007.  During his period as director, Mr. Berlacher received fees paid in cash of $17,588.83 and on March 17, 2007 received an option to purchase 10,000 shares of common stock at an exercise price of $4.50 per share based on the stock closing price on March 19, 2007, the date of grant.  These options are fully vested.

Mr. Bruce E. Terker and Mr. Ernest W. Swift joined the Board of Directors in November 2007.  Mr. Terker and Mr. Swift have not received any compensation as of December 31, 2007.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Issuance of Notes, Warrants and Shares of Series A Preferred Stock to Holders of 5% or More of our Securities and their Affiliates

On August 2, 2006, we sold senior secured promissory notes in the principal amount of $3,967,250, or the August Notes, and warrants for the purchase of 15,869,000 shares of common stock, or the August Warrants, to several institutional and accredited investors, or the Investors.

On September 29, 2006, we entered into securities exchange agreements, or the September Exchange Agreements, with the Investors.  Pursuant to the September Exchange Agreements, the Company issued an aggregate of $3,967,250 senior secured convertible promissory notes, or the September Notes, in exchange for the surrender by the Investors of the August Notes and the August Warrants.  Pursuant to the terms and conditions of the September Exchange Agreements, on November 8, 2006, we sold an additional $1,000,000 of the September Notes to the Investors and certain of their affiliates.  Additionally, we sold $200,000 of September Notes on December 21, 2006.

On December 28, 2006, we entered into securities exchange agreements, or the December Exchange Agreements, with the Investors and their affiliates.  Pursuant to the December Exchange Agreements, we issued an aggregate of 5,327,930 shares of our Series A Preferred Stock in exchange for the surrender of the September Notes, in the aggregate of $5,327,930 of principal and accrued but unpaid interest.  Also on December 28, 2006, we entered into stock purchase agreements with certain accredited investors, including the Investors and certain of their affiliates, pursuant to which we sold an aggregate of 4,000,000 shares of Series A Preferred Stock at a per share purchase price of $1.00.

On June 29, 2007, the Company entered into securities purchase agreements, dated as of June 29, 2007 with several institutional and accredited investors, pursuant to which the Company issued and sold to such investors an aggregate of (i) 1,000,000 shares of its Series B Convertible Preferred Stock, $0.001 par value per share, (ii) 2,023,199 shares of its common stock, and (iii) warrants to purchase 1,511,600 shares of common stock for an aggregate purchase price of $9,069,597.

The following table sets forth the number of August Notes, August Warrants, September Notes, shares of Series A Preferred Stock, and shares of common stock, warrants to purchase shares of common stock and shares of Series B Preferred Stock sold on June 29, 2007, which were sold to our 5% stockholders and their affiliates.  Bruce Terker, one of our directors, beneficially owns the shares held by Ballyshannon Partners L.P.

Name	August Notes	August Warrants	September Notes	Shares of Series A Preferred Stock (1)	June 2007 Common Stock Sale	June 2007 Warrants	Shares of Series B Preferred Stock
GSSF Master Fund LP	350,000	1,400,000	88,000	852,138	-	-	-
London Family Trust	1,567,250	6,269,000	-	1,625,630	-	-	-
Robert Berlacher (2)	500,000	2,000,000	125,000	1,089,875	50,000	25,000	-
Northwood Capital Partners, LP	500,000	2,000,000	-	843,625	50,000	25,000	-
Porter Partners, LP	350,000	1,400,000	192,000	1,207,438	200,000	100,000	-
Ballyshannon Partners, LP	965,000	3,860,000	434,000	2,640,772	333,333	250,000	166,667
Trellus Offshore Fund Ltd.	-	-	-	-	500,000	666,667	833,333

(1)
In September 2007, the holders of 1,300,000 shares of Series A Preferred Stock voluntarily converted their Series A Preferred Stock into 1,300,000 shares of common stock.   As part of the voluntary conversion, dividends were paid on the 1,300,000 shares of Series A Preferred Stock in the form of 12,865 shares of common stock and cash in the amount of $11 for fractional shares.

(2)
Includes shares held by Cabernet Partners, LP, Chardonnay Partners LP and Northwood Capital Partners, LP.  Robert Berlacher has voting and dispositive power over the securities held by Cabernet Partners, LP, Chardonnay Partners LP and Northwood Capital Partners, LP.

Placement Agent Arrangement

In September 2006, we entered into an arrangement with Emerging Growth Equities, Ltd., or EGE, whereby EGE served as placement agent for our offering of Series A Preferred Stock and, for its services as placement agent, received a $117,600 fee and a warrant to purchase 320,000 shares of common stock, exercisable at $1.10 per share and expiring on December 27, 2011. As placement agent for our offering of Series B Preferred Stock, EGE received a $634,872 fee and a warrant to purchase 120,928 shares of common stock, exercisable at $3.30 per share and expiring on June 29, 2012, such warrant referred to in this registration statement as the EGE Warrant II.  Robert A. Berlacher, a former member of the Company’s Board of Directors, is a co-founder and director of EGE Holdings, Ltd., a holding company with a 100% ownership interest in Emerging Growth Equities, Ltd.  Mr. Berlacher received no compensation from EGE Holdings, Ltd. or EGE related to the Company’s sale of common stock, Series A Preferred Stock, Series B Preferred Stock and Warrants.

Other Related Party Transactions

During the year ended September 30, 2005, we engaged a construction company to remodel our office facility. Total amounts paid to this entity, which was partially owned by Clifford Wildes, our Chief Executive Officer at such time, for these leasehold improvements approximated $59,000.

At September 30, 2006 and June 30, 2007, respectively, accounts payable and accrued liabilities included approximately $81,000 and $82,000 that was owed to various officers and directors.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
ON ACCOUNTING AND FINANCIAL DISCLOSURE

Not applicable.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth as of December 29, 2007 the number of shares and percentage of common stock owned by each of our Named Executive Officers, each of our directors, our Named Executive Officers and directors as a group and each person known to us to beneficially own five percent or more of our common stock, on a fully diluted basis assuming conversion of shares of Series A Preferred Stock and Series B Preferred Stock, (subject to certain blocking provisions related to the Series A Preferred Stock and Series B Preferred Stock as summarized in footnote 2 below) as well as exercise of outstanding options and warrants. Unless otherwise indicated, each of the stockholders shown in the table below has sole voting and investment power with respect to the shares beneficially owned, subject to community property laws where applicable. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock that could be issued (i) upon the exercise of outstanding options and warrants held by that person that are currently exercisable or exercisable within 60 days of December 29, 2007, and (ii) upon the conversion of Series A Preferred Stock and Series B Preferred Stock held by that person that are convertible pursuant to the blocking provisions related to the Series A Preferred Stock and Series B Preferred Stock as summarized in footnote 2 below, are considered outstanding. Unless otherwise indicated, the address of each person named in the table below is c/o nFinanSe Inc., 3923 Coconut Palm Drive, Suite 107, Tampa, Florida 336199.

Name and Address	Amount and Nature of Beneficial Ownership (1)	Percentage (2)

Jerry R. Welch (3)	466,374	6.0%
Chief Executive Officer and Chairman of the Board

Raymond P. Springer (4)	238,231	3.1%
Chief Financial Officer

Daniel Davis (5)	59,176	* %
Chief Technology Officer

Clifford Wildes (6)	371, 532	5.2%
Former Chief Executive Officer

Erik Jensen (7)	99,937	1.4%
Former President

Benjamin J. Bond (8)	27,500	* %
Director

Joseph D. Hudgins (9)	22,500	* %
Director

Mark Brewer (10)	27,500	* %
Director

Bruce E. Terker (11)	755,074	9.9%
Director

Edward W. Swift (12)	-	-%
Director

All current directors and executive officers as a group (eight persons) (13)	1,596,355	18.9%

GSSF Master Fund LP (14)	762,307	9.9%
100 Crescent Ct., Suite 490
Dallas, TX 75201

London Family Trust (15)	732,711	9.9%
212 Aurora Dr.
Montecito, CA 93108

Robert Berlacher (16)	755,310	9.9%
676 Church Road
Villanova, PA 19085

Northwood Capital Partners, LP (17)	762,521	9.9%
676 Church Road
Villanova, PA 19085

Porter Partners, LP (18)	754,477	9.9%
300 Drakes Landing Road, Suite 175
Greenbrae, CA 94904

Ballyshannon Partners, LP (11)	755,074	9.9%
950 West Valley Rd., Suite 2900
Wayne, PA 19087

Trellus Offshore Fund Ltd. (19)	755,073	9.9%
350 Madison Avenue 9th Floor
New York, NY 10017

* Less than 1%.

(1)
As used in this table, a beneficial owner of a security includes any person who, directly or indirectly, through contract, arrangement, understanding, relationship or otherwise, has or shares the power to vote, or direct the voting of, such security or investment power, which includes the power to dispose, or to direct the disposition of, such security. In addition, a person is deemed to be the beneficial owner of a security if that person has the right to acquire beneficial ownership of such security within 60 days of December 29, 2007.

(2)
Percentage is based on shares of common stock outstanding as of December 29, 2007.  Series A Preferred Stock and Series B Preferred Stock is convertible into shares of common stock on a one-for-one basis; however, each holder of the Series A Preferred Stock and Series B Preferred Stock is blocked from converting shares of the Series A Preferred Stock and Series B Preferred Stock to the extent necessary to ensure that, following such conversion (or deemed conversion for voting purposes), the number of shares of common stock then beneficially owned by such holder does not exceed 9.99% of the total number of shares of common stock then issued and outstanding. As a result, the 9,206,246 shares of common stock outstanding as of December 29, 2007 includes 1,591,430 shares of the 7,820,484 outstanding shares of Series A Preferred Stock and includes 242,887 shares of the 1,000,000 outstanding shares of Series B Preferred Stock, which equals the number of shares of Series A Preferred Stock and Series B Preferred Stock that each holder thereof could convert into common stock on December 29, 2007, assuming they were the only holder converting shares on that date.

(3)
Comprised of 461,374 shares of common stock underlying options that are exercisable within 60 days of December 29, 2007. Excludes 339,897 shares of common stock underlying options that are not exercisable within 60 days of December 29, 2007.

(4)
Comprised of 238,231 shares of common stock underlying options that are exercisable within 60 days of December 29, 2007. Excludes 138,863 shares of common stock underlying options that are not exercisable within 60 days of December 29, 2007.

(5)
Comprised of 59,167 shares of common stock underlying options that are exercisable within 60 days of December 29, 2007.  Excludes 53,333 shares of common stock underlying options that are not exercisable within 60 days of December 29, 2007.

(6)
Includes 167,000 shares of common stock underlying options that are exercisable within 60 days of December 29, 2007. Includes 4,839 shares of common stock held by Mr. Wildes’ wife, Carole Wildes. Mr. Wildes disclaims beneficial ownership of the securities held by Mrs. Wildes except for his pecuniary interest therein.

(7)	Includes of 61,250 shares of common stock underlying options that are exercisable within 60 days of December 29, 2007.

(8)	Comprised of 27,500 shares of common stock underlying options that are exercisable within 60 days of December 29, 2007.

(9)	Comprised of 22,500 shares of common stock underlying options that are exercisable within 60 days of December 29, 2007.

(10)	Comprised of 27,500 shares of common stock underlying options that are exercisable within 60 days of December 29, 2007.

(11)
Includes 65,625 shares of common stock held by Insignia Partners LP. Includes 401,035 shares of common stock, 143,222 of Series A Preferred Stock and 13,629 shares of Series B Preferred Stock held by Ballyshannon Partners, LP, which the Series A Preferred Stock and the Series B Preferred Stock are immediately convertible into shares of common stock on a one-to-one basis, and includes 33,333 shares of common stock, 41,590 shares of Series A Preferred Stock and 1,514 shares of Series B Preferred Stock held by Ballyshannon Family Partnership, LP, which the Series A Preferred Stock and the Series B Preferred Stock are immediately convertible into shares of common stock on a one-to-one basis, and includes 55,126 shares of Series A Preferred Stock held by Argosy Capital Group II, LP, which are immediately convertible into shares of common stock on a one-to-one basis. Excludes 1,433,086 shares of Series A Preferred and excludes 136,371 shares of Series B Preferred Stock held by Ballyshannon Partners, LP, which are not immediately convertible into shares of common stock due to the blocking provisions summarized in footnote 2 above, and excludes 416,153 shares of Series A  Preferred and excludes 15,153 shares of Series B Preferred Stock held by Ballyshannon Family Partnership, LP, which are not immediately convertible into shares of common stock due to the blocking provisions summarized in footnote 2 above, and excludes 551,595 shares of Series A Preferred held by Argosy Capital Group II, LP, which are not immediately convertible into shares of common stock due to the blocking provisions summarized in footnote 2 above. Mr. Terker has sole voting and dispositive power over the securities held by Ballyshannon Partners, LP, Ballyshannon Family Partnership, LP and Argosy Capital Group II, LP. Mr. Terker disclaims beneficial ownership of the securities held by these entities except for his pecuniary interest therein.

(12)	Mr. Swift currently has no beneficial ownership in the Company's securities.

(13)	Includes 836,272 shares of common stock underlying options that are exercisable within 60 days of December 29, 2007

(14)
Includes 434,167 shares of common stock held by GSSF Master Fund LP and includes  328,140 shares of Series A Preferred Stock, which are immediately convertible into shares of common stock on a one-to-one basis, held by GSSF Master Fund LP. Excludes 223,997 shares of Series A Convertible Preferred which are not immediately convertible into shares of common stock due to the blocking provisions summarized in footnote 2 above. Thomas C. Davis has voting and dispositive power over the securities held by GSSF Master Fund LP. Mr. Davis disclaims beneficial ownership of the securities held by these entities except for his pecuniary interest therein.

(15)
Includes 703,522 shares of common stock held by the Robert S. London TTEE London Family Trust, and includes -29,189 shares of Series A Preferred Stock held by the London Family Trust, which are immediately convertible into shares of common stock on a one-to-one basis. Excludes 1,221,441 shares of Series A Convertible Preferred which are not immediately convertible into shares of common stock due to the blocking provisions summarized in footnote 2 above. Robert S. London has voting and dispositive power over the securities held by the Robert S. London TTEE London Family Trust. Mr. London disclaims beneficial ownership of the securities held by these entities except for his pecuniary interest therein.

(16)
Includes 39,375 shares of common stock held by Cabernet Partners, LP, 18,375 shares of common stock held by Chardonnay Partners LP, 432,219 shares of common stock held by Northwood Capital Partners, LP and 7,875 shares of common stock held by Robert Berlacher, and includes 46,175 shares of Series A Preferred Stock held by the Cabernet Partners, LP, which are immediately convertible into shares of common stock on a one-to-one basis, and includes 29,314 shares of Series A Preferred Stock held by the Chardonnay Partners, LP, which are immediately convertible into shares of common stock on a one-to-one basis, and includes 181,977 shares of Series A Preferred Stock held by the Northwood Capital Partners, LP, which are immediately convertible into shares of common stock on a one-to-one basis.  Excludes 104,450 shares of Series A Preferred Stock held by Cabernet Partners, LP, which are not immediately convertible into shares of common stock due to the blocking provisions summarized in footnote 2 above, and excludes 66,311 shares of Series A Preferred Stock held by Chardonnay Partners, LP, which are not immediately convertible into shares of common stock due to the blocking provisions summarized in footnote 2 above, and excludes 411,648 shares of Series A Preferred Stock held by Northwood Capital Partners, LP, which are not immediately convertible into shares of common stock due to the blocking provisions summarized in footnote 2 above. Robert Berlacher has voting and dispositive power over the securities held by Cabernet Partners, LP, Chardonnay Partners LP and Northwood Capital Partners, LP.  Excludes 150,938 shares of Series A Preferred Stock and 100,000 shares of common stock held by Julie T. Berlacher, 25,313 shares of Series A Preferred Stock held by the Franz Berlacher Revocable Trust, 25,313 shares of Series A Preferred Stock held by Christine A. Berlacher, 27,338 shares of Series A Preferred Stock held by NFS/FNTC IRA Rollover FJ Berlacher, 35,000 shares of Series A Preferred Stock and 5,000 shares of common stock held by Gregory A. Berlacher, 10,000 shares of Series A Preferred Stock and 5,000 shares of common stock held by Emerging Growth Equities 401K PSP dated 9/1/99 FBO Gregory J. Berlacher, all holdings of which Robert Berlacher disclaims beneficial ownership except for his pecuniary interest therein.  Mr. Berlacher served as director between March 1, 2007 and October 25, 2007.

(17)
Includes 432,219 shares of common stock held by Northwood Capital Partners, LP and includes 330,302 shares of Series A Preferred Stock held by the Northwood Capital Partners, LP, which are immediately convertible into shares of common stock on a one-to-one basis.  Excludes 263,323 shares of Series A Preferred Stock held by Northwood Capital Partners, LP, which are not immediately convertible into shares of common stock due to the blocking provisions summarized in footnote 2 above. Robert Berlacher has voting and dispositive power over the securities held by Northwood Capital Partners, LP.  Mr. Berlacher served as director between March 1, 2007 and October 25, 2007.

(18)
Includes 73,459 shares of common stock held by EDJ Limited, 13,125 shares of common stock held by Jeffrey Porter, 100,000 shares of common stock held by Ben Joseph Partners and 318,838 shares of common stock held by Porter Partners, LP, and includes 40,746 shares of Series A Preferred Stock held by EDJ Limited, which are immediately convertible into shares of common stock on a one-to-one basis, and includes 170,995 shares of Series A Preferred Stock held by Porter Partners, LP, which are immediately convertible into shares of common stock on a one-to-one basis, and includes 37,314 shares of Series A Preferred Stock held by the Porter Family Living Trust, which are immediately convertible into shares of common stock on a one-to-one basis. Excludes 124,074 shares of Series A Convertible Preferred held by EDJ Limited, which are not immediately convertible into shares of common stock due to the blocking provisions summarized in footnote 2 above, and excludes 520,685 shares of Series A Convertible Preferred held by Porter Partners, LP, which are not immediately convertible into shares of common stock due to the blocking provisions summarized in footnote 2 above, and excludes 113,624 shares of Series A Convertible Preferred held by the Porter Family Living Trust, which are not immediately convertible into shares of common stock due to the blocking provisions summarized in footnote 2 above. Jeffrey Porter has voting and dispositive power over the securities held by EDJ Limited, Porter Partners, LP, and the Porter Family Living Trust. Mr. Porter disclaims beneficial ownership of the securities held by these entities except for his pecuniary interest therein.

(19)
Includes 253,398 shares of common stock, 14,758 shares of Series A Preferred Stock and 115,423 shares of Series B Preferred Stock held by Trellus Offshore Fund Ltd., which the Series A Preferred Stock and the Series B Preferred Stock are immediately convertible into shares of common stock on a one-to-one basis,  and includes 176,873 shares of common stock, 12,571 shares of Series A Preferred Stock and 80,559 shares of Series B Preferred Stock held by Trellus Partners, L.P., which are immediately convertible into shares of common stock on a one-to-one basis,  and includes 38,838 shares of common stock and 17,691 shares of Series B Preferred Stock held by Trellus Small Cap Opportunity Fund, L.P., which are immediately convertible into shares of common stock on a one-to-one basis,  and includes 7,230 shares of common stock and 3,293 shares of Series B Preferred Stock held by Trellus Partners II, L.P., which are immediately convertible into shares of common stock on a one-to-one basis,  and includes 23,661 shares of common stock and 10,778 shares of Series B Preferred Stock held by Trellus Small Cap Opportunity Offshore Fund Limited, which are immediately convertible into shares of common stock on a on-to-one basis,.  Excludes 39,242 shares of Series A Preferred Stock and 306,907 shares of Series B Preferred Stock held by Trellus Offshore Fund Ltd., and excludes 33,429 shares of Series A Preferred Stock and 214,228 shares of Series B Preferred Stock held by Trellus Partners, L.P., and excludes 47,039 shares of Series B Preferred Stock held by Trellus Small Cap Opportunity Fund, L.P., and excludes 8,757 shares of Series B Preferred Stock held by Trellus Partners II, L.P., and excludes 28,658 shares of Series B Preferred Stock held by Trellus Small Cap Opportunity Offshore Fund Limited, all of which were not immediately convertible into shares of common stock due to the blocking provisions summarized in footnote 2 above.  Adam Usdan has sole voting power and dispositive power over the securities held by Trellus Offshore Fund Ltd., Trellus Partners, L.P., Trellus Small Cap Opportunity Fund, L.P. Trellus Partners II, L.P. and Trellus Small Cap Opportunity Offshore Fund Limited.  Mr. Usdan disclaims beneficial ownership of the securities held by these entities except for his pecuniary interest therein.

SELLING SECURITY HOLDERS

The following table sets forth information as of December 29, 2007, to our knowledge, about the beneficial ownership of our common stock by the selling stockholders both before and immediately after the offering.  Pursuant to Rules 13d-3 and 13d-5 of the Securities Exchange Act of 1934, as amended, beneficial ownership includes any shares of common stock as to which a stockholder has sole or shared voting power or investment power, and also any shares of common stock that the stockholder has the right to acquire within 60 days.

The following table assumes that the selling stockholders will sell all of the shares of our common stock offered by them under this prospectus.  However, the selling stockholders may offer the shares of common stock offered for sale under this prospectus from time to time during the period the registration statement, of which this prospectus is a part, remains effective.  Accordingly, no estimate can be given as to the amount or percentage of our common stock that will be held by the selling stockholders upon termination of sales pursuant to the prospectus.  In addition, the selling stockholders identified below may have sold, transferred or disposed of all or a portion of their shares since the date on which they provided the information regarding their  holdings in transactions exempt from the registration requirements of the Securities Act.

We will bear all costs, expenses and fees in connection with the registration of shares of common stock to be sold by the selling stockholders.  The selling stockholders will bear all commissions and discounts, if any, attributable to their respective sales of shares.

Information about the selling stockholders may change over time. Any changed information will be set forth in an amendment to the registration statement or supplement to this prospectus, to the extent required by law.

Except as set forth in the footnotes to the table below, no selling stockholder has held any position or had any material relationship with us or our predecessors or affiliates during the past three years.

Selling Stockholder	Shares Beneficially Owned Prior to This Offering(1)	Shares to Be Sold Pursuant to This Prospectus	Shares Beneficially Owned After Completion of This Offering	Percent of Outstanding Shares Owned After Completion of This Offering(2)

Trellus Offshore Fund Ltd.	721,443	337,864 (3)	383,579	3.6%
TrellusPartners II, L.P.	20,163	9,640 (4)	10,523	0.1%
Trellus Partners, L.P.	505,833	235,830 (5)	270,003	2.5%
Trellus Small Cap Opportunity Fund, L.P.	108,312	51,784 (6)	56,528	0.5%
Trellus Small Cap Opportunity Offshore Fund Limited	65,989	31,549 (7)	34,440	0.3%
Northwood Capital Partners LP	725,844	25,000 (8)	700,844	6.5%
Porter Partners, LP	532,333	42,500 (9)	489,833	4.6%
EDJ Limited	121,705	7,500 (10)	114,205	1.1%
Ben Joseph Partners	150,000	50,000 (11)	100,000	0.9%
Ballyshannon Partners, LP	782,886	225,000 (12)	557,886	5.2%
Ballyshannon Family Partnership, LP	101,437	25,000 (13)	76,437	0.7%
VFT Special Ventures , LTD	440,928	440,928 (14)	-	0.0%
Julie T. Berlacher	300,938	50,000 (15)	250,938	2.3%
5 Star Partnership	249,999	83,333 (16)	166,666	1.6%
Gimmel Partners LP	150,000	50,000 (17)	100,000	0.9%
Thomas N. Trkla and Eve W. Trkla JTWROS	150,000	50,000 (18)	100,000	0.9%
Express Marine LP	99,000	33,000 (19)	66,000	0.6%
Jay D. Seid and Melvin Seid JTWROS	30,000	10,000 (20)	20,000	0.2%
Joseph Kellog	18,000	6,000 (21)	12,000	0.1%
Rich Family Partnership	18,000	6,000 (22)	12,000	0.1%
Harry Mittelman Revocable Living Trust	75,000	25,000 (23)	50,000	0.5%
Harry and Brenda Mittelman JTWROS	75,000	25,000 (24)	50,000	0.5%
Steven C. Handleman	4,800	1,600 (25)	3,200	0.0%
Katznelson Associates II, LP	350,000	50,000 (26)	300,000	2.8%
ACT Capital Partners, LP	210,000	20,000 (27)	190,000	1.8%
Peter G. and Susan H. Stanley JTWROS	175,000	25,000 (28)	150,000	1.4%
Amir L. Ecker	160,000	20,000 (29)	140,000	1.3%
Richard C. Walling, Jr.	65,000	5,000 (30)	60,000	0.6%
National Financial Services Custodian FBO David A. Houghton IRA	40,313	5,000 (31)	35,313	0.3%
PBS Group, Inc.	5,000	5,000 (32)	-	-
Emerging Growth Equities 401K PSP dtd 9/1/99 FBO Gregory J. Berlacher	17,500	2,500 (33)	15,000	0.1%
Gregory J. Berlacher	42,500	2,500 (34)	40,000	0.4%
DFS Services LLC	200,000	200,000 (35)	-	-
Oxygen Eight, LLC	37,500	37,500 (36)	-	-

Totals	6,750,423	2,195,028	4,555,395	42.4%

(1)
As used in this table, a beneficial owner of a security includes any person who, directly or indirectly, through contract, arrangement, understanding, relationship or otherwise, has or shares the power to vote, or direct the voting of, such security or investment power, which includes the power to dispose, or to direct the disposition of, such security. In addition, a person is deemed to be the beneficial owner of a security if that person has the right to acquire beneficial ownership of such security within 60 days of December 29, 2007.

(2)
Based on the assumption that there were 9,206,246 shares of common stock outstanding as of December 29, 2007 which includes 1,591,430 of the 7,820,484 outstanding shares of Series A Preferred Stock and includes 242,887 shares of the 1,000,000 outstanding shares Series B Preferred Stock.  The 1,591,430 shares of Series A Preferred Stock and the 242,887 shares of Series B Preferred Stock equal the number of shares that each holder thereof could convert into common stock on December 29, 2007, assuming they were the only holder converting shares on that date.

(3)
Represents 337,864 shares of common stock issuable upon exercise of outstanding warrants held by Trellus Offshore Fund Ltd.  Adam Usdan is the natural person with voting and investment control over these shares.

(4)
Represents 9,640 shares of common stock issuable upon exercise of outstanding warrants held by Trellus Partners II, L.P.  Adam Usdan is the natural person with voting and investment control over these shares.

(5)
Represents 235,830 shares of common stock issuable upon exercise of outstanding warrants held by Trellus Partners, L.P.  Adam Usdan is the natural person with voting and investment control over these shares.

(6)
Represents 51,784 shares of common stock issuable upon exercise of outstanding warrants held by Trellus Small Cap Opportunity Fund, L.P.  Adam Usdan is the natural person with voting and investment control over these shares.

(7)
Represents 31,549 shares of common stock issuable upon exercise of outstanding warrants held by Trellus Small Cap Opportunity Offshore Fund Limited.  Adam Usdan is the natural person with voting and investment control over these shares.

(8)
Represents 25,000 shares of common stock issuable upon exercise of outstanding warrants held by Northwood Capital Partners LP.  Robert Berlacher, a former director, is the natural person with voting and investment control over these shares.

(9)
Represents 42,500 shares of common stock issuable upon exercise of outstanding warrants held by Porter Partners, LP.  Jeffrey Porter is the natural person with voting and investment control over these shares.

(10)	Represents 7,500 shares of common stock issuable upon exercise of outstanding warrants held by EDJ Limited. Jeffrey Porter is the natural person with voting and investment control over these shares.

(11)
Represents 50,000 shares of common stock issuable upon exercise of outstanding warrants held by Ben Joseph Partners.  Jeffrey Porter is the natural person with voting and investment control over these shares.

(12)
Represents 225,000 shares of common stock issuable upon exercise of outstanding warrants held by Ballyshannon Partners, LP.  Bruce Terker is the natural person with voting and investment control over these shares.

(13)
Represents 25,000 shares of common stock issuable upon exercise of outstanding warrants held by Ballyshannon Family Partnership, LP.  Bruce Terker is the natural person with voting and investment control over these shares.

(14)
Represents 440,928 shares of common stock issuable upon exercise of outstanding warrants held by VFT Special Ventures, LTD, an EGE entity.  Gregory Berlacher is the natural person with voting and investment control over these shares.

(15)	Represents 50,000 shares of common stock issuable upon exercise of outstanding warrants held by Julie T. Berlacher, the natural person with voting and investment control over these shares.

(16)
Represents 83,333 shares of common stock issuable upon exercise of outstanding warrants held by 5 Star Partnership.  Don Harris is the natural person with voting and investment control over these shares.

(17)
Represents 50,000 shares of common stock issuable upon exercise of outstanding warrants held by Gimmel Partners LP.  Alan Weichselbaum is the natural person with voting and investment control over these shares.

(18)
Represents 50,000 shares of common stock issuable upon exercise of outstanding warrants held by Thomas N.Trkla and Eve W. Trkla JTWROS, the natural persons with voting and investment control over these shares.

(19)
Represents 33,000 shares of common stock issuable upon exercise of outstanding warrants held by Express Marine LP. Richard Walling, Jr. is the natural person with voting and investment control over these shares.

(20)
Represents 10,000 shares of common stock issuable upon exercise of outstanding warrants held by Jay D. Seid and Melvin Seid JRWROS, the natural persons with voting and investment control over these shares.

(21)	Represents 6,000 shares of common stock issuable upon exercise of outstanding warrants held by Joseph Kellog, the natural person with voting and investment control over these shares.

(22)
Represents 6,000 shares of common stock issuable upon exercise of outstanding warrants held by the Rich Family Partnership.  Robert J. Rich is the natural person with voting and investment control over these shares.

(23)
Represents 25,000 shares of common stock issuable upon exercise of outstanding warrants held by Harry Mittleman Revocable Living Trust.  Harry Mittleman is the natural person with voting and investment control over these shares.

(24)
Represents 25,000 shares of common stock issuable upon exercise of outstanding warrants held by Harry and Brenda Mittleman JTWROS, the natural persons with voting and investment control over these shares.

(25)	Represents 1,600 shares of common stock issuable upon exercise of outstanding warrants held by Steven C. Handleman, the natural person with voting and investment control over these shares.

(26)
Represents 50,000 shares of common stock issuable upon exercise of outstanding warrants held by Katznelson Associates II, LP.  Steve Katznelson is the natural person with voting and investment control over these shares.

(27)
Represents 20,000 shares of common stock issuable upon exercise of outstanding warrants held by ACT Capital Partners, LP.  Amir Ecker is the natural person with voting and investment control over these shares.

(28)
Represents 25,000 shares of common stock issuable upon exercise of outstanding warrants held by Peter G. and Susan H. Stanley JTWROS, the natural persons with voting and investment control over these shares.

(29)	Represents 20,000 shares of common stock issuable upon exercise of outstanding warrants held by Amir L. Ecker, the natural person with voting and investment control over these shares.

(30)	Represents 5,000 shares of common stock issuable upon exercise of outstanding warrants held by Richard C. Walling, Jr., the natural person with voting and investment control over these shares.

(31)
Represents 5,000 shares of common stock issuable upon exercise of outstanding warrants held by National Financial Services Custodian FOB David A. Houghton IRA.  David A. Houghton is the natural person with voting and investment control over these shares.

(32)	Represents 5,000 shares of common stock issuable upon exercise of outstanding warrants held by PBS Group, Inc. Joe Reaiche is the natural person with voting and investment control over these shares.

(33)
Represents 5,000 shares of common stock issuable upon exercise of outstanding warrants held by Emerging Growth Equities 401K PSP dtd 9/1/99 FOB Gregory J. Berlacher.  Gregory J. Berlacher is the natural person with voting and investment control over these shares.

(34)	Represents 2,500 shares of common stock issuable upon exercise of outstanding warrants held by Gregory J. Berlacher, the natural person with voting and investment control over these shares.

(35)
Represents 200,000 shares of common stock issuable upon exercise of outstanding warrants held by DFS Services LLC.  Stephen Etherington is the natural person with voting and investment control over these shares.

(36)
Represents 37,500 shares of common stock issuable upon exercise of outstanding warrants held by Oxygen Eight, LLC.  Robert Kendrick is the natural person with voting and investment control over these shares.

PLAN OF DISTRIBUTION

We are registering the common stock on behalf of the above selling stockholders.  As used in this prospectus, the term “selling stockholders” includes pledgees, transferees or other successors-in-interest selling shares received from the selling stockholders as pledgors, assignees, or borrowers or in connection with other non-sale-related transfers after the date of this prospectus. This prospectus may also be used by transferees of the selling stockholders, including broker-dealers or other transferees who borrow or purchase the shares to settle or close out short sales of shares of common stock. The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale- or non-sale-related transfer.  We will not receive any of the proceeds of such sales by the selling stockholders.

The selling stockholders may sell their shares of common stock directly to purchasers from time to time. Alternatively, they may from time to time offer the common stock to or through underwriters, broker-dealers or agents, who may receive compensation in the form of underwriting discounts, concessions or commissions from the selling stockholders or the purchasers of such securities for whom they may act as agents. The selling stockholders and any underwriters, broker-dealers or agents that participate in the distribution of common stock may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended, or Securities Act, and any profit on the sale of such securities and any discounts, commissions, concessions or other compensation received by any such underwriter, broker-dealer or agent may be deemed to be underwriting discounts and commissions under the Exchange Act.  The selling stockholders have informed us that they do not have any agreement or understanding, directly or indirectly, with any person to distribute the common stock.

The common stock may be sold by the selling stockholders from time to time in one or more transactions at or on any stock exchange, market or trading facility where shares are traded or in private transactions. The sales may be made at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale or at negotiated prices. The sale of the common stock may be affected by means of one or more of the following transactions (which may involve cross-transactions or block transactions):

•	a block trade in which the broker-dealer so engaged will attempt to sell such shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

•	transactions on any exchange or quotation service on which the shares may be listed or quoted at the time of sale in accordance with the rules of the applicable exchange;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	privately negotiated transactions;

•	transactions through the settlement of short sales;

•	transactions in which broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale;

•	transactions through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise; and

•	any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 of the Securities Act, if available, rather than under this prospectus. To the extent required, this prospectus may be amended and supplemented from time to time to describe a specific plan of distribution.

The selling stockholders may also sell their shares directly to market makers acting as principals or brokers or dealers, who may act as agent or acquire the common stock as a principal.  Any broker or dealer participating in such transactions as agent may receive a commission from the selling stockholders, or, if they act as agent for the purchaser of such common stock, from such purchaser. The selling stockholders will likely pay the usual and customary brokerage fees for such services. Brokers or dealers may agree with the selling stockholders to sell a specified number of shares at a stipulated price per share and, to the extent such broker or dealer is unable to do so acting as agent for the selling stockholders, to purchase, as principal, any unsold shares at the price required to fulfill the respective broker’s or dealer’s commitment to the selling stockholders. Brokers or dealers who acquire shares as principals may thereafter resell such shares from time to time and, in connection with such re-sales, may pay or receive commissions to or from the purchasers of such shares. These transactions may involve cross and block transactions that may involve sales to and through other brokers or dealers. If applicable, the selling stockholders may distribute shares to one or more of their partners who are unaffiliated with us. Such partners may, in turn, distribute such shares as described above.

If any selling stockholder enters into an agreement, after the effective date of this registration statement, to sell his or her shares to a broker-dealer as principal, and the broker-dealer is acting as an underwriter, then we will file a post-effective amendment to this registration statement identifying the broker-dealer, providing the required information on the plan of distribution, revising registration statement disclosure and filing the agreement of sale as an exhibit to the registration statement. Concurrently, any such broker dealer must seek and obtain clearance of the underwriting compensation and arrangements from the NASD Corporate Finance department.

In connection with the sale of our common stock or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers of other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these shares to close out such short positions, or loan or pledge common stock to broker-dealers that in turn may sell such securities.  The selling shareholders, however, may not cover short sales made by them prior to effectiveness of this registration statement with the sale of any shares of the common stock pursuant to this registration statement.

Each selling stockholder has agreed, until the stockholder has completed selling pursuant to this prospectus, not to, and not to permit any affiliated purchaser to, bid for, purchase, or attempt to induce any person to bid for or purchase any of our common stock, except as permitted by Regulation M. The selling stockholders will be subject to other applicable provisions of the Exchange Act and the rules and regulations thereunder, which provisions may limit the timing of purchases and sales of any of the common stock by the selling stockholders. The foregoing may affect the marketability of such securities.

DESCRIPTION OF SECURITIES

Capital Stock

Our authorized capital consists of 200,000,000 shares of common stock and 25,000,000 shares of Preferred Stock.  As of September 29, 2007, 7,157,553 shares of common stock were issued and outstanding, 8,027,934 shares of Series A Preferred Stock were issued and outstanding and 1,000,000 shares of Series B Preferred Stock were issued and outstanding.

Common Stock

Each holder of our common stock is entitled to one vote for each share held on each matter submitted to a vote of the stockholders.  Shares of common stock are not redeemable and do not have conversion rights.  The shares currently outstanding are fully paid and nonassessable.

In the event of the dissolution, liquidation or winding up of our Company, the assets then legally available for distribution to the holders of our shares of common stock will be distributed ratably among such holders in proportion to their stock holdings.

Holders of common stock are only entitled to dividends when, as and if declared by our Board of Directors out of funds legally available therefore.  We have never paid any such dividends and do not expect to do so in the foreseeable future.  Future dividend policy is subject to the discretion of our Board of Directors and will depend upon a number of factors, including, among other things, our capital requirements and our financial condition.

Preferred Stock

Series A Convertible Preferred Stock

On December 27, 2006, we filed with the Secretary of State of the State of Nevada a Certificate of Designations, Rights and Preferences of Series A Convertible Preferred Stock, or the Series A Certificate, which sets forth the rights and preferences of the Series A Preferred Stock. The Series A Certificate was filed pursuant to Section 78.1955 of the Nevada Revised Statutes and is effective as of December 27, 2006.

Pursuant to the Series A Certificate, dividends on the Series A Preferred Stock shall accrue and shall be cumulative from the date of issuance of the shares of Series A Preferred Stock, whether or not earned or declared by the Board. Until paid, the right to receive dividends on the Series A Preferred Stock shall accumulate, and shall be payable semiannually at our option either in cash or in shares of common stock, on June 30 and December 31 of each year, commencing on June 30, 2007, at a dividend rate on each share of Series A Preferred Stock of 5%. The holders of the Series A Preferred Stock shall have full voting rights and powers equal to the voting rights and powers of holders of common stock and shall be entitled to notice of any stockholders meeting in accordance with our Bylaws, as amended, and shall be entitled to vote, with respect to any question upon which holders of common stock are entitled to vote, including, without limitation, for the election of directors, voting together with the holders of common stock as one class. Each holder of shares of Series A Preferred Stock shall be entitled to vote on an as-converted basis. In addition, as long as at least 33% of the shares of Series A Preferred Stock issued pursuant to the Purchase Agreements and the Exchange Agreements (as discussed in Certain Relationships and Related Transactions) are outstanding, the holders of at least a majority of the outstanding Series A Preferred Stock, voting as a separate class, shall be entitled to designate and elect one member of the Board.

In the event of any voluntary or involuntary liquidation, dissolution or winding up of our Company, or a Liquidation, before any distribution of our assets shall be made to or set apart for the holders of the common stock or any other class of preferred stock, the holders of Series A Preferred Stock shall be entitled to receive payment out of such assets in an amount equal to the greater of (i) $1.00 per share of Series A Preferred Stock, plus any accumulated but unpaid dividends (whether or not earned or declared) on the Series A Preferred Stock, and (ii) the amount such holder would have received if such holder had converted its shares of Series A Preferred Stock to common stock, subject to but immediately prior to such Liquidation. If our assets available for distribution to the holders of Series A Preferred Stock shall not be sufficient to make in full the payment herein required, such assets shall be distributed prorata among the holders of Series A Preferred Stock based on the aggregate liquidation preferences of the shares of Series A Preferred Stock held by each such holder.

As long as at least 33% of the shares of Series A Preferred Stock are outstanding, the consent of the holders of at least 50% of the shares of Series A Preferred Stock at the time outstanding shall be necessary for effecting (i) any amendment, alteration or repeal of any of the provisions of the Series A Certificate in a manner that will adversely affect the rights of the holders of the Series A Preferred Stock; (ii) the authorization or creation by us of, or the increase in the number of authorized shares of, any stock of any class, or any security convertible into stock of any class, or the authorization or creation of any new class of preferred stock (or any action that would result in another series of preferred stock ), in each case, ranking in terms of liquidation preference, redemption rights or dividend rights, pari passu with or senior to, the Series A Preferred Stock in any manner; and (iii) our entrance into any indebtedness in an amount greater than $1,000,000. These listed actions by us will no longer require a vote of the holders of Series A Preferred Stock at such time as we first earn an annual EBITDA (earnings before interest, tax, depreciation and amortization) of at least $10,000,000 over any trailing 12-month period and Stockholder’s Equity as recorded on our balance sheet first becomes at least $15,000,000.

Shares of the Series A Preferred Stock are convertible at any time into shares of common stock at the initial conversion price of $1.00 per share, which conversion price is subject to customary adjustments related to stock dividends, subdivisions and combinations. In addition, if 10% or less of the aggregate shares of Series A Preferred Stock remain outstanding, or in the event of a sale, transfer or other disposition of all or substantially all of our property assets or business to another corporation, in which the aggregate proceeds to the holders of the Series A Preferred Stock would be greater on an as-converted basis, all remaining outstanding shares of Series A Preferred Stock mandatorily convert into common stock.

Series B Convertible Preferred Stock

On June 29, 2007, the Company filed with the Secretary of State of the State of Nevada a Certificate of Designations, Rights and Preferences of Series B Convertible Preferred Stock, or the Series B Certificate, which sets forth the rights and preferences of the Series B Preferred Stock.  The Series B Certificate was filed pursuant to Section 78.1955 of the Nevada Revised Statutes and is effective as of June 29, 2007.

Pursuant to the Series B Certificate, the holders of the Series B Preferred Stock shall have full voting rights and powers equal to the voting rights and powers of holders of common stock and shall be entitled to notice of any stockholders meeting in accordance with the Bylaws of the Company, as amended, and shall be entitled to vote, with respect to any question upon which holders of common stock are entitled to vote, including, without limitation, the right to vote for the election of directors, voting together with the holders of common stock as one class.  Each holder of shares of Series B Preferred Stock shall be entitled to vote on an as-converted basis.

In the event of any liquidation, before any distribution of assets of the Company shall be made to or set apart for the holders of the common stock but after the requisite distribution of assets of the Company to the holders of the Company’s issued and outstanding Series A Preferred Stock, is made, the holders of Series B Preferred Stock shall be entitled to receive payment out of such assets of the Company in an amount equal to the greater of (i) $3.00 per share of Series B Preferred Stock, and (ii) the amount such holder would have received if such holder had converted its shares of Series B Preferred Stock to common stock, subject to but immediately prior to such Liquidation.  If the assets of the Company available for distribution to the holders of Series B Preferred Stock shall not be sufficient to make in full the payment herein required, such assets shall be distributed pro-rata among the holders of Series B Preferred Stock based on the aggregate liquidation preferences of the shares of Series B Preferred Stock held by each such holder.

As long as at least 33% of the shares of Series B Preferred Stock are outstanding, the consent of the holders of at least 33% of the shares of Series B Preferred Stock at the time outstanding (provided at least two holders of the shares of Series B Preferred Stock at the time outstanding agree in such requisite vote), shall be necessary for effecting: (i) any amendment, alteration or repeal of any of the provisions of the Series B Certificate in a manner that will adversely affect the rights of the holders of the Series B Preferred Stock; and (ii) the authorization or creation by the Company of, or the increase in the number of authorized shares of, any stock of any class, or any security convertible into stock of any class, or the authorization or creation of any new class of preferred stock (or any action which would result in another series of preferred stock ), in each case, ranking in terms of liquidation preference, redemption rights or dividend rights, pari passu with or senior to, the Series B Preferred Stock in any manner.  These listed actions by the Company will no longer require a vote of the holders of Series B Preferred Stock at such time as the Company first earns an annual EBITDA (earnings before interest, tax, depreciation and amortization) of at least $10,000,000 over any trailing 12-month period and Stockholder’s Equity as recorded on the Company’s balance sheet first becomes at least $15,000,000.

Shares of the Series B Preferred Stock are convertible at any time into shares of common stock by the Investors at the initial conversion price of $3.00 per share, which conversion price is subject to customary adjustments related to stock dividends, subdivisions and combinations.  In addition, if 10% or less of the aggregate shares of Series B Preferred Stock remain outstanding; or in the event of a sale, transfer or other disposition of all or substantially all the Company’s property assets or business to another corporation, in which the aggregate proceeds to the holders of the Series B Preferred Stock would be greater on an as-converted basis, all remaining outstanding shares of Series B Preferred Stock mandatorily convert into common stock.

The number of shares of Series B Preferred Stock that may be converted into common stock by any investor, and the number of shares of Series B Preferred Stock that shall be entitled to voting rights, shall be limited to the extent necessary to insure that, following such conversion (or deemed conversion for voting purposes), the number of shares of common stock then beneficially owned by such investor and its affiliates does not exceed 9.99% of the total number of shares of common stock then issued and outstanding.

Antitakeover Effects of Our Articles of Incorporation and Our By-laws

Certain provisions of Nevada law may have the effect of delaying, deferring or discouraging another person from acquiring control of our Company. We are subject to the Nevada control share acquisitions statute. This statute is designed to afford stockholders of public corporations in Nevada protection against acquisitions in which a person, entity or group seeks to gain voting control. With enumerated exceptions, the statute provides that shares acquired within certain specific ranges will not possess voting rights in the election of directors unless the voting rights are approved by a majority vote of the public corporation’s disinterested stockholders. Disinterested shares are shares other than those owned by the acquiring person or by a member of a group with respect to a control share acquisition, or by any officer of the corporation or any employee of the corporation who is also a director. The specific acquisition ranges that trigger the statute are acquisitions of shares possessing one-fifth or more but less than one-third of all voting power; acquisitions of shares possessing one-third or more but less than a majority of all voting power; or acquisitions of shares possessing a majority or more of all voting power. Under certain circumstances, the statute permits the acquiring person to call a special stockholders’ meeting for the purpose of considering the grant of voting rights to the holder of the control shares. The statute also enables a corporation to provide for the redemption of control shares with no voting rights under certain circumstances.

TRANSFER AGENT AND REGISTRAR

The transfer agent and registrar for our common stock is Pacific Stock Transfer Company, whose address is 500 E. Warm Springs Road, Suite 240, Las Vegas, NV 89119, and whose phone number is (702) 361-3033.

FINANCIAL STATEMENTS

Our consolidated financial statements and the footnotes thereto are included in the section beginning on page F-1.

LEGAL MATTERS

The validity of the securities offered hereby has been passed upon for us by Morgan, Lewis & Bockius LLP, Philadelphia, PA.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES LIABILITIES

Our directors and officers are indemnified to the fullest extent permitted under the Nevada Revised Statutes. We may also purchase and maintain insurance that protects our officers and directors against any liabilities incurred in connection with their service in such a capacity, and such a policy may be obtained by us in the future.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of ours in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXPERTS

Our consolidated financial statements as of  September 30, 2006 and for the years ended September 30, 2006 and 2005 included or referred to in this prospectus have been audited by Kingery & Crouse, P.A., independent registered public accountants, and are included in this prospectus in reliance on this firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file all documents required to be filed pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act with the SEC through the Electronic Data Gathering, Analysis and Retrieval system (EDGAR), and such documents will be publicly available through the SEC’s website, located at www.sec.gov.  This registration statement, including all exhibits, schedules and amendments, has been filed with the SEC through EDGAR. You may also inspect this registration statement, including all exhibits, without charge at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain copies of these materials from the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C.  20549, upon the payment of prescribed fees. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You may obtain information about us on our website, located at www.nfinanse.com.

Index to Consolidated Financial Statements of nFinanSe Inc.

Audited Financial Statements:

Report of Independent Registered Public Accounting Firm	F-1

Balance Sheet at September 30, 2006	F-2

Statements of Operations for the years ended September 30, 2006 and 2005 and for the period July 10, 2000 (date of incorporation) to September 30, 2006	F-3

Statements of Stockholders' Equity (Deficit) for the period from July 10, 2000 (date of incorporation) to September 30, 2006	F-4

Statements of Cash Flows for the years ended September 30, 2006 and 2005 and for the period July 10, 2000 (date of incorporation) to September 30, 2006	F-7

Notes to Financial Statements	F-9

Unaudited Financial Statements:

Consolidated Balance Sheet (unaudited) as of December 30, 2006	F-25

Consolidated Statements of Operations (unaudited) for the three months ended December 30, 2006 and 2005 and for the period July 10, 2000 (date of incorporation) to December 30, 2006	F-26

Consolidated Statements of Cash Flows (unaudited) for the three months ended December 30, 2006 and 2005 and for the period July 10, 2000 (date of incorporation) to December 30, 2006	F-27

Notes to Consolidated Financial Statements (unaudited) for the three months ended December 30, 2006 and 2005	F-29

Consolidated Balance Sheet (unaudited) as of September 29, 2007	F-38

Consolidated Statements of Operations (unaudited) for the three and nine months ended September 29, 2007 and September 30, 2006 and for the period July 10, 2000 (date of incorporation) to September 29, 2007
F-39

Consolidated Statements of Cash Flows (unaudited) for the three and nine months ended September 29, 2007 and September 30, 2006 and for the period July 10, 2000 (date of incorporation) to September 29, 2007
F-41

Notes to Consolidated Financial Statements (unaudited) for the three and nine months ended September 29, 2007 and September 30, 2006	F-43

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of nFinanSe Inc. and Subsidiary:

We have audited the accompanying consolidated balance sheet of nFinanSe Inc. and subsidiary, formerly known as Morgan Beaumont, Inc.  (the “Company”), a development stage enterprise, as of September 30, 2006, and the related consolidated statements of operations, stockholders’ equity (deficit) and cash flows for the year then ended, the year ended September 30, 2005 and the period July 10, 2000 (date of incorporation) to September 30, 2006. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of September 30, 2006, and the results of its operations and cash flows for the year then ended, the year ended September 30, 2005, and the period July 10, 2000 (date of incorporation) to September 30, 2006, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Notes A and B to such financial statements, the Company is in the development stage, has suffered recurring losses from operations and has ongoing requirements for additional capital investment. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note B. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Kingery & Crouse, P.A /s/

December 28, 2006
Tampa, FL

nFinanSe Inc.
(A Development Stage Enterprise)

CONSOLIDATED BALANCE SHEET AS OF SEPTEMBER 30, 2006

ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$936,605
Receivables:
Accounts (net of allowance for doubtful accounts of $158,457)	10,556
Other	1,430
Prepaid expenses and other current assets	41,820
Assets of discontinued telecom operations	109,157
Tot Total current assets	1,099,568

PROPERTY AND EQUIPMENT	566,408

OTHER ASSETS	90,655

TOTAL	$1,756,631

LIABILITIES AND STOCKHOLDERS’ DEFICIT

CURRENT LIABILITIES:
Accounts payable and accrued liabilities	$461,820
Deferred revenues	10,000
Accrued registration rights damages	203,689
Liabilities of discontinued telecom operations	221,840
Total current liabilities	897,349

Senior secured convertible promissory notes	6,614,581
Total liabilities	7,511,930

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ DEFICIT:
Common stock - $0.001 par value: 200,000,000 shares authorized; 3,829,028 shares issued and outstanding	3,829
Additional paid-in capital	19,103,385
Deficit accumulated during the development stage	(24,862,513)
Total stockholders’ deficit	(5,755,299)

TOTAL	$1,756,631

See notes to consolidated financial statements.

nFinanSe Inc.
(A Development Stage Enterprise)

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the year ended September 30, 2006	For the year ended September 30, 2005	For the period July 10, 2000 (date of incorporation) to September 30, 2006

NET REVENUES	$77,833	$485,834	$1,153,887
COST OF REVENUES	583,762	292,130	1,192,054

GROSS MARGIN (DEFICIENCY)	(505,929)	193,704	(38,167)

OTHER OPERATING EXPENSES:
Employee compensation and benefits:
Stock-based	1,272,263	-	1,272,263
Other	2,691,783	2,367,270	6,134,168
Professional and consulting fees:
Stock-based	679,966	1,088,200	2,780,452
Other	1,762,414	958,580	2,904,689
Selling and marketing	137,928	112,747	346,256
Occupancy and equipment	585,569	379,987	1,200,532
Travel and entertainment	165,391	99,494	292,978
Impairment of assets	-	212,000	255,154
Purchased in process research and development	-	-	153,190
Other	497,186	327,528	895,091
Total Other Operating Expenses	7,792,500	5,545,806	16,234,773

LOSS FROM OPERATIONS	(8,298,429)	(5,352,102)	(16,272,940)

OTHER INCOME (EXPENSE):
Derivative income (expense)	3,465,948	(1,620,686)	1,845,262
Losses on debt extinguishments	(5,137,817)	--	(5,137,817)
Interest income	17,737	34,284	88,231
Interest expense	(1,499,630)	(4,159)	(1,516,527)
Gain from settlement of litigation	-	60,000	4,000
Registration rights penalties	(98,649)	-	(98,649)
Other	-	(95,098)	(95,098)
Total Other Expense -net	(3,252,411)	(1,625,659)	(4,910,598)

LOSS FROM CONTINUING OPERATIONS	(11,550,840)	(6,977,761)	(21,183,538)

LOSS FROM DISCONTINUED OPERATIONS	(3,238,801)	(440,174)	(3,678,975)

NET LOSS	$(14,789,641)	$(7,417,935)	$(24,862,513)

NET LOSS PER SHARE - BASIC AND DILUTED:
Continuing operations	$(3.26)	$(2.84)
Discontinued operations	(0.92)	(0.18)
Total Net Loss Per Share	$(4.18)	$(3.02)

Weighted Average Common Shares Outstanding	3,531,210	2,458,792

See notes to consolidated financial statements.

nFinanSe Inc.
(A Development Stage Enterprise)

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)

						Deficit
					Note	Accumulated
			Additional	Common	Receivable	During the
	Common Stock		Paid-In	Stock	from	Development
	Shares	Par Value	Capital	Subscribed	Stockholder	Stage	Total

Balances, July 10, 2000 (date of incorporation)	-	$-	$-	$-	$-	$-	$-

Common stock subscription	-	-	-	100	-	-	100
Net loss	-	-	-	-	-	-	-
Balances, December 31, 2000	-	-	-	100	-	-	100

Issuance of common stock for cash:
At $0.177 per share	2,547	3	447	(100)	-	-	350
At $0.126 per share	39,802	39	4,961	-	-	-	5,000
Issuance of common stock for services
At $1.57 per share	77,853	78	122,172	-	-	-	122,250
Net loss	-	-	-	-	-	(216,982)	(216,982)
Balances, December 31, 2001	120,202	120	127,580	-		(216,982)	(89,282)

Issuance of common stock for cash:
At $1.57 per share	1,337	1	2,099	-	-	-	2,100
At $2.62 per share	64,766	65	169,435	-	-	-	169,500
At $3.14 per share	15,921	16	49,984	-	-	-	50,000
Issuance of common stock for services:
At $1.57 per share	46,412	46	72,834	-	-	-	72,880
At $2.62 per share	75,465	75	197,816	-	-	-	197,891
At $3.14 per share	3,375	3	10,597	-	-	-	10,600
Net loss	-	-	-	-	-	(451,646)	(451,646)
Balances, December 31, 2002	327,478	326	630,345	-	-	(668,628)	(37,957)

Issuance of common stock for cash:
At $1.57 per share	14,210	14	22,299	-	-	-	22,313
At $3.14 per share	12,737	13	39,987	-	-	-	40,000
Issuance of common stock for services:
At $3.14 per share	189,289	189	594,276	-	-	-	594,465
Issuance of common stock for assets of Typhoon Technologies at $3.14 per share	71,068	71	223,119	-	-	-	223,190
Net loss	-	-	-	-	-	(954,974)	(954,974)
Balances, December 31, 2003	614,782	613	1.510,026	-	-	(1,623,602)	(112,963)

(Continued)

nFinanSe Inc. (A Development Stage Enterprise) CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT) (Continued)

						Deficit
					Note	Accumulated
			Additional	Common	Receivable	During the
	Common Stock		Paid-In	Stock	from	Development
	Shares	Par Value	Capital	Subscribed	Stockholder	Stage	Total

Balances, December 31, 2003	614,782	613	1,510,026	-	-	(1,623,602)	(112,963)

Issuance of common stock for cash ($1.57 per share)	13,183	13	20,687	-	-	-	20,700
Issuance of common stock held in escrow	17,513	18	(18)				-
Common stock issued for services at $3.14 per share	4,521	5	14,195	-	-	-	14,200
Issuance of common stock in exchange for net assets in a recapitalization	1,351,250	1,351	2,967,649	-	(3,000,000)	-	(31,000)
Collections on note receivable from stockholder through September 30, 2004	-	-	-	-	971,051	-	971,051
Collections on note receivable from stockholder after September 30, 2004 (reflected as a current asset)	-	-	-	-	644,535	-	644,535
Net loss	-	-	-	-	-	(1,031,335)	(1,031,335)
Balances, September 30, 2004	2,001,249	2,000	4,512,539	-	(1,384,414)	(2,654,937)	475,188

Issuance of common stock and warrants for cash:
At $4.00 per share	356,250	356	1,424,644	-	-	-	1,425,000
At $8.00 per share (net of stock issuance costs)	618,125	618	4,882,996	-	-	-	4,883,614
Allocation of proceeds from sales of common stock to derivative financial instruments (warrants)	-	-	(3,461,500)	-	-	-	(3,461,500)
Allocation of proceeds from sale of common stock to derivative financial instruments (registration rights)	-	-	(545,943)	-	-	-	(545,943)
Value attributable to consulting and director options	-	-	1,074,700	-	-	-	1,074,700
Issuance of common stock for certain property and equipment of MTel	43,183	43	748,157	-	-	-	748,200
Collections on note receivable from stockholder	-	-	-	-	1,384,414	-	1,384,414
Net loss	-	-	-	-	-	(7,417,935)	(7,417,935)

Balances, September 30, 2005	3,018,807	3,017	8,635,593	-	-	(10,072,872)	(1,434,262)
							(Continued)

nFinanSe Inc. (A Development Stage Enterprise) CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT) (Continued)

						Deficit
					Note	Accumulated
			Additional	Common	Receivable	During the
	Common Stock		Paid-In	Stock	from	Development
	Shares	Par Value	Capital	Subscribed	Stockholder	Stage	Total

Balances, September 30, 2005	3,018,807	3,017	8,635,593	-	-	(10,072,872)	(1,434,262)

Derivative liability related to warrants exercised for common stock	-	-	5,254,468	-	-	-	5,254,468
Reclassify derivative portion for registration rights damages	-	-	(454,226)	-	-	-	(454,226)
Warrants exercised for common stock at $4.00 per share	618,125	618	2,471,882	-	-	-	2,472,500
Exercise of vested stock options	10,000	10	(10)	-	-	-	-
Issuance of additional common stock to principal of MTel	7,000	7	(7)	-	-	-	-
Issuance of common stock to consultant	10,000	10	(10)	-	-	-	-
Issuance of common stock in connection with registration rights penalties	101,345	102	652,523	-	-	-	652,625
Issuance of common stock for consultant services	58,750	59	453,175	-	-	-	453,234
Issuance of warrants to consultants	-	-	226,732	-	-	-	226,732
Employee stock-based award activity	-	-	1,272,263	-	-	-	1,272,263
Cancellation of common stock received in litigation settlement with former employee	(2,500)	(2)	2	-	-	-	-
Correction of stock certificate	1	-	-	-	-	-	-
Issuance of common stock for shares in PBS	7,500	8	83,992	-	-	-	84,000
Reversal of investment in PBS	-	-	(83,992)	-	-	-	(83,992)
Record gain on warrants	-	-	(9,000)	-	-	-	(9,000)
Issuance of additional investment rights	-	-	600,000	-	-	-	600,000
Net loss	-	-	-	-	-	(14,789,641)	(14,789,641)

Balances, September 30, 2006	3,829,028	$3,829	$19,103,385	$-	$-	$(24,862,513)	$(5,755,299)

See notes to consolidated financial statements

nFinanSe Inc.
(A Development Stage Enterprise)

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the year ended September 30, 2006	For the year ended September 30, 2005	For the period July 10, 2000 (date of incorporation) to September 30, 2006
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(14,789,641)	$(7,417,935)	$(24,862,513)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	432,640	145,881	640,571
Provision for inventory obsolescence	494,393	-	494,393
Provision for bad debts	369,246	90,000	459,246
Amortization of intangible assets	-	8,850	15,485
Stock-based compensation and consulting	1,952,229	1,088,200	4,052,715
Purchased in process research and development		-	153,190
Derivative (income) expense, net	(3,465,948)	1,620,686	(1,845,262)
Losses on debt extinguishments	5,137,817		5,137,817
Impairment of assets	741,401	212,000	996,555
Forgiveness of indebtedness as a result of litigation settlement	-	(50,000)	(50,000)
Amortization of discount on convertible promissory note	1,409,849	-	1,409,849
Changes in assets and liabilities, net:
Decrease (increase) in receivables	103,978	(417,141)	(2,314,343)
Decrease (increase) in inventories	(253,207)	(102,500)	(457,399)
Decrease (increase) in prepaid expenses and other current assets	36,968	(72,920)	(52,263)
Decrease (increase) in other assets	25,158	(34,103)	(40,914)
Increase (decrease) in assets of discontinued operations	1,790,325	(2,125,815)	1,790,325
Increase (decrease) in accounts payable and accrued liabilities	185,040	(42,237)	547,129
Increase (decrease) in accrued registration rights penalties	98,649		98,649
Increase (decrease) in deferred revenue	10,000	-	1,920,467
Increase (decrease) in liabilities of discontinued operations	(1,749,026)	1,967,867	(1,749,026)
NET CASH USED IN OPERATING ACTIVITIES	(7,470,129)	(5,129,167)	(13,655,329)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(491,991)	(643,516)	(1,283,756)
Investment in Product Benefits Systems Corporation	(15,737)	-	(15,737)
Notes receivable	-	(202,000)	(202,000)
Initial investment in Financial Services International, Inc.	-	(10,000)	(10,000)
Purchase of assets from Typhoon Voice Technologies, Inc.	-	-	(5,000)
NET CASH USED IN INVESTING ACTIVITIES	(507,728)	(855,516)	(1,516,493)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from borrowings	4,067,250	-	4,165,162
Repayments of notes payable	(100,000)	-	(147,912)
Collections on note receivable from stockholder	-	2,028,949	3,000,000
Proceeds from the issuance of common stock (including subscribed stock )	2,472,500	6,308,614	9,091,177
NET CASH PROVIDED BY FINANCING ACTIVITIES	6,439,750	8,337,563	16,108,427

			(Continued)

nFinanSe Inc.
(A Development Stage Enterprise)

CONSOLIDATED STATEMENTS OF CASH FLOWS
(Continued)

	For the year ended September 30, 2006	For the year ended September 30, 2005	For the period July 10, 2000 (date of incorporation) to September 30, 2006

NET INCREASE IN CASH AND CASH EQUIVALENTS	(1,538,107)	2,352,880	936,605

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	2,474,712	121,832	-

CASH AND CASH EQUIVALENTS, END OF PERIOD	$936,605	$2,474,712	$936,605

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Interest paid	$7,184	$4,159	$14,574
Income taxes paid	$-	$-	$-

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
Acquisition of discontinued assets by issuance of stock	$-	$748,200	$818,200
Reclassification of proceeds from sales of common stock to derivative financial instrument liabilities	$-	$4,007,443	$4,007,443
Issuance of common stock for net assets of Pan American Energy Corporation in a recapitalization - see Note A	$-	$-	$2,969,000
Issuance of common stock in lieu of cash payment of registration penalties	$652,625	$-	$652,625
Reclassification of long-lived assets to assets of discontinued telecom operations	$100,000	$-	$100,000

 See notes to consolidated financial statements.

nFinanSe Inc.
(A Development Stage Enterprise)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE A - FORMATION, BACKGROUND AND OPERATIONS OF THE COMPANY

The accompanying consolidated financial statements include the accounts of nFinanSe Inc. (formerly Morgan Beaumont, Inc.) and those of its wholly owned subsidiary, MBI Services Group, LLC (collectively "we," "us," "our"). All significant intercompany accounts and balances have been eliminated in consolidation. We were incorporated under the laws of the state of Florida on July 10, 2000 and are considered to be a development stage enterprise as defined in Financial Accounting Standard No. 7.

In August 2004, we consummated a merger and recapitalization with Pan American Energy Corp (“PAEC”), a publicly traded company that was incorporated under the laws of the State of Nevada on May 26, 2000. From a legal perspective, PAEC was the surviving company and thus continued its public reporting obligations, however for financial statement purposes, the transaction was treated as a reverse merger and a recapitalization whereby we were deemed to be the acquirer and no goodwill or other intangible assets were recorded.

We were founded on July 10, 2000 and began developing a technology platform to enable us to sell debit cards to the unbanked and underbanked market. Typically, this market is primarily comprised of sub-prime, credit “challenged” consumers. Management identified that a major barrier to the acceptance and use of debit cards was the ability to load additional funds on the debit card. To address this issue, we shifted our focus during 2003 toward enhancing our network to enable customers to load funds directly onto their prepaid cards.

In May 2005, through our subsidiary, we commenced selling traditional prepaid phone cards in order to develop brand recognition within the sub-prime customer market. During fiscal 2006, we added Western Union® and MoneyGram® to our load network and signed an agreement with Discover Financial Services, LLC to issue branded stored value cards (“SVCs”). During the quarter ended September 30, 2006, we made the decision to discontinue the low-margin prepaid phone card business and focus strictly on selling SVCs and expanding our load Network.

We currently operate two divisions: (i) the nFinanSe Card Division, which issues prepaid gift cards, reloadable prepaid cards, payroll cards and promotional/incentive cards; and (ii) the nFinanSe Network™, which is a network of load locations for SVCs.

Subsequent to year end, we increased our authorized shares from 170,000,000 to 200,000,000, and reduced our outstanding common shares via a 20 to 1 reverse stock split. As a result of this stock split, every twenty shares of our common stock outstanding as of the opening of trading on such date were combined into one share of our common stock. The reverse stock split affects all shares of common stock including those shares underlying outstanding stock options and warrants. All references to the number of shares in the accompanying consolidated financial statements and notes thereto have been adjusted to reflect the changes as though they occurred at the date of our incorporation.

Discontinued Operations and Reclassifications

We account for discontinued operations using the component-business approach in accordance with Financial Accounting Standard No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets”. Our financial statements for all periods presented have been restated to reflect the Prepaid Calling Card Business as a discontinued operation.

Revenue Recognition

We generate the following types of revenues:

•  Wholesale fees, which arise from sales and activation of our stored value cards.
•  Transaction fees, which arise from the use and loading of cash for stored value cards.
•  Maintenance fees, which arise from keeping the cards active on a monthly basis.

Our revenue recognition policy for fees and services arising from our products is consistent with the criteria set forth in SEC Staff Accounting Bulletin 104, “ Revenue Recognition in Financial Statements” (“SAB 104”) for determining when revenue is realized or realizable and earned. In accordance with the requirements of SAB 104, we recognize revenue when (1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) our price to the buyer is fixed or determinable; and (4) collectibility of the receivables is reasonably assured. Costs of revenue, including the cost of printing the cards, are recorded at the time revenue is recognized.

Accounts Receivable and Allowance for Doubtful Accounts

Our credit terms for stored value cards sold through retail distribution are typically two days after the sale and activation of the cards for the face amount of the gift card and the load amount of the reloadable prepaid cards. Our wholesale fees for the cards are payable each Monday for the sales of the previous week. Paycards and rewards card loads and fees are usually paid in advance. Transaction fees earned on use of the cards are settled daily. Accounts receivable are determined to be past due if payment is not made in accordance with the terms of our contracts and receivables are written off when they are determined to be uncollectible. We perform ongoing credit evaluations of our customers, and with the exception of some minimum cash balances, generally do not require collateral.

We evaluate the allowance for doubtful accounts on a regular basis for adequacy. The level of the allowance account, and related bad debts are based upon our review of the collectibility of our receivables in light of historical experience, adverse situations that may affect our customers’ ability to repay, estimated value of any underlying collateral and prevailing economic conditions. This evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available.

Cash and Cash Equivalents

For purposes of the statement of cash flows, we consider all highly liquid investments with an original maturity of three months or less to be cash equivalents.

Inventories

At September 30, 2005, inventories consisted primarily of prepaid phone cards, and reloadable stored value cards. During the year ended September 30, 2006, primarily because of our decision to discontinue the prepaid phone card business, and because we determined various other inventories were defective (we attempted to receive credit for these inventories from the vendor without success), we recorded a provision for obsolescence of approximately $494,900, and at September 30, 2006, the balance of our inventories is zero. Prior to these write offs, inventories were charged to cost of goods sold using the first in first out method.

Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires us to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements. The reported amounts of revenues and expenses during the reporting period may be affected by the estimates and assumptions we are required to make. Estimates that are critical to the accompanying consolidated financial statements arise from our belief that we will secure an adequate amount of cash to continue as a going concern, that all long-lived assets are recoverable and that the resolution of various contingencies will not materially impact our consolidated financial statements. In addition, the liability resulting from accrued registration rights damages arises from a significant estimate as discussed in Note J. The markets for our products are characterized by intense competition, rapid technological development, evolving standards, short product life cycles and price competition, all of which could impact the future realization of our assets. Estimates and assumptions are reviewed periodically and the effects of revisions are reflected in the period that they are determined to be necessary. It is at least reasonably possible that our estimates could change in the near term with respect to these matters.

Property and Equipment

Property and equipment are stated at cost. Major additions are capitalized, while minor additions and maintenance and repairs, which do not extend the useful life of an asset, are expensed as incurred. Depreciation and amortization are provided using the straight-line method over the assets' estimated useful lives, which range from three to ten years.

Long-Lived Assets

In accordance with Financial Accounting Standard No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," (“FAS 144”) we evaluate the recoverability of long-lived assets and the related estimated remaining lives when events or circumstances lead management to believe that the carrying value of an asset may not be recoverable. During the years ended September 30, 2006 and 2005, we determined that certain impairment losses were necessary and charged operations for approximately $741,000 and $212,000, respectively. The 2005 losses arose primarily from our determination that a note receivable was not recoverable, whereas the 2006 impairment charge (which reduced the carrying value of certain telecom property and equipment to its estimated fair value as determined by our management) resulted from our decision to discontinue our prepaid phone card business as discussed above. In accordance with FAS 144, the 2006 impairment loss has been included in the loss from discontinued operations in the accompanying consolidated statement of operations. At September 30, 2006, we believe all of our remaining long-lived assets are recoverable.

Advertising Costs

We expense advertising costs as they are incurred. Advertising costs approximated $138,000 and $113,000 during the years ended September 30, 2006 and 2005, respectively.

Research and Development

Research and development costs, which approximated $642,000 and $303,000 during the years ended September 30, 2006 and 2005, respectively, are expensed as incurred.

Net Loss Per Share

We compute net loss per share in accordance with Financial Accounting Standard No. 128 “Earnings per Share” (“FAS No. 128”) and SEC Staff Accounting Bulletin No. 98 (“SAB 98”). Under the provisions of FAS No. 128 and SAB 98, basic net loss per share is computed by dividing the net loss available to common stockholders for the period by the weighted average number of common shares outstanding during the period. Diluted net loss per share is computed by dividing the net loss for the period by the number of common and common equivalent shares outstanding during the period (common stock equivalent shares arise from options and warrants). Because of our net losses, none of these common stock equivalent shares have been dilutive at any time since our inception; accordingly basic and diluted net loss per share are identical for each of the periods in the accompanying consolidated statements of operations.

Income Taxes

We compute income taxes in accordance with Financial Accounting Standard No. 109 “Accounting for Income Taxes” (“FAS 109”). Under FAS 109, deferred taxes are recognized for the tax consequences of temporary differences by applying enacted statutory rates applicable to future years to differences between the financial statement carrying amounts and the tax basis of existing assets and liabilities. Also, the effect on deferred taxes of a change in tax rates is recognized in income in the period that included the enactment date. Significant temporary differences arise primarily from accounts payable and accrued liabilities that are not deductible for tax reporting until they are paid.

Convertible Debt and Equity Instruments Issued with Registration Rights Agreements

In connection with the sale of debt or equity instruments, we may enter into Registration Rights Agreements that generally require us to file registration statements with the Securities and Exchange Commission to register common shares that may be issued on conversion of debt or preferred stock, to permit re-sale of common shares previously sold under an exemption from registration or to register common shares that may be issued on exercise of outstanding options or warrants. The agreements typically require us to pay damages, in the form of contractually stipulated penalties, for any delay in filing the required registration statements or in the registration statements becoming effective, maintaining effectiveness or, in some instances, maintaining a listing of our common stock. These damages are usually expressed as a fixed percentage, per month, of the original proceeds we received on issuance of the debt, preferred stock, common shares, options or warrants. We account for these penalties as contingent liabilities, applying the accounting guidance of Financial Accounting Standard No. 5, “Accounting for Contingencies” (“FAS 5”). This accounting is consistent with views established by the Emerging Issues Task Force in its consensus set forth in EITF 05-04 and FASB Staff Positions FSP EITF 00-19-2 “Accounting for Registration Payment Arrangements”, which was issued December 21, 2006. Accordingly, we recognize the damages when it becomes probable that they will be incurred and amounts are reasonably estimable.

In connection with sales of our common stock during the fiscal year ended September 30, 2005, we granted certain registration rights that provided for liquidated damages in the event we failed to timely register the common stock for re-sale or maintain the effectiveness of that registration. Although the registration rights agreement did not provide for net-cash settlement, the existence of liquidated damages provided for a defacto net-cash settlement option. As a result, a portion of the common stock proceeds were initially reclassified from equity and included as a derivative financial instrument liability until such time as the conditions were eliminated. At the time the required registration statement became effective on June 15, 2006, the amount payable up to that date of approximately $206,000 was re-classified to Accrued Registration Rights Damages Payable and the portion of the estimated liability for future periods of approximately $454, 000 no longer payable as a result of effectiveness, was re-classified to equity. The liability is re-measured each reporting period and at September 30, 2006 the liability of approximately $204,000 relates to the estimated fair value of our liability related to our obligation to maintain the effectiveness of the registration.

Financial Instruments and Concentrations

Financial instruments, as defined in Financial Accounting Standard No. 107, “Disclosures about Fair Values of Financial Instruments”, consist of cash, evidence of ownership in an entity and contracts that both (i) impose on one entity a contractual obligation to deliver cash or another financial instrument to a second entity, or to exchange other financial instruments on potentially unfavorable terms with the second entity, and (ii) conveys to that second entity a contractual right (a) to receive cash or another financial instrument from the first entity or (b) to exchange other financial instruments on potentially favorable terms with the first entity. Accordingly, our financial instruments consist of cash and cash equivalents, accounts receivable, accounts payable, accrued liabilities, notes payable, derivative financial instruments, and convertible debt.

The carrying values of our cash and cash equivalents, receivables and accounts payable and accrued and other liabilities approximate their respective fair values due to their short-term nature. The fair value of our Senior Secured Convertible Promissory Notes of $6,614,581 is also the carrying value of these instruments because they were recorded at their fair value when they were issued on September 29, 2006 in connection with the debt exchange transaction that is more fully discussed in Note K.

Financial instruments, which potentially subject us to significant concentrations of credit risk, consist primarily of accounts receivable, and cash and cash equivalents. At September 30, 2006, our net accounts receivable did not represent a material credit risk. With respect to cash and cash equivalents, we frequently maintain such balances in excess of federally insured limits. We have not experienced any losses in such accounts.

Derivative financial instruments, as defined in Financial Accounting Standard No. 133, “Accounting for Derivative Financial Instruments and Hedging Activities”, consist of financial instruments or other contracts that contain a notional amount and one or more underlyings (e.g. interest rate, security price or other variable), require no or minimal initial net investment and permit net settlement. Derivative financial instruments may be free-standing or embedded in other financial instruments. Further, derivative financial instruments that are recorded as liabilities or, in rare instances, as assets are initially, and subsequently, measured at fair value.

We generally do not use derivative financial instruments to hedge exposures to cash-flow, market or foreign-currency risks. However, we review the terms of our convertible debt and equity instruments to determine whether there are embedded derivative instruments, including the embedded conversion option, that are required to be bifurcated and accounted for separately as a derivative financial instrument. In circumstances where the convertible instrument contains more than one embedded derivative instrument, including the conversion option, that is required to be bifurcated, the bifurcated derivative instruments are accounted for as a single, compound derivative instrument. Also, in connection with the sale of convertible debt and equity instruments, we may issue freestanding options or warrants that may, depending on their terms, be accounted for as derivative instrument liabilities, rather than as equity.

For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value and is then re-valued at each reporting date, with changes in the fair value reported as charges or credits to operations. We estimate fair values of derivative financial instruments using various techniques (and combinations thereof) that are considered to be consistent with the objective of measuring fair value. In selecting the appropriate technique, we consider, among other factors, the nature of the instrument, the market risks that it embodies and the expected means of settlement. For less complex derivative instruments, such as freestanding warrants, we generally use the Black-Scholes-Merton option valuation model because it embodies all of the requisite assumptions (including trading volatility, estimated terms and risk free rates) necessary to fair value these instruments. For complex derivative instruments, such as embedded conversion options, we generally use the Flexible Monte Carlo valuation technique because it embodies all of the requisite assumptions (including credit risk, interest-rate risk and exercise/conversion behaviors) that are necessary to fair value these more complex instruments. For forward contracts that contingently require net-cash settlement as the principal means of settlement, we project and discount future cash flows applying probability-weighting to multiple possible outcomes. Estimating fair values of derivative financial instruments requires the development of significant and subjective estimates that may, and are likely to, change over the duration of the instrument with related changes in internal factors and external market indicators. In addition, option based techniques are highly volatile and sensitive to changes in our trading market price which has a high-historical volatility. Since derivative financial instruments are initially and subsequently carried at fair values, our income reflects the volatility in these estimate and assumption changes.

The following table illustrates the components of our derivative income (expense) during the years ended September 30, 2006 and 2005:

	2006	2005
Incremental fair value adjustments to derivative financial instruments	$5,502,444	$(1,620,686)
Day-one derivative losses (See Note K)	(2,036,496)	--

Totals	$3,465,948	$(1,620,686)

Stock - Based Compensation

Prior to January 1, 2006, we used Financial Accounting Standard No. 148 “Accounting for Stock-Based Compensation - Transition and Disclosure” (“FAS 148”) to account for our stock-based compensation arrangements. It amended the disclosure provisions of FAS 123 to require prominent disclosure about the effects on reported net income of an entity’s accounting policy decisions with respect to stock-based employee compensation. Through December 31, 2005, as permitted by FAS 123 and amended by FAS No. 148, we used the intrinsic value method under Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees,” to account for our stock-based employee compensation arrangements. Effective January 1, 2006, we began applying FAS 123(R) to account for our stock-based compensation arrangements. This statement requires us to recognize compensation expense in an amount equal to the fair value of shared-based payments such as stock options granted to employees. We have elected to apply FAS 123(R) on a modified prospective method. Under this method, we are required to record compensation expense (as previous awards continue to vest) for the unvested portion of previously granted awards that remain outstanding at the date of adoption. The effect of adopting this statement was to increase our net loss by approximately $1,272,000 during the year ended September 30, 2006.

With respect to non-employee stock options that vest at various times and have no significant disincentives for non-performance and/or specific performance commitments, we follow the guidance in Emerging Issues Task Force Issue (“EITF”) No. 96-18. Pursuant to this standard, the value of these options is estimated at various reporting dates and finally measured at the respective vesting date(s) of the options (or the date on which the consultants’ performance is complete). The expense for each group of options is recognized ratably over the vesting period for each group, and the estimated value of any unvested options is updated at such time. As a result, under these arrangements, our initial and periodic recording of stock-based compensation expense represents an estimate for which changes are reflected in the period that they are determined to be necessary.

Impact of Recently Issued Accounting Pronouncements

In May 2005, the Financial Accounting Standards Board issued Financial Accounting Standard No. 154, “Accounting Changes and Error Corrections” (“FAS 154”). The Statement applies to all voluntary changes in accounting principle and to changes required by an accounting pronouncement that do not include explicit transition provisions.  FAS 154 requires that changes in accounting principle be retroactively applied, instead of including the cumulative effect in the income statement.  The correction of an error will continue to require financial statement restatement.  A change in accounting estimate will continue to be accounted for in the period of change and in subsequent periods, if necessary.  FAS 154 is effective for fiscal years beginning after December 31, 2005.  The adoption of this Statement is not expected to have a material impact on our financial condition or results of operations.

In June 2005, the EITF reached a consensus on Issue 05-6, “Determining the Amortization Period for Leasehold Improvements,” which requires that leasehold improvements acquired in a business combination or purchased subsequent to the inception of a lease be amortized over the lesser of the useful life of the assets or a term that includes renewals that are reasonably assured at the date of the business combination or purchase. EITF Issue 05-6 is effective for periods beginning after June 29, 2005. Earlier application is permitted in periods for which financial statements have not been issued. The adoption of this Issue did not have an impact on our financial statements

In February 2006, the FASB issued Financial Accounting Standard No. 155, “Accounting for Certain Hybrid Financial Instruments; an amendment of Financial Accounting Standard Nos. 133 and 140" (“FAS 155”), to simplify and make more consistent the accounting for certain financial instruments. FAS 155 amends FAS 133, “Accounting for Derivative Instruments and Hedging Activities”, to permit fair value remeasurement for any hybrid financial instrument with an embedded derivative that otherwise would require bifurcation, provided that the whole instrument is accounted for on a fair value basis. FAS 155 amends FAS 140, “Accounting for the Impairment or Disposal of Long-Lived Assets”, to allow a qualifying special-purpose entity to hold a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. FAS 155 applies to all financial instruments acquired or issued after the beginning of an entity’s first fiscal year that begins after September 15, 2006, with earlier application allowed. This standard is not expected to have a significant effect on our financials statements.

In March 2006, the FASB issued Financial Accounting Standard No. 156, “Accounting for Servicing of Financial Assets, an amendment of FASB Statement No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities” (“FAS 156”). This statement requires all separately recognized servicing assets and servicing liabilities to be initially measured at fair value, if practicable, and permits for subsequent measurement using either fair value measurement with changes in fair value reflected in earnings or the amortization and impairment requirements of FAS 140. The subsequent measurement of separately recognized servicing assets and servicing liabilities at fair value eliminates the necessity for entities that manage the risks inherent in servicing assets and servicing liabilities with derivatives to qualify for hedge accounting treatment and eliminates the characterization of declines in fair value as impairments or direct write-downs. FAS 156 is effective for an entity’s first fiscal year beginning after September 15, 2006.  This statement is not expected to have a significant effect on our financial statements.

In September 2006, the FASB issued Financial Accounting Standard No. 157, “Fair Value Measurements” (“FAS 157”). This Statement defines fair value, establishes a framework for measuring fair value in accordance with generally accepted accounting principles and expands disclosures about fair value measurements. This statement applies under other accounting pronouncements that require or permit fair value measurements as the Board previously concluded in those accounting pronouncements that fair value is a relevant measurement attribute.

Accordingly, this Statement does not require us to develop or report any new fair value measurements. This Statement is effective for financial statements for fiscal years beginning after November 15, 2007. Earlier application is permitted provided that the reporting entity has not yet issued financial statements for that fiscal year. This statement is not expected to have a significant effect on our financial statements.

In September 2006, the FASB issued Financial Accounting Standard No. 158 “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans,” an amendment of FASB Statements No. 87, 88, 106, and 132(R)” (“FAS 158”). This Statement requires an employer that is a business entity and sponsors one or more single-employer defined benefit plans to (a) recognize the funded status of a benefit plan—measured as the difference between plan assets at fair value (with limited exceptions) and the benefit obligation—in its statement of financial position; (b) recognize as a component of other comprehensive income, net of tax, the gains or losses and prior service costs or credits that arise during the period but are not recognized as components of net periodic benefit cost pursuant to FAS 87, “Employers’ Accounting for Pensions”, or FAS 106, “Employers’ Accounting for Postretirement Benefits Other Than Pensions” ; (c) measure defined benefit plan assets and obligations as of the date of the employer’s fiscal year-end statement of financial position (with limited exceptions); and (d) disclose in the notes to financial statements additional information about certain effects on net periodic benefit cost for the next fiscal year that arise from delayed recognition of the gains or losses, prior service costs or credits, and transition asset or obligation. An employer with publicly traded equity securities is required to initially recognize the funded status of a defined benefit postretirement plan and to provide the required disclosures as of the end of the fiscal year ending after December 15, 2006. This statement is not expected to have a significant effect on our financial statements.

In June 2006, the FASB issued FASB Interpretation No. 48, "Accounting for Uncertainty in Income Taxes" (“FIN 48”) which clarifies the accounting for uncertainty in income taxes recognized in an enterprise's financial statements in accordance with FAS 109, "Accounting for Income Taxes". This interpretation prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. FIN 48 is effective for fiscal years beginning after December 15, 2006. This statement is not expected to have a significant effect on our financial statements.

NOTE B - GOING CONCERN

Our consolidated financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern, which contemplate the realization of assets and liquidation of liabilities in the normal course of business. We have incurred significant losses and negative cash flows from operations since our inception, and we also have various contingent liabilities that could adversely impact our cash availability if they are not resolved in our favor. In addition, and while we raised approximately $4,000,000 through sales of our preferred stock on December 28, 2006 (see Note N), we anticipate that we will need additional debt and/or equity capital to meet our operating commitments for the next twelve months. As such, our ability to continue as a going concern is contingent upon us being able to generate cash flow from operations and/or secure an adequate amount of debt or equity capital to enable us to meet our operating cash requirements and successfully implement our business plan. In addition, our ability to continue as a going concern must be considered in light of the problems, expenses and complications frequently encountered by entrance into established markets and the competitive environment in which we operate. There can be no assurance that we will be able to generate adequate proceeds from financings or that any such financings will be available on terms suitable to us. These factors, among others, indicate that we may be unable to continue as a going concern for a reasonable period of time. Our consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should we be unable to continue as a going concern.

NOTE C - INCOME TAXES

We recognized losses for both financial and tax reporting purposes during each of the periods in the accompanying consolidated statements of operations. Accordingly, no provisions for income taxes or deferred income taxes payable have been provided for in the accompanying consolidated financial statements.

Assuming our net operating loss carryforwards are not disallowed by taxing authorities because of certain “change in control” provisions of the Internal Revenue Code, at September 30, 2006 we have net operating loss carryforwards of approximately $15.4 million for income tax purposes (the significant difference between our net operating carryforwards and our deficit arises primarily from the loss on derivative financial instruments and certain stock-based and impairment expenses that are considered to be permanent differences between book and tax reporting ). These carryforwards expire in various years through the year ended September 30, 2026. Components of our net current and non-current deferred income tax assets, assuming an effective income tax rate of 39.5%, are approximately as follows at September 30, 2006:

Net current deferred income tax asset:
Accounts payable and accrued liabilities	$208,700
Receivables (net of deferred revenues)	(4,500)
Other	(15,800)
Subtotal	188,400
Less valuation allowance	(188,400)
Net current deferred income tax asset	$-

Non-current deferred income tax asset:
Intangibles	$14,100
Net operating loss carry forward	5,807,500
Subtotal	5,821,600
Less valuation allowance	(5,821,600)

Non-current deferred income tax asset	$-

Our net current and non-current deferred income tax assets are not recorded in the accompanying consolidated balance sheet because we established valuation allowances to fully reserve such assets as their realization did not meet the required asset recognition standard established by FAS 109.  The total valuation allowance increased by approximately $3,601,000 during the year ended September 30, 2006.

NOTE D - PROPERTY AND EQUIPMENT

Property and equipment consists of the following at September 30, 2006:

Furniture, fixtures and equipment	$583,295
Computer software	206,812
Leasehold improvements	74,391
864,498
Less accumulated depreciation and amortization	(298,090)

Property and equipment - net	$566,408

NOTE E -OTHER RELATED PARTY TRANSACTIONS

At September 30, 2006, accounts payable and accrued liabilities include approximately $81,000 that is owed to various officers for accrued vacation and $38,000 owed to our directors.

During the year ended September 30, 2005, we engaged a construction company to remodel our office facility. Total amounts paid to this entity, which was partially owned by our Chief Executive Officer at such time, for these leasehold improvements approximated $59,000.

At September 30, 2005, property and equipment included telecommunications equipment having a cost of approximately $948,000 that was purchased from MTEL Communications, Inc (“MTEL”) on May 6, 2005. MTEL is a telecommunications provider that used the equipment to service its prepaid phone cards that were sold in foreign markets for calls back to the United States. We used the equipment to offer United States based prepaid phone cards. As consideration for the purchased assets, we paid $200,000 and issued 43,183 shares of our common stock, which stock had a value of $748,000. In connection with our decision to discontinue our prepaid phone card business (see Note A), we recognized an impairment loss of approximately $741,000 as of September 30, 2006. The remaining net book value of the assets of approximately $100,000 is included in Assets of discontinued telecom operations in the accompanying consolidated balance sheet. As discussed at Note I, this equipment was retuned to MTEL as part of a litigation settlement in December 2006.

At the time of the purchase of the MTEL assets, we engaged the founder and President of MTEL to provide certain consulting services to us under a consulting agreement that requires, at a minimum, monthly payments of $7,000 for a period of at least eighteen months. During the year ended September 30, 2005 and 2006, we paid approximately $35,000 and $100,000, respectively, under this arrangement.

Subsequent to the date of the purchase of the MTEL assets we purchased approximately $690,000 of telecommunications services from MTEL.

NOTE F - COMMITMENTS AND CONTINGENCIES

Operating Leases

We are obligated under operating lease agreements for our facilities through December 31, 2008. Future minimum lease payments under these leases are approximately as follows at September 30, 2006:

Years ending September 30,	Amounts

2007	$290,400
2008	198,900
2009	38,200

Total	$527,500

Rent expense included in loss from continuing operations for the years ended September 30, 2006 and 2005 approximated $274,000 and $182,500, respectively.

Employment Agreements

At September 30, 2006, we are obligated under the following employment agreements:

●  An employment agreement with our then Chairman of the Board and former Chief Executive Officer. Pursuant to the agreement, he is to receive base annual compensation of $225,000 through December 31, 2007, as well as various vacation and medical benefits, a car allowance of $750 per month and annual bonuses ranging from 2.5 to 3.0% of net income. The agreement contains a takeover provision that requires us to pay the greater of $750,000, or an amount equal to 7.5% of any sale price in excess of $25,000,000 to him in the event a change in control occurs. If we terminate him without cause, we will be required to pay severance to him in the amount of compensation and benefits he would have otherwise earned for a period of twelve months.

●  An employment agreement with our new Chief Executive Officer, which has a term from September 5, 2006 to December 31, 2008, pursuant to which he receives an annual salary of $235,000, and at the discretion of the Board, a bonus up to 75% of such salary. The agreement is to be automatically renewed indefinitely for succeeding terms of two years unless otherwise terminated in accordance with the agreement. Additionally, he received the right, privilege and option to purchase a number of shares of our common stock (the “Option Shares”) equal to 4.25% of the outstanding shares of our total issued stock, options and warrants as of the earlier of the following: (a) the date five days following the date we complete our next round of permanent financing following August 31, 2006, at a strike price equal to the market price on that date (which permanent financing was completed on December 28, 2006 - see Note N); or (b) February 28, 2007, at a strike price equal to the market price on such date. The Option Shares are divided into 28 equal installments; the first six installments vesting on February 28, 2007, and an additional installment vesting on the final day of each month through December 31, 2008. Notwithstanding this vesting schedule, the options will be immediately fully vested and exercisable in the event of a change in control (as defined in the agreement), and/or the death or total disability of the officer during the term of his employment. To the extent it is not previously exercised, the option terminates on the earlier of (i) the date five years following the grant date or (ii) at the date 12 months following the cessation of the officer’s employment with us. He also receives a performance-based bonus and certain medical and other benefits. If we terminate him without cause, we will be required to pay severance to him in the amount of compensation and benefits he would have otherwise earned for the shorter of the remaining term of the agreement, or twelve months.

●  An employment agreement with our Chief Financial Officer, which has a term from September 5, 2006 to December 31, 2008, pursuant to which he receives an annual salary of $185,000. The executive received the right, privilege and option to purchase a number of shares of our common stock (the “Option Shares”) equal to 2% of the outstanding shares of our total issued stock, options and warrants as of the earlier of the following: (a) the date five days following the date we complete our next round of permanent financing following August 31, 2006 at a strike price equal to the market price on that date (which permanent financing was completed on December 28, 2006 - see Note N); or (b) February 28, 2007 at a strike price equal to the market price on such date. The Option Shares are divided into 28 equal installments; the first six installments vesting on February 28, 2007, and an additional installment vesting on the final day of each month through December 31, 2008. Notwithstanding this vesting schedule, the options will be immediately fully vested and exercisable in the event of a change in control (as defined in the agreement), and/or the death or total disability of the officer during the term of his employment. To the extent it is not previously exercised, the option terminates on the earlier of (i) the date five years following the grant date or (ii) at the date 12 months following the cessation of the officer’s employment with us. He also receives a performance-based bonus and certain medical and other benefits. If we terminate him without cause, we will be required to pay severance to him in the amount of compensation and benefits he would have otherwise earned for the shorter of the remaining term of the agreement, or twelve months.

Service and Purchase Agreements

We have entered into three-year contracts with Discover Financial Services LLC, our card network, Palm Desert National Bank, our card issuing bank and Metavante, our processor. Since the majority of the fees to be paid are contingent primarily on card volume, it is not possible to calculate the amount of the future commitment on these contracts. The Metavante agreement does call for a minimum payment of $5,000 per month.

Pending or Threatened Litigation

We are involved in certain litigation in the normal course of business. We do not believe that the resolution of these matters will have a significant, adverse impact on our consolidated financial position and/or results of operations.

In addition, we have been threatened with litigation regarding certain matters. In one of these matters, counsel for the potential plaintiff provided us with a draft complaint and made a demand for $2,000,000, but then expressed an interest in settling for payment of $800,000. If litigation is ultimately filed, we will defend the matters vigorously. Because we do not believe these matters will have a material adverse effect on our consolidated financial position and/or results of operations, no effect has been given to any loss that may result from the resolution of these matters in the accompanying consolidated financial statements.

NOTE G - STOCK-BASED COMPENSATION

Issuances of Options in Fiscal 2005

During the year ended September 30, 2005, we engaged various consultants and other professionals to assist us. Pursuant to the agreements, we granted an aggregate of 126,250 options to these consultants at various prices, and recognized stock-based compensation expense of approximately $1,039,200 in fiscal 2005.

In October 2004, we also granted options to purchase 35,000 shares of our common stock for $4.00 per share to the members of our Board of Directors as consideration for their service during the year ended September 30, 2005. The options, which vested on the date of grant, had a fair value of approximately $1.40 in excess of the exercise price on such date; accordingly we recognized $49,000 of stock-based compensation as a result of the grant of these options in fiscal 2005.

Restricted Stock Issuances in Fiscal 2006

Restricted stock was issued to certain key consultants pursuant to their consulting agreements during the year ended September 30, 2006. The stock vested over the consulting terms of approximately one year. Certain portions of restricted stock grants vested immediately upon grant. These agreements were terminated prior to September 30, 2006 and a portion of the grants were forfeited as provided by the agreements. The following table summarizes the activity related to restricted stock issued to consultants during the year ended September 30, 2006:

Restricted stock outstanding as of September 30, 2005	-
Restricted stock granted to consultants	107,500
Restricted stock forfeited	(48,750)
Restricted stock vested	(58,750)

Unvested restricted stock as of September 30, 2006	-

Compensation expense related to restricted stock grants was approximately $453,000 for fiscal 2006. At September 30, 2006, we have no unrecognized compensation expense related to restricted stock grants.

Warrants issued to Consultants in 2006

During the year ended September 30, 2006, we issued 60,000 warrants to a consulting entity, which allow such entity to purchase a like number of our common shares for $5.00 per share. Subsequently, approximately 22,500 of these warrants were forfeited when we canceled the agreement (accordingly 37,500 warrants remain outstanding as of September 30, 2006; all of which are fully vested). The warrants expire at various times in 2011. We recognized approximately $226,700 of stock-based consulting expense under this agreement in fiscal 2006.

NOTE H - STOCK OPTIONS

Issuance of Options

Our 2004 Stock Option Plan (the “2004 Plan”) provides for the issuance of up to 750,000 shares of common stock through the granting of stock options to employees, officers, directors, consultants, and advisors. Our Board has authority to determine awards and establish the exercise price. As of September 30, 2006, exclusive of 37,500 warrants discussed at Note G, there are a total of 728,600 options outstanding under the 2004 Plan, consisting of 654,792 options issued to employees and directors, and 73,808 options issued to consultants. Such options vest over various periods up to three years and expire on various dates through 2008.

The fair value of each option grant is estimated on the date of the grant using the Black-Scholes option pricing model. Assumptions used in the fiscal year ended September 30, 2006 were: risk free interest rates range from 4.18% to 5.30%, expected lives of 2 and 5 years, a 0% dividend yield rate, and expected volatilities ranging between .77 and 2.07. Assumptions used in the fiscal year ended September 30, 2005 were: risk free interest rates of 4.0% and 2.23%, average expected lives of 2 years, a 0% dividend yield rate, and expected volatility of .934 and 1.923.

On January 1, 2006, we adopted FAS 123(R) and, under modified prospective application, have included in stock-based compensation expense all new and modified awards and in addition compensation cost for the portion of existing awards for which requisite service had not been rendered. Had our compensation expense for stock-based awards previously been determined based upon fair values at the grant dates for awards under this plan, our net loss and net loss per share amounts for the year ended September 30, 2006, and 2005 would have been as follows:

	For the year ended September 30, 2006	For the year ended September 30, 2005
Net loss: As reported	$(14,789,641)	$(7,417,935)
Pro forma	$(15,291,225)	$(8,806,941)

Loss per share:
As reported	$(4.18)	$(3.02)
Pro forma	$(4.33)	$(3.58)

The following table describes our stock option activity for our employees and directors during the years ended September 30, 2006 and 2005 (see separate comments regarding consultant options below):

	Number of Options	Weighted average exercise price per share (priced at date of grant)

Outstanding at September 30, 2004	-	-
Granted	643,250	$8.98
Cancelled	(109,667)	$(8.32)
Outstanding at September 30, 2005	533,583	$9.10
Granted	191,625	$9.33
Cancelled	(70,417)	$11.34
Outstanding at September 30, 2006	654,791	$7.51

Options granted at or above market value in 2006	191,625

The following table summarizes information regarding options issued to employees and directors that are outstanding at September 30, 2006:

	Options outstanding to employees and directors			Options exercisable

Range of exercise prices	Number outstanding	Weighted average remaining contractual life in years	Weighted average exercise price	Number exercisable	Weighted average exercise price per share

$4.00-$ 14.00	628,541	3.8	$6.92	618,958	$6.89
$14.01-$24.00	20,000	3.6	$20.56	20,000	$20.56
$24.01-$ 32.00	6,250	2.0	$26.40	6,250	$26.40
	654,791	3.8	$7.52	645,208	$7.51

Contingent Options

As discussed in Note F, we have also awarded share-based payment arrangements to our Chief Executive Officer and Chief Financial Officer. We follow the guidance of FAS 123(R) in our accounting for these awards. This standard provides that the grant-date fair value of these awards is to be recognized as compensation cost over the requisite service periods. Because we just completed permanent financing on December 28, 2006, the exercise price of the options will not be known until the first week of January 2007. Commencing on the grant date, we will recognize as compensation cost, over the period (if any) to February 28, 2007, 6/28 of the fair value as of the grant date of the actual number of options issued, with the remaining 22/28 being recognized ratably over each of the 22 months ending December 31, 2008.

At September 30, 2006, we had a total of 4,610,069 shares of common stock and options and warrants outstanding.  Based on 6.25% of that number, the awards would provide options on 288,130 shares.  Since we completed a permanent financing on December 28, 2006 (see Note N), another 582,952 options will be granted to these officers (6.25% of 9,327,230 preferred shares). The actual compensation that will result from these awards has not yet been definitively determined as the grant date will not occur until the first week of January 2007 (i.e. five business days after the date the permanent financing was obtained), however based on the closing price of our stock on December 28, 2006, such compensation expense is expected to be at least $800,000 as a result of the options discussed herein.

Consultant Options

As mentioned at Note G, in addition to the employee and director options included in the table above, we have granted a total of 126,250 options to consultants. During the period ended June 30, 2006, one of these consultants exercised 10,000 options and as of September 30, 2006, there were 73,808 outstanding options that have been issued to consultants. The options are fully vested and have an average exercise price of $10.18.

NOTE I - SETTLEMENT OF LITIGATION

On November 8, 2004, we settled certain litigation in which we were the plaintiff. As consideration for such settlement, we received forgiveness of notes payable totaling $50,000, cash of $10,000 and process management software certified for use by MasterCard® International. The proceeds of the settlement were reflected as other income in the first quarter of fiscal 2005.

At September 30, 2005, we were involved in litigation with a former employee. There were many issues between the parties, including the former employee's claim of damages in excess of $6,000,000. The former employee also made a claim outside of the litigation that he was entitled to pre-merger shares valued at approximately $5,200,000. We paid cash of $75,000 to settle this litigation in 2006.

At September 30, 2006 we were involved in litigation with MTEL Communications and Miguel Vasquez, its founder. The dispute involved an agreement to purchase assets and a consulting agreement, both related to the recently discontinued telecom operations. On November 22, 2006 the parties agreed to settle all matters and we agreed to return certain discontinued telecom operations assets which had a carrying value of $100,000 (after the impairment loss discussed at Note A). The value of this settlement is reflected as an expense in Discontinued Telecom Operations as of September 30, 2006.

NOTE J - PRIVATE PLACEMENTS OF COMMON STOCK

During the year ended September 30, 2005, we completed two private placements of our common stock as follows:

●	In December 2004, we completed a private placement of 356,250 of shares of our common stock (the “Shares”) to certain accredited investors for $1,425,000.

●
In July 2005, we completed the private placement of 618,125 shares of our common stock to certain accredited investors for $4,945,000 in an offering, agreed to on June 17, 2005. The purchasers also received a warrant exercisable for two years to purchase one (1) share of common stock for $12.00 per share for each share of common stock purchased. This price was subsequently decreased to $4.00 per share. All such warrants have been exercised as of September 30, 2006.

We agreed to register the shares and the shares underlying the warrants, and also agreed to pay certain penalties if we failed to timely perform or provide for the registration of these shares and warrants. Because we were not successful in registering the shares in the agreed upon time frame, we have incurred cumulative penalties of $652,625 through September 30, 2006.

The penalties incurred to date were settled as follows:

●
In March 2006, we issued 39,531 unregistered shares of our common stock in settlement of $158,125 in accrued penalties for the common stock sold by us in December 2004. The agreement to issue these shares stipulated that penalties related to this issuance of stock will no longer accrue after February 17, 2006.

●
In March 2006, we issued 61,814 unregistered shares of our common stock in settlement of $494,500 in accrued penalties for the common stock sold by us in June 2005. The agreement to issue these shares stipulated that penalties related to this issuance of stock continued to accrue until such time that the shares and warrants were registered, which registration became effective in June 2006.

The agreements require that we maintain the effectiveness of the registration statement until two years after the shares were originally sold to the investors, at which point the shares may be freely sold by them without registration. As of September 30, 2006, the maximum potential penalties under such agreements were approximately $1,700,000. As discussed in Note A, approximately $204,000 has been reflected as a liability as of September 30, 2006 based on an estimate of the weighted probability of our failure to maintain effectiveness.

NOTE K - CONVERTIBLE PROMISSORY NOTES AND EXCHANGE TRANSACTIONS

Interim Financing

During the third and fourth quarters of fiscal 2006, we issued $1,150,000 of 9.0% Convertible Promissory Notes, plus warrants to purchase 4,269,000 shares of our common stock, that was intended as interim financing (the “Interim Financing”).

We evaluated the terms of the convertible promissory notes and warrants issued in connection with the Interim Financing and concluded that equity classification was not afforded the warrants and certain derivative features embedded in the convertible promissory notes. In these instances we are required to carry the financial instruments at fair values on our balance sheet and record fair value adjustments in our income. Accordingly, we allocated proceeds from the Interim Financing to the detachable warrants and to a compound derivative embedded in the convertible promissory notes in the amounts of $1,333,836 and $274,400, respectively, based upon the fair values of these financial instruments. This allocation resulted in a day-one loss amounting to $458,236 because the aggregate fair values of the derivative financial instruments of $1,608,236 exceeded the gross proceeds received from the financing of $1,150,000. As a result, the convertible promissory notes were originally recorded at zero and the discount from the face amount of the convertible promissory notes is being amortized to operations through periodic charges to interest expense using the effective interest method. Amortization of this debt discount associated with the Interim Financing amounted to $1,085,340 during the period from transaction inception until the exchange transaction described below.

Additional Financing

On August 11, 2006, we issued additional debt financing in the form of 9.0% Senior Secured Convertible Promissory Notes with a face value of $2,900,000, plus warrants to purchase 580,000 shares of our common stock (the “Additional Financing”). Additionally, $1,050,000 plus accrued interest of $17,250 related to the aforementioned Interim Financing were converted into the new financing for a total face value of $3,967,250. The remainder of the interim financing of $100,000 was repaid.

We evaluated the terms of the Senior Secured Convertible Promissory Notes and warrants issued in connection with the Additional Financing and concluded that equity classification was not afforded the warrants and certain derivative features embedded in the convertible promissory note. We also evaluated the exchange of the Interim Financing debt instruments for instruments issued in the Additional Financing and concluded that the Interim Financing balances required extinguishment. Accordingly, we allocated proceeds from Additional Financing to the detachable warrants and a compound derivative embedded in the promissory notes in the amounts of $3,207,860 and $1,270,400, respectively, based upon the fair values of these financial instruments. Because the aggregate fair values of these derivative instrument liabilities of $4,478,260 exceeded the gross proceeds of $2,900,000, we recognized a day-one loss amounting to $1,578,260.

We also evaluated the exchange of the Interim Financing debt instruments for instruments issued in the Additional Financing and concluded that the Interim Financing balances required extinguishment. We recognized fair values for the new convertible debt, derivative warrants and a compound derivative embedded in the new note of $1,106,699, $1,238,864 and $512,280, respectively. Because the aggregate fair values of these instruments of $2,857,843 exceeded the carrying values of the Interim Financing notes and warrants that were exchanged, as well as the compound embedded derivative, we recognized an extinguishment loss of $482,814. The resulting discount from the face value of the Notes is (was) being amortized to operations through periodic charges to interest expense using the effective interest method until the date of their conversion to preferred stock in December 2006 - see Note N. Amortization of debt discount associated with the Additional Financing amounted to $348,398 during the period from inception until the exchange transaction described below.

Exchange Transaction

On September 29, 2006, we entered into an exchange agreement with the note holders whereby all the convertible promissory notes and warrants issued in the Additional Financing were exchanged for new 9.0% Senior Secured Convertible Promissory Notes with a face value of $3,967,250 and certain Additional Investment Rights (“AIR”) to purchase an additional $1,000,000 face value of Convertible Notes with the same terms and conditions as discussed below (the “Exchange Transaction”). Prior to their exchange for preferred stock on December 28, 2006 (see Note N), the notes had a maturity date of June 30, 2007. Because of this subsequent exchange the notes have been reflected as non-current in the accompanying consolidated balance sheet.

As part of the Exchange Transaction, we also gave the investors the right, exercisable within 90 days, to acquire from us at face value, additional Senior Secured Convertible Promissory Notes, with the same terms and conditions as the existing notes, but with an aggregate face amount of $1,000,000 (the “Additional Notes”). The investors also gave us the right, exercisable within 90 days, to require the investors to purchase the Additional Notes. On November 8, 2006, the investors exercised their right to purchase the Additional Notes for their face amount of $1,000,000.

We entered into the Exchange Transaction in order to establish a fixed conversion price for the notes, remove the anti-dilution provisions of the notes and to eliminate the warrants that previously existed. Because the new notes are convertible into a fixed number of shares of our common stock, they are afforded the “Conventional Convertible Debt” exemption in EITF Issue 00-19 and, accordingly, the embedded conversion option is not required to be bifurcated and accounted for at fair value as a derivative instrument liability.

Although the Exchange Transaction was affected with existing debt holders and similar face values and interest rates were present, we determined that other material changes to the financial instruments resulted in an extinguishment of the Additional Financing instruments as provided in current accounting standards. Accordingly, we have recorded the newly issued Convertible Notes and AIR at their fair values, which were estimated to be $6,614,583 and $600,000, respectively, and which resulted in an extinguishment loss of $4,655,003. The resulting premium will be amortized to income through periodic credits to interest expense using the effective interest method. No amortization of this premium was recorded in the accompanying financial statements, because the Exchange Transaction occurred at the end of our current fiscal year.

NOTE L - INVESTMENT IN PRODUCT BENEFITS SYSTEMS CORPORATION

At June 30, 2006, we had a non-marketable investment of approximately $99,000 in a private company, Products Benefits Systems Corporation (“PBS”). As part of the arrangement, 7,500 shares of our common stock were exchanged for 700,000 shares of PBS stock. Since this ownership position represented less than 10% of the outstanding stock of PBS, and because we could not exercise significant influence over the finances and operations of PBS, we accounted for our investment using the cost method. Subsequent to September 30, 2006, the parties agreed to unwind the transaction, and each of us received a return of our common shares. As such, and because the conditions giving rise to this event existed at September 30, 2006, the investment, and related increase in additional paid in capital, have been eliminated in the accompanying September 30, 2006 consolidated balance sheet.

NOTE M - DISCONTINUED OPERATIONS

We originally made the decision to enter the prepaid phone card business in order to gain exposure with the targeted consumer group for our stored value cards. The phone card operation struggled with low and non-existent margins and unacceptable operating losses which were draining resources from our core stored value card business, Additionally, we had re-directed our strategy on the retail sale of stored value cards by focusing on established prepaid card distributors who provide direct channels into large numbers of retail outlets for sale and loading of our stored value cards and making the continued offering of prepaid phone cards an unnecessary component of our sales strategy. Accordingly, we made the decision to abandon this line of business in the fourth quarter of 2006. As a result, the results of telecom operations have been eliminated from ongoing operations for all periods presented and shown as a single line item on the statements of operations entitled “Loss from discontinued operations”. We recorded a $741,000 impairment loss on the assets of the discontinued operation and the assets are carried at estimated fair value on the balance sheet as a single line item entitled “Assets of discontinued telecom operations”. The liabilities associated with the discontinued operations are shown on the balance as “Liabilities of discontinued telecom operations”.

NOTE N - OTHER SIGNIFICANT SUBSEQUENT EVENTS

Subsequent to September 30, 2006, we issued an additional $1,200,000 of Senior Secured Convertible Promissory Notes (the “Notes”). On December 28, 2006, we completed the exchange of these Notes, as well as those existing at September 30, 2006, in the aggregate amount of $5,327,930 of principal and accrued interest, into 5,327,930 shares of our Series A Convertible Preferred Stock. Pursuant to the terms of the exchange, all of these notes were surrendered and cancelled as consideration for the shares of such stock, which are convertible into one share of our common stock at a conversion rate of $1.00 per share. Because the Notes were converted to equity, we have reflected them as non-current in the accompanying consolidated balance sheet.

Further, in a private placement occurring concurrently with the exchange, we sold an additional 4,000,000 shares of the aforementioned Series A Convertible Preferred Stock for aggregate gross proceeds of $4,000,000, to certain accredited investors, including investors who had been holders of the Notes.

After the transactions described above, the outstanding balance of the Notes is zero and we have 9,327,930 shares of Series A Convertible Preferred Stock outstanding.

nFinanSe Inc.
(A Development Stage Enterprise)

CONSOLIDATED BALANCE SHEET
AS OF DECEMBER 30, 2006
(Unaudited)

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$4,186,623
Receivables:
Accounts (net of allowance for doubtful accounts of $0)	56,297
Other	1,853
Prepaid expenses and other current assets	478,932
Total current assets	4,723,705

PROPERTY AND EQUIPMENT (net of accumulated depreciation of $354,792)	570,180

OTHER ASSETS	84,262

TOTAL	$5,378,147

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable and accrued liabilities	$786,055
Deferred revenues	60,000
Liabilities of discontinued operations	90,411
Total current liabilities	936,466

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY:
Series A Convertible Preferred Stock - $.001 par value: 25,000,000 shares authorized; 9,327,934 issued and outstanding with a liquidation value of approximately $9,327,000	9,328
Common stock - $0.001 par value: 200,000,000 shares authorized; 3,821,487 shares issued and outstanding	3,822
Additional paid-in capital	31,008,114
Deficit accumulated during the development stage	(26,579,583)
Total stockholders’ equity	4,441,681

TOTAL	$5,378,147

See notes to consolidated financial statements.

nFinanSe Inc.
(A Development Stage Enterprise)

CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	For the three months ended December 30, 2006	For the three months ended December 31, 2005	For the period July 10, 2000 (inception) to December 30, 2006

Net Revenues	$19,518	$39,885	$1,173,405
Cost of Revenues	24,237	37,368	1,216,291

Gross Margin (Deficiency)	(4,719)	2,517	(42,886)

Operating Expenses:
Employee compensation and benefits:
Stock-based	125,056	(2,532)	1,397,319
Other	924,607	824,939	7,058,775
Professional and consulting fees
Stock-based	-	-	2,780,452
Other	340,522	524,152	3,245,211
Selling and marketing	67,601	42,414	413,857
Occupancy and equipment	167,181	155,517	1,367,713
Travel and entertainment	81,423	41,823	374,401
Impairment of assets	-	-	255,154
Purchased in process research and development	-	-	153,190
Other	79,645	157,111	974,736
Total Operating Expenses	1,786,035	1,743,424	18,020,808

Loss from Operations	(1,790,754)	(1,740,907)	(18,063,694)

Other Income (Expense):
Interest expense	(169,698)	(1,501)	(1,686,225)
Interest income	868,540	6,009	956,771
Gain on derivative instruments	-	634,911	1,845,262
Gain (loss) on debt extinguishment	452,299	-	(4,685,518)
Registration rights penalties	-	(209,718)	(98,649)
Loss on sale of assets	(30,001)	-	(30,001)
Other	-	-	(91,098)
Total other income (expense)	1,121,140	429,701	(3,789,458)

Loss from continuing operations	(669,614)	(1,311,206)	(21,853,152)
Loss from discontinued operations	(47,456)	(659,658)	(3,726,431)

Net Loss	(717,070)	(1,970,864)	(25,579,583)
Dividends on Series A Convertible Preferred Stock	(1,000,000)	-	(1,000,000)
Net loss attributable to common stockholders	$(1,717,000)	$(1,970,864)	$(26,579,583)

Net Loss Per Share - Basic and Diluted:
Continuing Operations (including dividends on preferred stock	$(.44)	$(.63)
Discontinued Operations	$(.01)	$(.31)
Total Net Loss Per Share	$(.45)	$(.94)
Weighted Average Number of Shares Outstanding	3,826,417	2,098,058

See notes to consolidated financial statements.

nFinanSe Inc.
(A Development Stage Enterprise)

CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	For the three months ended December 30, 2006	For the three months ended December 31, 2005	For the period July 10, 2000 (inception) to December 30, 2006
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(717,070)	(1,970,864)	$(25,579,583)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	60,501	94,889	701,072
Provision for inventory obsolescence	-	-	494,393
Provision for bad debts	2,726	125,139	461,972
Amortization of intangible assets	-	-	15,485
Non-cash interest expense	169,171	-	1,579,020
Amortization of premium on senior secured convertible promissory notes	(863,049)	-	(863,049)
Stock-based compensation and consulting	125,056	(2,532)	4,177,771
Purchased in-process research and development	-	-	153,190
Gain on derivative financial instruments	-	(634,911)	(1,845,262)
Gain (loss) on debt extinguishment	(452,299)	-	4,685,518
Loss on disposal of assets	30,001	-	30,001
Impairment of assets	-	-	996,555
Forgiveness of indebtedness as a result of litigation settlement	-	-	(50,000)
Changes in assets and liabilities, net:
Receivables	(46,269)	(16,462)	(360,362)
Inventories	-	(198,102)	(354,777)
Prepaid expenses and other current assets	(437,114)	(71,503)	(478,934)
Other assets	(1,000)	(27,038)	(29,413)
Assets of discontinued operations	106,431	(1,851,044)	(229,060)
Accounts payable and accrued and other liabilities	383,746	624,443	873,475
Accrued penalties - registration rights	-	-	98,649
Deferred revenue	50,000	-	60,000
Liabilities of discontinued operations	(131,431)	1,768,150	87,410
NET CASH USED IN OPERATING ACTIVITIES	(1,720,600)	(2,159,835)	(15,375,929)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(86,782)	(113,803)	(1,370,538)
Investment in Product Benefits Systems Corporation	-	-	(15,737)
Note Receivable	-	-	(202,000)
Initial investment in Financial Services International, Inc.	-	-	(10,000)
Purchase of assets from Typhoon Voice Technologies, Inc.	-	-	(5,000)
Purchase of assets by discontinued telecom operations	-	(82,274)	-
NET CASH USED IN INVESTING ACTIVITIES	(86,782)	(196,077)	(1,603,275)
			(Continued)

nFinanSe Inc.
(A Development Stage Enterprise)

CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

(Continued)
	For the three months ended December 30, 2006	For the three months ended December 31, 2005	For the period July 10, 2000 (inception) to December 30, 2006
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of Series A Convertible Preferred Stock	4,000,000	-	4,000,000
Payment for stock issuance costs	(142.600)	-	(142,600)
Proceeds from borrowings	1,200,000	-	5,365,162
Repayments of notes payable	-	-	(147,912)
Collection of note receivable from stockholder	-	-	3,000,000
Proceeds from the issuance of common stock (including subscribed stock )	-	1,822,500	9,091,177
NET CASH PROVIDED BY FINANCING ACTIVITIES	5,057,400	1,822,500	21,165,827

NET CHANGE IN CASH AND CASH EQUIVALENTS	3,250,018	(533,412)	4,186,623

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	936,605	2,474,712	-

CASH AND CASH EQUIVALENTS, END OF PERIOD	$4,186,623	$1,941,300	$4,186,623

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Interest paid	$527	$1,501	$15,101
Income taxes paid	$-	$-	$-

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
Acquisition of assets by issuance of stock	$-	$-	$818,200

Reclassification of proceeds from sales of common stock to derivative financial instrument liabilities	$-	$346,761	$4,007,443
Dividend on Series A Convertible Preferred Stock	$1,000,000	$-	$1,000,000

Issuance of common stock for net assets of Pan American Energy Corporation in a recapitalizations – see Note A	$-	$-	$2,969,000

Issuance of common stock in lieu of cash payment of registration Penalties	$-	$-	$652,625
Conversion of Senior Secured Convertible Promissory Notes and Accrued interest payable to Series A Convertible Preferred Stock	$5,327,934	$-	$5,327,934

See notes to consolidated financial statements.

nFinanSe Inc.
(A Development Stage Enterprise)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

NOTE A – FORMATION, BACKGROUND AND OPERATIONS OF THE COMPANY

The accompanying consolidated financial statements include the accounts of nFinanSe Inc. (formerly Morgan Beaumont, Inc., which was incorporated under the laws of the State of Florida on July 10, 2000) and those of its wholly owned subsidiary, MBI Services Group, LLC (collectively "we," "us," "our"). All significant intercompany accounts and balances have been eliminated in consolidation.  We are considered to be a development stage enterprise as defined in Financial Accounting Standard No. 7.

We began developing a technology platform to enable us to sell debit cards to the unbanked and underbanked market.  Typically, this market is primarily comprised of sub-prime, “credit challenged” consumers.  Management identified that a major barrier to the acceptance and use of debit cards was the ability to load additional funds on the debit card.  To address this issue, we shifted our focus during 2003 toward enhancing our network to enable customers to load funds directly onto their prepaid cards.

In August 2004, we consummated a merger and recapitalization with Pan American Energy Corp (“PAEC”), a publicly traded company that was incorporated under the laws of the State of Nevada on May 26, 2000. From a legal perspective, PAEC was the surviving company and thus continued its public reporting obligations, however for financial statement purposes, the transaction was treated as a reverse merger and a recapitalization whereby we were deemed to be the acquirer and no goodwill or other intangible assets were recorded. At the time of our merger with PAEC, we changed our fiscal year end from December 31 to September 30.  At the Special Stockholder's Meeting held on November 15, 2006, our fiscal year end was changed to the Saturday closest to December 31 of each year.  Accordingly, the accompanying financial statements are as of December 30, 2006 and for the three month periods ended December 31, 2005 and December 30, 2006.

In May 2005, through our subsidiary, we commenced selling traditional wholesale telecommunications services.  During the fiscal year of 2005, we launched prepaid phone cards in order to develop brand recognition within the sub-prime customer market. During fiscal 2006, we added Western Union® and MoneyGram® to our load network and signed an agreement with Discover Financial Services, LLC to issue branded stored value cards (“SVCs”). During the quarter ended September 30, 2006, we decided to discontinue the low-margin prepaid phone card business and focus strictly on selling SVCs and expanding our load network.

We currently operate two divisions:  (i) the nFinanSe Card Division, which issues prepaid gift cards, reloadable prepaid cards, payroll cards and promotional/incentive cards; and (ii) the nFinanSe Network™, which is a network of load locations for SVCs.

During the quarter ended December 30, 2006, we increased our authorized shares of common stock from 170,000,000 to 200,000,000, and reduced our shares of outstanding common stock via a 1–for–20 reverse stock split.  As a result of this reverse stock split, every twenty shares of our common stock outstanding as of the opening of trading on December 26, 2006 were combined into one share of our common stock.  The reverse stock split affected all shares of outstanding common stock including those shares underlying outstanding stock options and warrants.  All references to the number of shares in the accompanying consolidated financial statements and notes thereto have been adjusted to reflect the reverse stock split as though it occurred at the date of our incorporation.

Discontinued Operations and Reclassifications

We account for discontinued operations using the component-business approach in accordance with Financial Accounting Standard No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets.”  As a result, the results of telecom operations have been eliminated from ongoing operations for all periods presented and shown as a single line item on the statements of operations entitled “Loss from discontinued operations” for each period presented. During the year ended September 30, 2006, we recorded a $741,000 impairment loss on the assets of the discontinued operation, and as of such date, we had approximately $100,000 of remaining telecom assets that were being carried at estimated fair value on the balance sheet as a single line item entitled “Assets of discontinued telecom operations.”  Substantially all of these assets were returned to the entity from which they were purchased as part of a litigation settlement in December 2006 (see Note C.)

Revenue Recognition

We generate the following types of revenues:

•	Wholesale fees, which arise from sales and activation of our SVCs.
•	Transaction fees, which arise from the use and loading of cash for SVCs.
•	Maintenance fees, which arise from keeping the SVCs active on a monthly basis.
•	Interest income, which arises from balances on the cards paid to us by the issuing bank.

Our revenue recognition policy for fees and services arising from our products is consistent with the criteria set forth in SEC Staff Accounting Bulletin 104, “Revenue Recognition in Financial Statements” (“SAB 104”) for determining when revenue is realized or realizable and earned. In accordance with the requirements of SAB 104, we recognize revenue when (1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) our price to the buyer is fixed or determinable; and (4) collectibility of the receivables is reasonably assured. Costs of revenue, including the cost of printing the cards, are recorded at the time revenue is recognized.

Accounts Receivable and Allowance for Doubtful Accounts

Our credit terms for SVCs sold through retail distribution are typically two days after the sale and activation of the cards for the face amount of the gift card and the load amount of the reloadable prepaid cards. Our wholesale fees for the cards are payable each Monday for the sales of the previous week.   Paycards and rewards card loads and card load fees are usually paid in advance. Transaction fees earned on use of the cards are settled daily and paid monthly.

Accounts receivable are determined to be past due if payment is not made in accordance with the terms of our contracts and receivables are written off when they are determined to be uncollectible. We perform ongoing credit evaluations of our customers and, with the exception of some minimum cash balances, generally do not require collateral.

We evaluate the allowance for doubtful accounts on a regular basis for adequacy. The level of the allowance account and related bad debts are based upon our review of the collectibility of our receivables in light of historical experience, adverse situations that may affect our customers’ ability to repay, estimated value of any underlying collateral and prevailing economic conditions. This evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available.

Cash and Cash Equivalents

For purposes of the statement of cash flows, we consider all highly liquid investments with an original maturity of three months or less to be cash equivalents.

Inventories

Inventories are charged to cost of goods sold using the first in first out method.

Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires us to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements. The reported amounts of revenues and expenses during the reporting period may be affected by the estimates and assumptions we are required to make. Estimates that are critical to the accompanying consolidated financial statements arise from our belief that we will secure an adequate amount of cash to continue as a going concern, that all long-lived assets are recoverable and that the resolution of various contingencies will not materially impact our consolidated financial statements.  The markets for our products are characterized by intense competition, rapid technological development, evolving standards, short product life cycles and price competition, all of which could impact the future realization of our assets. Estimates and assumptions are reviewed periodically and the effects of revisions are reflected in the period that they are determined to be necessary. It is at least reasonably possible that our estimates could change in the near term with respect to these matters.

Property and Equipment

Property and equipment are stated at cost.  Major additions are capitalized, while minor additions and maintenance and repairs, which do not extend the useful life of an asset, are expensed as incurred.  Depreciation and amortization are provided using the straight-line method over the assets' estimated useful lives, which range from three to ten years.

Long-Lived Assets

In accordance with Financial Accounting Standard No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets,” (“FAS 144”), we evaluate the recoverability of long-lived assets and the related estimated remaining lives when events or circumstances lead us to believe that the carrying value of an asset may not be recoverable.  At December 30, 2006, we believe all of our long-lived assets are recoverable.

Advertising Costs

We expense advertising costs as they are incurred. Advertising costs approximated $5,400 and $37,700 during the three months ended December 30, 2006 and December 31, 2005, respectively.

Research and Development

Research and development costs, which approximated $220,000 and $188,000 during the three months ended December 30, 2006 and December 31 2005, respectively, are expensed as incurred.

Net Loss Per Share

We compute net loss per share in accordance with Financial Accounting Standard No. 128 “Earnings per Share” (“FAS No. 128”) and SEC Staff Accounting Bulletin No. 98 (“SAB 98”). Under the provisions of FAS No. 128 and SAB 98, basic net loss per share is computed by dividing the net loss attributable to common stockholders for the period after deducting dividends on our convertible preferred stock by the weighted average number of common stock shares outstanding during the period. Diluted net loss per share is computed by dividing the net loss for the period by the number of common stock and common stock equivalent shares outstanding during the period (common stock equivalent shares arise from options,  warrants and convertible preferred stock ). Because of our net losses, none of these common stock equivalent shares have been dilutive at any time since our inception; accordingly basic and diluted net loss per share are identical for each of the periods in the accompanying consolidated statements of operations.

Income Taxes

We compute income taxes in accordance with Financial Accounting Standard No. 109 “Accounting for Income Taxes” (“FAS 109”). Under FAS 109, deferred taxes are recognized for the tax consequences of temporary differences by applying enacted statutory rates applicable to future years to differences between the financial statement carrying amounts and the tax basis of existing assets and liabilities. Also, the effect on deferred taxes of a change in tax rates is recognized in income in the period that included the enactment date. Significant temporary differences arise primarily from accounts payable and accrued liabilities that are not deductible for tax reporting until they are paid.

Convertible Debt and Equity Securities Issued with Registration Rights Agreements

In connection with the sale of debt or equity securities, we may enter into Registration Rights Agreements that generally require us to file registration statements with the Securities and Exchange Commission to register common stock shares that may be issued on conversion of debt or preferred stock to permit re-sale of common stock shares previously sold under an exemption from registration or to register common stock shares that may be issued on exercise of outstanding options or warrants. The agreements typically require us to pay damages, in the form of contractually stipulated penalties, for any delay in filing the required registration statements or in the registration statements becoming effective, maintaining effectiveness or, in some instances, maintaining a listing of our common stock.  These damages are usually expressed as a fixed percentage, per month, of the original proceeds we received on issuance of the debt, preferred stock, common shares, options or warrants. We account for these penalties as contingent liabilities, applying the accounting guidance of Financial Accounting Standard No. 5, “Accounting for Contingencies” (“FAS 5”). This accounting is consistent with views established by FASB Staff Position FSP EITF 00-19-2 “Accounting for Registration Payment Arrangements,” which was issued December 21, 2006. Accordingly, we recognize the damages when it becomes probable that they will be incurred and amounts are reasonably estimable.

Financial Instruments and Concentrations

Financial instruments, as defined in Financial Accounting Standard No. 107, “Disclosures about Fair Values of Financial Instruments,” consist of cash, evidence of ownership in an entity and contracts that both (i) impose on one entity a contractual obligation to deliver cash or another financial instrument to a second entity, or to exchange other financial instruments on potentially unfavorable terms with the second entity, and (ii) conveys to that second entity a contractual right (a) to receive cash or another financial instrument from the first entity or (b) to exchange other financial instruments on potentially favorable terms with the first entity.  Accordingly, our financial instruments consist primarily of cash and cash equivalents, accounts receivable, accounts payable and accrued liabilities.

The carrying values of our cash and cash equivalents, receivables and accounts payable and accrued and other liabilities approximate their respective fair values due to their short-term nature.

Financial instruments, which potentially subject us to significant concentrations of credit risk, consist primarily of accounts receivable, and cash and cash equivalents. At December 30, 2006, our net accounts receivable did not represent a material credit risk. With respect to cash and cash equivalents, we frequently maintain such balances in excess of federally insured limits. We have not experienced any losses in such accounts.

Derivative financial instruments, as defined in Financial Accounting Standard No. 133, “Accounting for Derivative Financial Instruments and Hedging Activities,” consist of financial instruments or other contracts that contain a notional amount and one or more underlying terms (e.g. interest rate, security price or other variable), require no or minimal initial net investment and permit net settlement. Derivative financial instruments may be free-standing or embedded in other financial instruments. Further, derivative financial instruments that are recorded as liabilities or, in rare instances, as assets are initially, and subsequently, measured at fair value.

We generally do not use derivative financial instruments to hedge exposures to cash-flow, market or foreign-currency risks. However, we review the terms of our convertible debt and equity instruments to determine whether there are embedded derivative instruments, including the embedded conversion option, that are required to be bifurcated and accounted for separately as a derivative financial instrument. In circumstances where the convertible instrument contains more than one embedded derivative instrument, including the conversion option, that is required to be bifurcated, the bifurcated derivative instruments are accounted for as a single, compound derivative instrument. Also, in connection with the sale of convertible debt and equity instruments, we may issue freestanding options or warrants that may, depending on their terms, be accounted for as derivative instrument liabilities, rather than as equity.  As of December 30, 2006, we do not have any derivative financial instruments.

Stock - Based Compensation

Prior to January 1, 2006, we used Financial Accounting Standard No. 148 “Accounting for Stock-Based Compensation - Transition and Disclosure” (“FAS 148”) to account for our stock-based compensation arrangements.  It amended the disclosure provisions of FAS 123 to require prominent disclosure about the effects on reported net income of an entity’s accounting policy decisions with respect to stock-based employee compensation. Through December 31, 2005, as permitted by FAS No. 123 and amended by FAS No. 148, we used the intrinsic value method under Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees,” to account for our stock-based employee compensation arrangements. Effective January 1, 2006, we began using Financial Accounting Standards No. 123, “Share-Based Payments” (“FAS 123(R)”) to account for our stock-based compensation arrangements. This statement requires us to recognize compensation expense in an amount equal to the fair value of shared based payments such as stock options granted to employees.  We have elected to apply FAS 123(R) on a modified prospective method.  Under this method, we are required to record compensation expense (as previous awards continue to vest) for the unvested portion of previously granted awards that remain outstanding at the date of adoption.  The effect of adopting this statement was to increase our net loss by approximately $125,000 during the three months ended December 30, 2006. Our net loss and net loss per share amounts would have been as follows during the quarter ended December 31, 2005 if our compensation expense for stock-based awards issued during such quarter would have been determined based upon fair values at the grant dates for such awards:

Net loss:
As reported	$(1,970,864)
Pro forma	$(2,210,372)

Loss per share from Continuing Operations:
As reported	$(.63)
Pro forma	$(.80)

With respect to non-employee stock options that vest at various times and have no significant disincentives for non-performance and/or specific performance commitments, we follow the guidance in Emerging Issues Task Force Issue (“EITF”) No. 96-18. Pursuant to this standard, the value of these options is estimated at various reporting dates and finally measured at the respective vesting date(s) of the options (or the date on which the consultants’ performance is complete). The expense for each group of options is recognized ratably over the vesting period for each group, and the estimated value of any unvested options is updated at such time. As a result, under these arrangements, our initial and periodic recording of stock-based compensation expense represents an estimate for which changes are reflected in the period that they are determined to be necessary.

Reclassifications

Certain amounts in the prior period and inception to date financial statements have been reclassified to conform to the current period presentation.

NOTE B - GOING CONCERN

Our consolidated financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern, which contemplate the realization of assets and liquidation of liabilities in the normal course of business. We have incurred significant losses and negative cash flows from operations since our inception, and we also have various contingent liabilities that could adversely impact our cash availability if they are not resolved in our favor.  While we raised approximately $4,000,000 through sales of our Series A Convertible Preferred Stock on December 28, 2006 before consideration of stock issuance costs, we anticipate that we will need additional debt and/or equity capital to meet our operating commitments for the next twelve months.   As such, our ability to continue as a going concern is contingent upon us being able to generate cash flow from operations and/or secure an adequate amount of debt or equity capital to enable us to meet our operating cash requirements and successfully implement our business plan.  In addition, our ability to continue as a going concern must be considered in light of the problems, expenses and complications frequently encountered by entrance into established markets and the competitive environment in which we operate. There can be no assurance that we will be able to generate adequate proceeds from financings or that any such financings will be available on terms suitable to us. These factors, among others, indicate that we may be unable to continue as a going concern for a reasonable period of time. Our consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should we be unable to continue as a going concern.

NOTE C – DISPOSAL OF PROPERTY AND EQUIPMENT

At September 30, 2005, property and equipment included telecommunications equipment having a cost of approximately $948,000 that was purchased from MTEL Communications, Inc. (“MTEL”) on May 6, 2005.  As consideration for the purchased assets, we paid $200,000 and issued 43,183 shares of our common stock (which stock had a value of $748,000) to MTEL.  In connection with our decision to discontinue our prepaid phone card business (see Note A), we recognized an impairment loss on this equipment of approximately $741,000 at September 30, 2006. The remaining assets, having a net book value of approximately $100,000, were returned to MTEL as part of a litigation settlement in December 2006.

NOTE D - COMMITMENTS AND CONTINGENCIES

Operating Leases

We are obligated under operating lease agreements for our facilities through December 31, 2008. Future minimum lease payments under these leases are approximately as follows at December 30, 2006:

Year ending December	Amounts

2007	$290,400
2008	164,400
Total	$454,800

Rent expense included in loss from continuing operations for the quarters ended December 30, 2006 and December 31, 2005 approximated $71,700 and $72,000, respectively.

Employment Agreements

At December 30, 2006, we were obligated under the following employment agreements:

•
An employment agreement with our Chairman of the Board and former chief executive officer, Clifford Wildes, which was terminated on January 29, 2007.  As consideration for such termination, and accrued vacation owed to Mr. Wildes of approximately $90,000, we have agreed to pay him a total sum of $250,000 over a period of six months.

•
An employment agreement with our Chief Executive Officer, Jerry R. Welch, which has a term from September 5, 2006 to December 31, 2008, pursuant to which he receives an annual salary of $235,000, and at the discretion of the Board, a bonus up to 75% of such salary.  The agreement is to be automatically renewed indefinitely for succeeding terms of two years unless otherwise terminated in accordance with the agreement.  Additionally, Mr. Welch received the option to purchase approximately 603,400 shares of our common stock at $1.50 per share (the “Option Shares”), which when using Black-Scholes results in a fair value of $1.40 per share. Accordingly, we will be required to recognize stock-based compensation of approximately $845,000 over the vesting period of these options.  The grant was equal to 4.25% of the outstanding shares of our total issued stock options and warrants as of December 28, 2006 (the date we completed the permanent financing required for the grant of such options).  The Option Shares are divided into 28 equal installments; the first six installments vesting on February 28, 2007, and an additional installment vesting on the final day of each month through December 31, 2008.  Notwithstanding this vesting schedule, the options will be immediately fully vested and exercisable in the event of a change in control (as defined in the agreement), and/or the death or total disability of Mr. Welch during the term of his employment.  To the extent it is not previously exercised, the option terminates on the earlier of (i) the date five years following the grant date or (ii) at the date 12 months following the cessation of Mr. Welch’s employment with us.  Mr. Welch also receives a performance-based bonus and certain medical and other benefits. If we terminate Mr. Welch without cause, we will be required to pay severance to him in the amount of compensation and benefits he would have otherwise earned for the shorter of the remaining term of the agreement, or twelve months.

•
An employment agreement with our Chief Financial Officer, Raymond Springer, which has a term from  September 5, 2006 to December 31, 2008, pursuant to which he receives an annual salary of $185,000.  Additionally, Mr. Springer received the option to purchase approximately 284,000 shares of our common stock at $1.50 per share (the “Option Shares”), which when using Black-Scholes results in a fair value of  $1.40 per share  Accordingly, we will be required to recognize stock-based compensation of approximately $400,000 over the vesting period of these options.  This grant was equal to 2.0% of the outstanding shares of our total issued stock options and warrants on December 28, 2006 (the date we completed the permanent financing required for the grant of such shares). The Option Shares are divided into 28 equal installments; the first six installments vesting on February 28, 2007, and an additional installment vesting on the final day of each month through December 31, 2008.  Notwithstanding this vesting schedule, the options will be immediately fully vested and exercisable in the event of a change in control (as defined in the agreement), and/or the death or total disability of Mr. Springer during the term of his employment.  To the extent it is not previously exercised, the option terminates on the earlier of (i) the date five years following the grant date or (ii) at the date 12 months following the cessation of Mr. Springer’s employment with us.  Mr. Springer also receives a performance-based bonus and certain medical and other benefits. If we terminate Mr. Springer without cause, we will be required to pay severance to him in the amount of compensation and benefits he would have otherwise earned for the shorter of the remaining term of the agreement, or twelve months.

Service and Purchase Agreements

We have entered into three-year contracts with Discover Financial Services, LLC, our card network, Palm Desert National Bank, our card issuing bank, and Metavante, our processor.  Since the majority of the fees to be paid are contingent primarily on card volume, it is not possible to calculate the amount of the future commitment on these contracts. The Metavante agreement does call for a minimum payment of $5,000 per month.

Pending or Threatened Litigation

We have been threatened with litigation whereby counsel for the potential plaintiff provided us with a draft complaint and made a demand for $2,000,000, but then expressed an interest in settling for payment of $800,000.  If litigation is ultimately filed, we will defend the matter vigorously.  Although the outcome of this matter is uncertain, whether or not it is litigated, we do not believe it will have a material adverse effect on our consolidated financial position and/or results of operations.  Accordingly, no effect has been given to any loss that may result from the resolution of this matter in the accompanying consolidated financial statements.

In addition, we are involved in certain litigation in the normal course of business. We do not believe that the resolution of these matters will have a significant, adverse impact on our consolidated financial position and/or results of operations.

Accrued Registration Rights Penalties

In July 2005, we completed the private placement of 618,125 shares of our common stock and warrants to purchase 618,125 shares of our common stock to certain accredited investors for an aggregate purchase price of $4,945,000.  The warrants had an initial price of $12.00 per share for each share of common stock purchased, however this price was subsequently decreased to $4.00 per share. All such warrants had been exercised as of December 30, 2006.

We agreed to register the shares and the shares underlying the warrants purchased in these offerings, and also agreed to pay certain penalties if we failed to timely perform or provide for the registration of these shares and shares underlying the warrants, which registration became effective in June 2006.  We are required to maintain the effectiveness of the registration statement until two years after the shares and warrants were originally sold to the investors, at which point the shares may be freely sold without registration.  At December 30, 2006, the maximum potential penalties we could incur under this arrangement approximated $600,000.  However, in accordance with SFAS 5, the balance of this liability is zero as of December 30, 2006 because we do not believe the potential to incur any such penalties is probable at this time.

NOTE E – STOCK OPTIONS AND WARRANTS

Our 2004 Stock Option Plan (the “2004 Plan”) provides for the issuance of up to 750,000 shares of common stock through the granting of stock options and/or equity-based instruments to employees, officers, non-employee directors, consultants, and advisors. Our Board has authority to determine awards and establish the exercise prices. As of December 30, 2006, exclusive of the warrants discussed below, there were 712,433 options outstanding under the 2004 Plan, consisting of 638,625 options issued to employees and non-employee directors and 73,808 options issued to consultants.  Such options vest over various periods up to three years and expire on various dates through 2008.  The fair value of each option grant is estimated on the date of the grant using the Black-Scholes option pricing model. Assumptions used in the quarter ended December 31, 2005 were: risk free interest rates of 4.0% and 2.23%, average expected lives of 2 years, a 0% dividend yield rate, and expected volatility of ..934 and 1.923.  No options were granted in the quarter ended December 30, 2006.

Options are issued whereby the strike price is equal to the market price on the date granted and therefore no intrinsic value exists at the grant date.  At September 30, 2006 the weighted average remaining contractual term for both vested options and for total outstanding options was approximately 3.9 years.

 We have estimated option value using the Black Scholes Option Pricing Model. The major  assumptions used when calculating the initial value of our granted options are stock -price volatility and estimated life.  For stock -price volatility we use the historical volatility of our stock price over the latest twelve month period.  We use the contractual term for the estimated life.  Management believes that using these assumptions results in a conservative valuation for our granted stock options.  We expense the valuation to stock-based compensation over the vesting schedule.  Expense is recognized on an individual grant basis and continues until the grant is fully vested, or the grantee is no longer employed by the company. We estimate the aggregate stock-based compensation attributable to those options that will vest in the future to be approximately $305,000.

The following table describes our stock option activity for our employees and non-employee directors during the quarter ended December 30, 2006 (see separate comments regarding options issued in January 2007, and consultant options and warrants below):

	Number of Options	Weighted average exercise price per share (priced at date of grant)

Outstanding at September 30, 2006	654,791	$7.44
Granted	-	$-
Cancelled	(16,166)

Outstanding at December 30, 2006	638,625

Options granted at or above market value during the three months ended December 30, 2006	-

The following table summarizes information regarding options issued to employees and directors that are outstanding at December 30, 2006:

	Options outstanding to employees and non-employee directors			Options exercisable

Range of exercise prices	Number outstanding	Weighted average remaining contractual life in years	Weighted average exercise price	Number Exercisable	Weighted average exercise price per share

$4.00-$ 14.00	612,375	3.6	$6.83	538,083	$6.68
$14.01-$24.00	20,000	3.3	$20.98	13,750	$20.98
$24.01-$ 32.00	6,250	1.8	$26.40	6,250	$26.40
	638,625	3.7	$7.63	558,003	$7.26

Consultant Options

At September 30, and December 30, 2006, we had 73,808 outstanding options that have been issued to consultants.  The options are fully vested and have an average exercise price of $10.18.

Outstanding warrants

At September 30, and December 30, 2006, we have 37,500 warrants outstanding which allow the holder to purchase a like number of our common shares for $5.00 per share.  The warrants are fully vested and expire at various times in 2011.

Subsequent Option Grants

In addition to the options issued to our Chief Executive Officer and Chief Financial Officer in January 2007 (see Note D), on January 18, 2007 our Board of Directors granted 302,500 stock options having a strike price of $1.50 per share (market value on date of grant) to other personnel.  When using Black Scholes, the value of these options is approximately $1.40 per share. Accordingly, we will be required to record stock-based compensation expense of approximately $424,000 over the vesting period of the options. These options will vest 12/36th on January 18, 2008 and 1/36th per month thereafter.

New Stock Option Plan

Our Board have approved the adoption of a new stock option plan called the “2007 Omnibus Equity Compensation Plan” for 2.3 million shares which is subject to stockholder approval at our annual meeting set for March 1, 2007. All option grants subsequent to December 30, 2006 were granted under this plan.

NOTE F – OTHER SIGNIFICANT CURRENT PERIOD EVENTS

At September 30, 2006, we had $3,967,250 of senior secured convertible promissory notes payable outstanding which we recorded at a $2,647,331 premium resulting in a carrying value of $6,614,581.  The notes earned interest at 9.0%, and prior to their exchange for Series A Convertible Preferred Stock on December 28, 2006, had a maturity date of June 30, 2007.  We amortized $863,049 of the premium to interest income during the period ended December 30, 2006.

As part of the sale of the senior secured convertible promissory notes, we also gave the investors the right, exercisable within 90 days, to acquire from us at face value, additional senior secured convertible promissory notes, with the same terms and conditions as the existing notes, but with an aggregate face amount of $1,000,000 (the “Additional Notes”).  The investors also gave us the right, exercisable within 90 days, to require them to purchase the Additional Notes.  On November 8, 2006, we exercised our right to require the investors to purchase the Additional Notes for their face amount of $1,000,000.  During the quarter ended December 30, 2006, we issued an additional $200,000 of senior secured convertible promissory notes.

On December 28, 2006, we completed the exchange of all outstanding senior secured convertible promissory notes and all accrued but unpaid interest thereon, in the aggregate face amount of $5,327,934 ($5,167,250 principal plus $160,684 of interest) with a carrying amount of $5,751,532 plus $160,684 of interest, into 5,327,934 shares of our Series A Convertible Preferred Stock with a market price of $1.25 for the underlying common stock.  Pursuant to the terms of the exchange, all of these notes were surrendered and cancelled as consideration for the shares of Series A Convertible Preferred Stock, which are each convertible into one share of our common stock at a conversion rate of $1.00 per share.  This exchange resulted in a gain on debt extinguishment of $452,299.

Further, in a private placement occurring concurrently with the exchange, we sold an additional 4,000,000 shares of our Series A Convertible Preferred Stock for aggregate gross proceeds of $4,000,000 to certain accredited investors, including investors who had been holders of the senior secured convertible promissory notes.  Because the market price of the underlying common stock was $1.25, we recorded a beneficial conversion feature of $1,000,000 to retained earnings (as a preferred stock dividend) in connection with this sale.

We paid Emerging Growth Equities, Ltd. $117,600 and granted five-year warrants of 320,000 shares at a price of $1.10 per share for assisting in the sale of $4 million of Series A Convertible Preferred Stock on December 29, 2006.  We estimate that the warrants are valued using the Black-Scholes option pricing model at approximately $454,400.  We also paid Morgan, Lewis & Bockius LLP, our law firm, $25,000 to assist in preparing the Series A Convertible Preferred Stock documents.

After the transactions described above, we have 9,327,934 shares of Series A Convertible Preferred Stock outstanding and no senior secured convertible promissory notes outstanding.

nFinanSe Inc.
(A Development Stage Enterprise)

CONSOLIDATED BALANCE SHEET
AS OF SEPTEMBER 29, 2007
(Unaudited)

ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$6,334,353
Receivables:
Accounts (net of allowance for doubtful accounts of $0)	34,843
Other	4,822
Prepaid expenses and other current assets	597,560
Inventory	367,138
Total current assets	7,338,716
PROPERTY AND EQUIPMENT (net of accumulated depreciation of $533,053)	455,619

OTHER ASSETS	51,133

TOTAL	$7,845,468

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable and accrued liabilities	$558,944
Deferred revenues	125,000
Total current liabilities	683,944

STOCKHOLDERS’ EQUITY:
Preferred stock - $.001 par value: 25,000,000 shares authorized; 9,027,934 outstanding as follows:
Series A Convertible Preferred Stock – 9,327,934 shares authorized; 8,027,934 issued and outstanding with a liquidation value of $8,027,934 and undeclared accumulated dividends in arrears of approximately $302,400 at September 29, 2007	8,028
Series B Convertible Preferred Stock – 1,000,010 shares authorized; 1,000,000 shares issued and outstanding with a liquidation value of $3,000,000 at September 29, 2007	1,000
Common stock - $0.001 par value: 200,000,000 shares authorized; 7,157,553 shares issued and outstanding	7,157
Additional paid-in capital	41,140,861
Deficit accumulated during the development stage	(33,995,522)
Total stockholders’ equity	7,161,524

TOTAL	$7,845,468

See notes to consolidated financial statements.

nFinanSe Inc.
(A Development Stage Enterprise)

CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	For the three months ended September 29, 2007	For the three months ended September 30, 2006	For the nine months ended September 29, 2007	For the nine months ended September 30, 2006	For the period July 10, 2000 (inception) to September 29, 2007

REVENUES	$8,129	$27,559	$22,889	$37,948	$1,196,294

OPERATING EXPENSES:
Costs of revenues	29,515	225,168	129,621	546,394	1,345,912
Employee and director compensation and benefits:
Stock-based	674,793	581,211	1,658,495	1,274,795	3,055,814
Other	1,118,926	614,760	3,267,345	1,813,394	10,326,120
Professional and consulting fees:
Stock-based	-	-	-	628,126	2,780,452
Other	264,505	493,307	868,065	1,290,103	4,113,276
Selling and marketing	103,042	28,503	396,420	95,514	810,277
Occupancy and equipment	174,094	156,734	500,305	430,053	1,868,018
Travel and entertainment	116,803	46,363	352,517	123,568	726,918
Impairment of assets	-	-	41,139	-	296,293
Purchased in process research and development	-	-	-	-	153,190
Other	143,863	68,836	332,636	396,985	1,307,372
Total operating expenses	2,625,541	2,214,882	7,546,543	6,598,932	26,783,642

Loss from operations	(2,617,412)	(2,187,323)	(7,523,654)	(6,560,984)	(25,587,348)

(Continued)

nFinanSe Inc.
(A Development Stage Enterprise)

CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	For the three months ended September 29, 2007	For the three months ended September 30, 2006	For the nine months ended September 29, 2007	For the nine months ended September 30, 2006	For the period July 10, 2000 (inception)to September 29, 2007
Other income (expense):
Interest expense	(1,216)	(1,292,487)	(1,216)	(1,498,128)	(1,687,442)
Interest income	91,314	6,239	133,011	11,728	1,089,783
Gain on derivative instruments	-	4,260,478	-	2,831,037	1,845,262
Loss on debt extinguishment	-	(5,137,817)	-	(5,137,817)	(4,685,518)
Registration rights reversals (penalties)	-	395,600	-	111,069	(98,649)
Gain (loss) on sale of assets	-	-	1,633	-	(28,368)
Gain from settlement of litigation	-	-	-	-	4,000
Other income (expense)	-	3,462	25,610	3,462	(69,488)
Total other income (expense)	90,098	(1,764,525)	159,038	(3,678,649)	(3,630,420)

Loss from continuing operations	(2,527,314)	(3,951,848)	(7,364,616)	(10,239,633)	(29,217,768)

Loss from discontinued operations	-	(1,437,949)	(8,689)	(2,579,144)	(3,735,120)

Net loss	(2,527,314)	(5,389,797)	(7, 373,305)	(12,818,777)	(32,952,888)
Dividends paid on Series A Convertible Preferred Stock	(10,045)	-	(42,634)	-	(1,042,634)
Undeclared and unpaid dividends on Series A Convertible Preferred Stock	(101,811)	-	(302,422)	-	(302,422)
Net loss attributable to common stockholders	$(2,639,170)	$(5,389,797)	$(7,718,361)	$(12,818,777)	$(34,297,944)

Net loss per share - basic and diluted:
Continuing operations	$(0.42)	$(1.03)	$(1.64)	$(2.77)
Discontinued operations	$-	$(0.38)	$-	$(0.70)
Total net loss per share	$(0.42)	$(1.41)	$(1.64)	$(3.47)
Weighted average number of shares outstanding	6,353,847	3,829,028	4,715,211	3,688,859

See notes to consolidated financial statements.

nFinanSe Inc.
(A Development Stage Enterprise)

CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	For the nine months ended September 29, 2007	For the nine months ended September 30, 2006	For the period July 10, 2000 (inception) to September 29, 2007
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(7,373,305)	$(12,818,777)	$(32,952,888)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	175,894	339,033	876,966
Provision for inventory obsolescence	14,011	139,616	508,404
Provision for bad debts	-	136,274	461,972
Amortization of intangible assets	-	-	15,485
Non-cash interest expense	-	-	1,579,020
Amortization of premium on senior secured convertible promissory notes	-	1,415,923	(863,049)
Stock-based compensation and consulting	1,658,495	1,954,761	5,836,266
Purchased in-process research and development	-	-	153,190
Gain on derivative financial instruments	-	(2,831,037)	(1,845,262)
Loss on debt extinguishment	-	5,137,817	4,685,518
(Gain) loss on disposal of assets	(1,633)	-	28,368
Impairment of assets	41,139	741,731	1,037,694
Forgiveness of indebtedness as a result of litigation settlement	-	-	(50,000)
Value of Product Benefits Systems Corporation (“PBS”) warrant	5,600	-	5,600
Changes in assets and liabilities, net:
Receivables	18,484	159,061	(341,878)
Inventories	(360,488)	299,670	(715,265)
Prepaid expenses and other current assets	(159,865)	124,563	(638,799)
Other assets	10,571	46,806	(18,842)
Assets of discontinued operations	-	286,979	(229,060)
Accounts payable and accrued and other liabilities	(242,801)	(433,912)	630,674
Accrued penalties - registration rights	-	98,648	98,649
Deferred revenues – advertising participation	65,000	10,000	125,000
Liabilities of discontinued operations	-	(197,208)	87,410
NET CASH USED IN OPERATING ACTIVITIES	(6,148,898)	(5,390,052)	(21,524,827)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(132,488)	(216,156)	(1,503,026)
Investment in PBS	-	(15,737)	(15,737)
Note receivable	-	-	(202,000)
Initial investment in Financial Services International, Inc.	-	-	(10,000)
Purchase of assets from Typhoon Voice Technologies, Inc.	-	-	(5,000)
NET CASH USED IN INVESTING ACTIVITIES	(132,488)	(231,893)	(1,735,763)
(Continued)

nFinanSe Inc.
(A Development Stage Enterprise)

CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
	For the nine months ended September 29, 2007	For the nine months ended September 30, 2006	For the period July 10, 2000 (inception) to September 29, 2007
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of Series B Convertible Preferred Stock	3,000,000	-	3,000,000
Proceeds from issuance of Series A Convertible Preferred Stock	-	-	4,000,000
Payment for stock issuance costs	(640,494)	-	(783,094)
Proceeds from borrowings	-	4,067,250	5,365,162
Repayments of notes payable	-	(100,000)	(147,912)
Collection of note receivable from stockholder	-	-	3,000,000
Proceeds from the issuance of common stock	6,069,610	650,000	15,160,787
NET CASH PROVIDED BY FINANCING ACTIVITIES	8,429,116	4,617,250	29,594,943

NET CHANGE IN CASH AND CASH EQUIVALENTS	2,147,730	(1,004,695)	6,334,353

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	4,186,623	1,941,300	-

CASH AND CASH EQUIVALENTS, END OF PERIOD	$6,334,353	$936,605	$6,334,353

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Interest paid	$1,216	$5,683	$16,317
Income taxes paid	$-	$-	$-

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:

Acquisition of assets by issuance of stock	$-	$-	$818,200

Reclassification of proceeds from sales of common stock to derivative financial instrument liabilities	$-	$-	$4,007,443
Dividend on Series A Convertible Preferred Stock	$42,634	$-	$1,042,634

Issuance of common stock for net assets of Pan American Energy Corporation in a recapitalization - see Note A	$-	$-	$2,969,000

Issuance of common stock in lieu of cash payment of registration penalties	$-	$-	$652,625
Conversion of Senior Secured Convertible Promissory Notes and accrued interest payable to Series A Convertible Preferred Stock	$-	$-	$5,327,934

See notes to consolidated financial statements.

nFinanSe Inc.
(A Development Stage Enterprise)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
 (Unaudited)

NOTE A - FORMATION, BACKGROUND AND OPERATIONS OF THE COMPANY

The accompanying consolidated financial statements include the accounts of nFinanSe Inc. (formerly Morgan Beaumont, Inc., which was incorporated under the laws of the State of Florida on July 10, 2000) and those of its wholly-owned (and currently dormant) subsidiary, MBI Services Group, LLC (collectively the “Company,” “we, ” “us, ” “our”). All significant intercompany accounts and balances have been eliminated in consolidation. We are considered to be a development stage enterprise as defined in Financial Accounting Standard No. 7.

We began operations by developing a technology platform to enable us to sell stored value cards to the un-banked and under-banked market. Typically, this market is primarily comprised of “credit challenged” or “cash-based” consumers. Management identified that a major barrier to the acceptance and use of stored value cards was the ability to load additional funds on the card. To address this issue, we shifted our focus during 2003 toward enhancing our network to enable customers to load funds directly onto their stored value cards.

In August 2004, we consummated a merger and recapitalization with Pan American Energy Corp (“PAEC”), a publicly traded company that was incorporated under the laws of the State of Nevada on May 26, 2000. From a legal perspective, PAEC was the surviving company and thus continued its public reporting obligations; however for financial statement purposes, the transaction was treated as a reverse merger and a recapitalization whereby we were deemed to be the acquirer and no goodwill or other intangible assets were recorded. In connection with our merger with PAEC, our fiscal year end was changed from December 31 to September 30.

In addition to other items requiring stockholder approval, at a special stockholder's meeting held on November 15, 2006, our stockholders approved changing our fiscal year end to the Saturday closest to December 31 of each year. This change was made so as to end our physical year concurrently with our  fiscal week. Our typical distributor agreement calls for cutting off a business week at 12 midnight on a Saturday.

In May 2005, through MBI Services Group, LLC, we commenced selling traditional wholesale telecommunications services. During the fiscal year of 2005, we launched prepaid phone cards in order to develop brand recognition within the credit challenged or cash-based customer market. During fiscal 2006, we added Western Union® and MoneyGram® to our load network and signed an agreement with DFS Services, LLC to issue branded stored value cards (“SVCs”). During the quarter ended September 30, 2006, we decided to discontinue the low-margin prepaid phone card business and focus strictly on selling SVCs and expanding our load network.

We currently operate two divisions: (i) the nFinanSe Card Division, which issues prepaid gift cards, reloadable general spend cards, payroll cards, and promotional/incentive cards; and (ii) the nFinanSe NetworkTM, which is a network of load locations for SVCs.

At a special stockholder's meeting held on November 15, 2006, our stockholders approved an increase in our authorized shares of common stock from 170,000,000 to 200,000,000, and they authorized our board of directors to initiate a reverse stock split ranging between 1-for-15 and  1-for-30.  Consequently, on December 26, 2006 our board of directors approved a reverse split in which our common stock underwent a 1-for-20 reverse stock split.  As a result, every twenty shares of our common stock outstanding were combined into one share. The reverse stock split affected all shares of outstanding common stock including those shares underlying outstanding stock options and warrants. All references to the number of shares in the accompanying consolidated financial statements and notes thereto have been adjusted to reflect the reverse stock split as though it occurred at the date of our incorporation.

Discontinued Operations and Reclassifications

We account for discontinued operations using the component-business approach in accordance with Financial Accounting Standard No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets.” As such, the results of MBI Services Group, LLC have been eliminated from ongoing operations for all periods presented and shown as a single line item on the statements of operations entitled “Gain (loss) from discontinued operations” for each period presented.

Revenue Recognition

We generate the following types of revenues:

•  Wholesale fees, which arise from sales and activation of our SVCs.
•  Transaction fees, which arise from the use and loading of cash for SVCs.
•  Maintenance fees, which arise from keeping the SVCs active on a monthly basis.

Our revenue recognition policy for fees and services arising from our products is consistent with the criteria set forth in SEC Staff Accounting Bulletin 104, “Revenue Recognition in Financial Statements,” or SAB 104, for determining when revenue is realized or realizable and earned. In accordance with the requirements of SAB 104, we recognize revenue when (1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) our price to the buyer is fixed or determinable; and (4) collectibility of the receivables is reasonably assured. Costs of revenue, including the cost of printing the cards, are recorded at the time revenue is recognized.

Accounts Receivable and Allowance for Doubtful Accounts

Our credit terms for the face amount of the gift card and the load amount of the reloadable general spend cards are typically 2 days for most customers and each Friday for activity of the previous week for our largest distributor. Our wholesale fees for the cards are payable each Monday for the sales of the previous week. Paycards and rewards card loads and card load fees are usually paid in advance. Transaction fees earned on cardholder use of the cards are paid to us monthly.

Accounts receivable are determined to be past due if payment is not made in accordance with the terms of our contracts and receivables are written off when they are determined to be uncollectible. We perform ongoing credit evaluations of our customers and, with the exception of some minimum cash balances, we generally do not require collateral.

We evaluate the allowance for doubtful accounts on a regular basis for adequacy. The level of the allowance account and related bad debts are based upon our review of the collectibility of our receivables in light of historical experience, adverse situations that may affect our customers’ ability to repay, estimated value of any underlying collateral and prevailing economic conditions. This evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available.

Cash and Cash Equivalents

For purposes of the statement of cash flows, we consider all highly liquid investments with an original maturity of three months or less to be cash equivalents.

Inventories

Inventories are charged to cost of revenues using the first in first out method. Our inventory cost generally consists of the costs for plastic, embossing fees, printing costs and shipping.

Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires us to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements. The reported amounts of revenues and expenses during the reporting period may be affected by the estimates and assumptions we are required to make. Estimates that are critical to the accompanying consolidated financial statements arise from our belief that we will generate adequate cash to continue as a going concern and that all long-lived assets are recoverable.  In addition, stock-based compensation expense represents a significant estimate.  The markets for our products are characterized by intense competition, rapid technological development, evolving standards, short product life cycles and price competition, all of which could impact the future realization of our assets. Estimates and assumptions are reviewed periodically and the effects of revisions are reflected in the period that they are determined to be necessary. It is at least reasonably possible that our estimates could change in the near term with respect to these matters.

Property and Equipment

Property and equipment are stated at cost. Major additions are capitalized, while minor additions and maintenance and repairs, which do not extend the useful life of an asset, are expensed as incurred. Depreciation and amortization are provided using the straight-line method over the shorter of the lease terms, if any, or the assets' estimated useful lives, which range from three to ten years.

Long-Lived Assets

In accordance with Financial Accounting Standard No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets,” or FAS 144, we evaluate the recoverability of long-lived assets and the related estimated remaining lives when events or circumstances lead us to believe that the carrying value of an asset may not be recoverable. During the nine month period ended September 29, 2007, we recognized approximately $41,000 in impairment expense arising from the write-off of certain deposits for dormant card programs. At September 29, 2007, we believe our remaining long-lived assets are recoverable.

Advertising Costs

Advertising expenses, which were approximately $66,000 and $0 during the respective nine month periods ended September 29, 2007 and September 30, 2006, are expensed as incurred. The majority of advertising was related to the sale of cards on the Internet.

Research and Development

Research and development costs, which approximated $732,000 and $407,000 during the nine months ended September 29, 2007 and September 30, 2006, respectively, are expensed as incurred.  These costs are primarily related to network software development, security compliance and systems maintenance.

Net Loss Per Share

We compute net loss per share in accordance with Financial Accounting Standard No. 128, “Earnings per Share,” or FAS 128, and SEC Staff Accounting Bulletin No. 98, or SAB 98.  Basic net loss per share is computed by dividing the net loss attributable to common stockholders for the period after deducting dividends on our convertible preferred stock by the weighted average number of common stock shares outstanding during the period. Diluted net loss per share is computed by dividing the net loss for the period by the number of common stock and common stock equivalent shares outstanding during the period (common stock equivalent shares arise from options, warrants and convertible preferred stock). Because of our net losses, none of these common stock equivalent shares have been dilutive at any time since our inception; accordingly basic and diluted net loss per share are identical for each of the periods in the accompanying consolidated statements of operations.

Income Taxes

We compute income taxes in accordance with Financial Accounting Standard No. 109, “Accounting for Income Taxes,” or FAS 109. Under FAS 109, deferred taxes are recognized for the tax consequences of temporary differences by applying enacted statutory rates applicable to future years to differences between the financial statement carrying amounts and the tax basis of existing assets and liabilities. Also, the effect on deferred taxes of a change in tax rates is recognized in income in the period that included the enactment date. Significant temporary differences arise primarily from accounts payable and accrued liabilities that are not deductible for tax reporting until they are paid.

Convertible Debt and Equity Securities Issued with Registration Rights Agreements

In connection with the sale of debt or equity securities, we have entered into Registration Rights Agreements that generally require us to file registration statements with the Securities and Exchange Commission to register common stock shares that may be issued on conversion of debt or preferred stock, to permit re-sale of common stock shares previously sold under an exemption from registration or to register common stock shares that may be issued on exercise of outstanding options or warrants. The agreements sometimes require us to pay damages, in the form of contractually stipulated penalties, for any delay in filing the required registration statements or in the registration statements becoming effective, maintaining effectiveness or, in some instances, maintaining a listing of our common stock. These damages are usually expressed as a fixed percentage, per month, of the original proceeds we received on issuance of the debt, preferred stock, common shares, options or warrants. We account for these penalties as contingent liabilities, applying the accounting guidance of Financial Accounting Standard No. 5, “Accounting for Contingencies,” or FAS 5. This accounting is consistent with views established by FASB Staff Position FSP EITF 00-19-2 “Accounting for Registration Payment Arrangements,” which was issued December 21, 2006. Accordingly, we recognize the damages when it becomes probable that they will be incurred and amounts are reasonably estimable.

Financial Instruments and Concentrations

Financial instruments, as defined in Financial Accounting Standard No. 107, “Disclosures about Fair Values of Financial Instruments,” consist of cash, evidence of ownership in an entity and contracts that both (1) impose on one entity a contractual obligation to deliver cash or another financial instrument to a second entity, or to exchange other financial instruments on potentially unfavorable terms with the second entity, and (2) conveys to that second entity a contractual right (a) to receive cash or another financial instrument from the first entity or (b) to exchange other financial instruments on potentially favorable terms with the first entity. Accordingly, our financial instruments consist primarily of cash and cash equivalents, accounts receivable, accounts payable and accrued liabilities.

The carrying values of our cash and cash equivalents, receivables and accounts payable and accrued and other liabilities approximate their respective fair values due to their short-term nature.

Financial instruments, which potentially subject us to significant concentrations of credit risk, consist primarily of cash and cash equivalents. We frequently maintain such balances in excess of federally insured limits. We have not experienced any losses in such accounts.

Stock-Based Compensation

Since January 1, 2006, we have used Financial Accounting Standards No. 123 (Revised), “Share-Based Payments,” or FAS 123(R), to account for our stock-based compensation arrangements. This statement requires us to recognize compensation expense in an amount equal to the fair value of share based payments, such as stock options granted to employees. We elected to apply FAS 123(R) on a modified prospective method for awards existing at the date of adoption. This method requires us to record compensation expense as such awards continue to vest.

With respect to non-employee stock options that vest at various times and have no significant disincentives for non-performance and/or specific performance commitments, we follow the guidance in Emerging Issues Task Force Issue (“EITF”) No. 96-18. Pursuant to this standard, the value of these options is estimated at various reporting dates and finally measured at the respective vesting date(s) of the options (or the date on which the consultants’ performance is complete). The expense for each group of options is recognized ratably over the vesting period for each group, and the estimated value of any unvested options is updated at such time. As a result, under these arrangements, our initial and periodic recording of stock-based compensation expense represents estimates for changes in valuation that we determine to be necessary.

Dividends on Preferred Stock

Our Series A Convertible Preferred Stock accrues dividends of 5% per annum. Unless and until these dividends are declared and paid in full, the Company is prohibited from declaring any dividends on its common stock. As of September 29, 2007, dividends owed but not declared on our Series A Convertible Preferred Stock were $302,422.  In September 2007, dividends were paid on the voluntary conversion of 1,300,000 shares of Series A Preferred Stock into 1,300,000 shares of common stock, in the form of 12,865 shares of common stock and cash for fractional shares in the total amount of $11. There are no dividend requirements on our Series B Convertible Preferred Stock.

Reclassifications

Certain amounts in the prior period and inception to date financial statements have been reclassified to conform to the current period presentation.

Recently Issued Accounting Pronouncements

In June 2006, the FASB issued FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes”, or FIN 48, which clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with FAS 109, “Accounting for Income Taxes”.  This interpretation prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. FIN 48 is effective for fiscal years beginning after December 15, 2006. This statement did not have a significant effect on our financial statements.

In September 2006, the FASB issued Financial Accounting Standard No. 157, “Fair Value Measurements,” or FAS 157. This Statement defines fair value, establishes a framework for measuring fair value in accordance with generally accepted accounting principles and expands disclosures about fair value measurements. This statement applies under other accounting pronouncements that require or permit fair value measurements as the FASB previously concluded in those accounting pronouncements that fair value is a relevant measurement attribute. Accordingly, this Statement does not require us to develop or report any new fair value measurements. This Statement is effective for financial statements for fiscal years beginning after November 15, 2007. Earlier application is permitted provided that the reporting entity has not yet issued financial statements for that fiscal year. This statement is not expected to have a significant effect on our financial statements.

In September 2006, the FASB issued Financial Accounting Standard No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans”, an amendment of FASB Statement Nos. 87, 88, 106, and 132(R), or FAS 158. This Statement requires an employer that is a business entity and sponsors one or more single-employer defined benefit plans to (a) recognize the funded status of a benefit plan—measured as the difference between plan assets at fair value (with limited exceptions) and the benefit obligation—in its statement of financial position; (b) recognize, as a component of other comprehensive income, net of tax, the gains or losses and prior service costs or credits that arise during the period but are not recognized as components of net periodic benefit cost pursuant to FAS 87, “Employers’ Accounting for Pensions”, or FAS 106, “Employers’ Accounting for Postretirement Benefits Other Than Pensions”; (c) measure defined benefit plan assets and obligations as of the date of the employer’s fiscal year-end statement of financial position (with limited exceptions); and (d) disclose in the notes to financial statements additional information about certain effects on net periodic benefit cost for the next fiscal year that arise from delayed recognition of the gains or losses, prior service costs or credits, and transition assets or obligations.  An employer with publicly traded equity securities is required to initially recognize the funded status of a defined benefit postretirement plan and to provide the required disclosures as of the end of the fiscal year ending after December 15, 2006. The Company does not sponsor a defined benefit pension plan and accordingly, this statement has no effect on our financial statements.

On February 15, 2007, the FASB issued Financial Accounting Standard No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities, including an amendment of FASB Statement No. 115”, or FAS 159, which creates a fair-value option allowing an entity to irrevocably elect fair value as the initial and subsequent measurement attribute for certain financial assets and financial liabilities, with changes in fair value recognized in earnings as they occur. FAS 159 also requires an entity to report those financial assets and financial liabilities measured at fair value in a manner that separates those reported fair values from the carrying amounts of assets and liabilities measured using another measurement attribute on the face of the statement of financial position. Lastly, FAS 159 requires an entity to provide information that would allow users to understand the effect on earnings of changes in the fair value on those instruments selected for the fair-value election. FAS 159 is effective for fiscal years beginning after November 15, 2007, with early adoption permitted. We have not yet determined the effect that the implementation of FAS 159 will have on our results of operations or financial condition.

NOTE B - GOING CONCERN

Our consolidated financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern, which contemplate the realization of assets and liquidation of liabilities in the normal course of business.  Our operations have historically been funded primarily through equity capital and during the current nine month period ended September 29, 2007, we secured net proceeds of approximately $8,430,000 through sales of equity instruments, principally preferred stock.  As a result, we have a cash balance of $6,334,353 as of September 29, 2007.  Because of our ability to raise capital when necessary, and because we believe that our results of operations will reflect significant improvement in the next fiscal year, we believe that we will have adequate cash resources to fund our normal and recurring operating commitments in the next twelve months.  However, we have incurred significant losses and negative cash flows from operations since our inception, and as a result no assurance can be given that our operations will generate adequate cash to meet our commitments and/or that we will be successful in attaining profitable operations (especially when one considers the problems, expenses and complications frequently encountered in connection with entrance into established markets and the competitive environment in which we operate).  In addition, our current business strategy now requires filing of performance bonds with most states. These performance bonds will require cash collateral in the aggregate of approximatley $5 million within the next twelve months, and funding of this collateral will require us to obtain additional debt or equity capital.  Furthermore, we expect to require short-term debt or equity financing to fund our working capital as a result of our projected growth in load float receivables and inventories.  There can be no assurance that we will be able to generate adequate proceeds from any such financings or that such financings will be available on terms suitable to us. These factors, among others, indicate that we may be unable to continue as a going concern for a reasonable period of time. Our consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should we be unable to continue as a going concern.

NOTE C – ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

The following table provides components of accounts payable and accrued liabilities as of September 29, 2007:

Balances	Amounts
Accounts payable	$179,961
Accrued personnel costs	74,657
Other accrued expenses and liabilities	304,326

Total	$558,944

NOTE D - COMMITMENTS AND CONTINGENCIES

Operating Leases

We are obligated under operating lease agreements for our Tampa, Florida office facilities through October 31, 2012, and the vacated Bradenton, Florida office facilities through December 31, 2008. Future minimum lease payments and anticipated common area maintenance charges under these leases are approximately as follows at September 29, 2007:

Year Ending	Amounts

September 2008	$355,500
September 2009	233,500
September 2010	199,500
September 2011	203,900
September 2012	208,400
Thereafter	17,500

Total	$1,218,300

In October 2007 we vacated the lease premises which were formerly our offices, located in Bradenton, Florida. The Bradenton location consists of approximately 20,000 square feet, which we sublease at a monthly rent of approximately $12,167, and an additional 10,000 square feet on the second floor of the same building, for which we paid a monthly rent of approximately $11,780 through October 2007 (at which time our lessor released us from future liability on such lease with minimal cost to us).  The remaining Bradenton, Florida location sublease expires on December 31, 2008. We made the decision to relocate primarily because we believe that our new Tampa location will provide greater opportunity for us to hire both the technical and customer support staff we anticipate needing to implement our business model.

At this time, we believe there is a strong possibility that we will have difficulty recovering the minimum future lease payments of $199,000 for our Bradenton location as well as leasehold improvements having a net book value of approximately $35,000 at such location through sublease income.  As a result, we anticipate recording a charge to operations for the fair value of the net remaining lease rentals (i.e. the future minimum lease payments minus estimated sublease rentals we reasonably can expect to receive) and carrying value of leasehold improvements related to such facility in the fourth calendar quarter of 2007. We did not incur any other significant costs as a result of our move to our new Tampa, Florida facility.

Rent expense included in loss from continuing operations for the nine months ended September 29, 2007 and September 30, 2006 approximated $225,000 and $201,800, respectively.

Employment Agreements

We are obligated under the following employment agreements:

●
The employment agreement with our Chief Executive Officer, Jerry R. Welch, has a term from September 5, 2006 to December 31, 2008 and provides him with an annual salary of $235,000. The agreement is to be automatically renewed indefinitely for succeeding terms of two years unless otherwise terminated in accordance with the agreement. Additionally, Mr. Welch received the option to purchase approximately 603,400 shares of our common stock at $1.50 per share (the “Option Shares”), which when using Black-Scholes results in an aggregate fair value of approximately $845,000. This amount is being recognized as stock-based compensation expense on a straight line basis as the options vest. The grant was equal to 4.25% of the total of our outstanding shares, options and warrants as of December 28, 2006 (the date we completed the permanent financing required for the grant of such options). The Option Shares are divided into 28 equal installments. The first six installments vested on February 28, 2007 and additional installments vest on the final day of each month through December 31, 2008.

In addition, on July 12, 2007, Mr. Welch was awarded 197,855 stock options at $3.40 per share, which when using Black-Scholes results in an aggregate fair value of approximately $619,000.  The grant was equal to approximately 4.25% of the shares of our total stock and warrants issued under the June 29, 2007 Securities and Purchase Agreements. These options vest in 28 equal installments. The first eleven installments vested on July 31, 2007 and accordingly at that time 11/28 of the aforementioned stock-based compensation was recognized as compensation expense.  The remaining compensation expense is being recognized on a straight line basis as additional installments vest on the final day of each month through December 31, 2008.

●
The employment agreement with our Chief Financial Officer, Raymond Springer, has a term from September 5, 2006 to December 31, 2008 and provides him with an annual salary of $185,000. Additionally, Mr. Springer received the option to purchase approximately 284,000 shares of our common stock at $1.50 per share (the “Option Shares”), which when using Black-Scholes results in an aggregate fair value of approximately $400,000. This amount is being recognized as stock-based compensation expense on a straight line basis as the options vest. This grant was equal to 2.0% of the total of our outstanding shares, options and warrants on December 28, 2006 (the date we completed the permanent financing required for the grant of such shares). The Option Shares are divided into 28 equal installments. The first six installments vested on February 28, 2007, and additional installments vest on the final day of each month through December 31, 2008.

In addition, on July 12, 2007, Mr. Springer was awarded 93,108 stock options at $3.40 per share, which when using Black-Scholes results in an aggregate fair value of approximately $291,000.  The grant was equal to approximately 2.00% of the shares of our total stock and warrants issued under the June 29, 2007 Securities and Purchase Agreements. These options vest in 28 equal installments. The first eleven installments vested on July 31, 2007 and accordingly at that time 11/28 of the aforementioned stock-based compensation was recognized as compensation expense.  The remaining compensation expense is being recognized on a straight line basis as additional installments vest on the final day of each month through December 31, 2008.

Notwithstanding the above mentioned vesting schedules,  the options will be immediately fully vested and exercisable in the event of a change in control (as defined in the agreement), and/or the death or total disability of Mr. Welch or Mr. Springer during the terms of their employment. To the extent the options are not previously exercised, the options terminate on the earlier of (i) the date ten years following the grant date or (ii) at the date 12 months following the cessation of Mr. Welch’s and/or Mr. Springer’s employment with us.

Both Mr. Welch and Mr. Springer also receive performance-based bonuses and certain medical and other benefits.  If we terminate Mr. Welch or Mr. Springer without cause, we will be required to pay severance to them in the amount of compensation and benefits they would have otherwise earned in the remaining term of their agreements or twelve months, whichever period is shorter.

In addition to the above, at December 30, 2006, we were obligated under an employment agreement with our previous Chairman of the Board of Directors and Chief Executive Officer, Clifford Wildes. The agreement was terminated on January 29, 2007. As consideration for such termination and accrued vacation owed to Mr. Wildes of approximately $90,000, we agreed to pay him a total sum of $250,000 over a period of six months.  At September 29, 2007, the amounts owed to Mr. Wildes under this arrangement were completely satisfied and there was no remaining liability.

Service and Purchase Agreements

We have entered into renewable contracts with DFS Services LLC, our card network, Palm Desert National Bank, and First National Bank & Trust of Pipestone, Minnesota (“FNB&T”) our card issuing banks and Metavante Corporation, our processor, that have initial expiration dates from June 2009 through October 2011.   Since the majority of the fees to be paid are contingent primarily on card volume, it is not possible to calculate the amount of the future commitment on these contracts. The Metavante Corporation and FNB&T agreements also require a minimum payment of $5,000 per month.  During the three and nine months ended September 29, 2007, we made aggregate payments of approximately $137,700 and $205,900, respectively to these vendors under these arrangements.

Purchase Commitments

As of September 29, 2007, we had purchase commitments for card inventory, including plastic, collateral material and fees, totaling approximately $2,000,000, substantially all of which are expected to be paid by December 2007.

NOTE E - STOCK OPTIONS AND WARRANTS

On March 1, 2007, our stockholders approved the 2007 Omnibus Equity Compensation Plan (the “2007 Plan”) which combines the 709,850 shares that were issued and outstanding under the 2004 Stock Option Plan with the 2.3 million shares available for issuance under the 2007 Plan. As of September 29, 2007, exclusive of the outstanding warrants discussed below, there were a total of 2,378,363 options outstanding under the 2007 Plan, consisting of 2,304,555 options issued to employees and non-employee directors and 73,808 options issued to consultants. Such options vest over various periods up to three years and expire on various dates through 2017. The fair value of each option grant is estimated at the date of grant using the Black-Scholes option valuation model with the following weighted average assumptions for the three months and nine months ended September 29, 2007:

	Three months ended	Nine months ended
	September 29, 2007	September 29, 2007
Expected Term in years	5	5
Expected stock price volatility	1.515%	1.515% – 1.690%
Risk free interest rate	4.8% - 5.03%	4.5% - 5.03%
Dividend yield	0%	0%

The following table describes our stock option activity for the nine months ended September 29, 2007:

	Number of Options	Weighted average exercise price per share (priced at date of grant)

Outstanding at December 31, 2006	712,433	$7.89
Granted	1,790,865	$2.16
Cancelled	(124,935)	$8.37

Outstanding at September 29, 2007	2,378,363	$3.55

Options granted at or above market value during the nine months ended September 29, 2007	1,790,865

The following table summarizes information regarding options that are outstanding at September 29, 2007:
	Options outstanding			Options exercisable

Range of exercise prices	Number outstanding	Weighted average remaining contractual life in years	Weighted average exercise price	Number Exercisable	Weighted average exercise price per share

$1.50	1,171,569	9.3	$1.50	413,047	$1.50
$3.20-$10.18	1,057,294	5.1	$4.18	631,098	$4.33
$10.20-$13.80	95,750	3.0	$12.26	94,500	$12.25
$15.60-$32.00	53,750	2.7	$20.34	53,750	$20.34
	2,378,363	7.0	$3.55	1,192,395	$4.70

Since our options have issue prices equal to their market prices on the date of grant, no intrinsic value exists in our options. We estimate the aggregate stock-based compensation attributable to unvested options to be approximately $2,226,000, which amount is expected to be realized over a period of three years.

Other Officer Options

On August 8, 2007, the Company awarded a total of 75,000 stock options to seven officers of the Company at $3.30 per share, which when using the Black-Scholes options valuation model results in an aggregate fair value of approximately $227,000.  These options will vest over three years and will expire on August 8, 2017.

Non Employee Director Options

During the quarter ended March 31, 2007, 70,000 options were granted to the non-employee members of our Board of Directors. The options, which were 100% vested on the date of grant, had a fair value of approximately $298,000. This amount has been included in employee and director stock-based compensation in the accompanying statement of operations for the nine months ended September 29, 2007.

Outstanding Warrants

The following table summarizes information on warrants issued and outstanding that allows the holder to purchase a like amount of common stock at September 29, 2007.

Warrants issued in connection with/as:	Number outstanding	Exercise price per share	Expiration date

Partial compensation for our placement agent in connection with the sale of our Series A Convertible Preferred Stock on December 28, 2006	320,000	$1.10	December 28, 2011

Partial compensation for our placement agent in connection with the sale of our Series B Convertible Preferred Stock and Common Stock on June 29, 2007	120,928	$3.30	June 29, 2012

Securities Purchase Agreements dated June 29, 2007	1,511,600	$5.00	June 29, 2012

Consulting services agreement	37,500	$5.00	Various dates through 2011

Cooperation Agreement on November 22, 2006	5,000	$1.20	November 22, 2011

Total warrants outstanding at September 29, 2007	1,995,028	$4.26

NOTE F - OTHER SIGNIFICANT EVENTS

The Company entered into securities purchase agreements, dated as of June 29, 2007, with several institutional and accredited investors (the “Investors”), pursuant to which the Company issued and sold to the Investors an aggregate of (i) 1,000,000 shares of its Series B Convertible Preferred Stock, $0.001 par value per share (“Series B Preferred Stock”), (ii) 2,023,199 shares of its common stock, $0.001 par value per share, and (iii) warrants to purchase 1,511,600 shares of common stock, for an aggregate purchase price of $9,069,597.

Pursuant to the Series B Preferred Stock Certificate of Designation, the holders of the Series B Preferred Stock  have full voting rights and powers equal to the voting rights and powers of holders of common stock and are entitled to notice of any stockholders meeting in accordance with the Bylaws of the Company, as amended, and are entitled to vote, with respect to any question upon which holders of common stock are entitled to vote, including, without limitation, the right to vote for the election of directors, voting together with the holders of common stock as one class. Each holder of shares of Series B Preferred Stock is entitled to vote on an as-converted basis.

In addition, as long as at least 33% of the shares of Series B Preferred Stock are outstanding, the holders of at least a majority of the outstanding Series B Preferred Stock, (provided at least two holders of the shares of Series B Preferred Stock at the time outstanding agree in such requisite vote), voting as a separate class, shall be necessary for effecting or validating any of the following transactions or acts, whether by merger, consolidation or otherwise:

(i)           Any amendment, alteration or repeal of any of the provisions of the Certificate of Designation in a manner that will adversely affect the rights of the holders of the Series B Preferred Stock; provided however, that no such consent shall be required for the Company to amend the Company’s Articles of Incorporation to increase the Company's shares of common stock or undesignated preferred stock; and

(ii)           The authorization or creation by the Company of, or the increase in the number of authorized shares of, any stock of any class, or any security convertible into stock of any class, or the authorization or creation of any new class of preferred stock (or any action which would result in another series of preferred stock), in each case, ranking in terms of liquidation preference or redemption rights, pari passu with or senior to, the Series B Preferred Stock in any manner; provided, however, that no such consent shall be required for the Company to amend the Company’s Articles of Incorporation to increase the Company's shares of common stock or undesignated Preferred Stock.

In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company (a “Liquidation”), after any distribution of assets of the Company to the holders of then outstanding shares of the Company’s Series A Convertible Preferred Stock, but before any distribution of assets of the Company shall be made to or set apart for the holders of the common stock or any other class of preferred stock, the holders of Series B Preferred Stock shall be entitled to receive payment out of such assets of the Company in an amount equal to the greater of (i) $3.00 per share of Series B Preferred Stock, and (ii) the amount such holder would have received if such holder had converted its shares of Series B Preferred Stock to common stock, subject to but immediately prior to such Liquidation. If the assets of the Company available for distribution to the holders of Series B Preferred Stock shall not be sufficient to make in full the payment herein required, such assets shall be distributed pro-rata among the holders of Series B Preferred Stock based on the aggregate liquidation preferences of the shares of Series B Preferred Stock held by each such holder.

Emerging Growth Equities, Ltd. acted as placement agent for the June 29, 2007 transaction and received a fee equal to $634,872 and a warrant to purchase 120,928 shares of common stock, exercisable at $3.30 per share and expiring on June 29, 2012.  Robert A. Berlacher, who served on the Company’s Board of Directors from March 1, 2007 through October 25, 2007, is a co-founder and director of EGE Holdings, Ltd., a holding company with a 100% ownership interest in Emerging Growth Equities, Ltd.  Mr. Berlacher received no compensation from EGE Holdings, Ltd. or Emerging Growth Equities, Ltd. related to the Company’s sale of common stock, Series B Preferred Stock and warrants.

In the three month period ended September 29, 2007, certain holders of Series A Preferred Stock voluntarily converted 1,300,000 shares of Series A Preferred Stock into 1,300,000 shares of common stock. As a result of the voluntary conversion, dividends were paid in the form of 12,865 shares of common stock and cash for fractional shares in the total amount of $11.

NOTE G - OTHER SIGNIFICANT SUBSEQUENT EVENTS

On October 25, 2007, the Company received the resignation of Robert A. Berlacher, pursuant to which Mr. Berlacher resigned his position as director on the Company’s Board of Directors.  Mr. Berlacher’s resignation was effective immediately.  Mr. Berlacher’s resignation is not as a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Effective November 8, 2007, the Company’s Board of Directors appointed Mr. Bruce Terker as a director to fill the vacancy created with the resignation of Mr. Berlacher.  Mr. Terker will serve for the balance of Mr. Berlacher’s unexpired term.

On October 26, 2007, the Company filed a registration statement on Form SB-2.  The prospectus covers up to 2,224,000 shares of common stock being offered by certain selling stockholders: 2,174,000 of which are issuable upon the conversion of Series A Preferred Stock held by certain stockholders thereof that was issued by the Company in December 2006 and 50,000 shares of common stock held by a stockholder.  The Company will not receive any proceeds from the disposition of theses shares by the selling stockholders.  The Company will bear all costs, expenses and fees in connection with the registration of these shares.  The selling stockholders will bear all commissions and discounts, if any, attributable to their respective sales of shares.

End of Financial Statements.

2,195,028 SHARES OF COMMON STOCK

nFinanSe Inc.

PROSPECTUS

___________, 2008

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our officers and directors are indemnified as provided by the Nevada Revised Statutes, or the NRS.

NRS Section 78.7502 provides that:

i.  a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful;

ii.  a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper; and

iii.  to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense.

NRS Section 78.751 provides that we may make any discretionary indemnification only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

a.  by our stockholders;

b.  by our Board of Directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

c.  if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion;

d.  if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion; or

e.  by court order.

Indemnification may also be granted pursuant to the terms of agreements which may be entered in the future or pursuant to a vote of stockholders or directors.  We may purchase and maintain insurance which protects our officers and directors against any liabilities incurred in connection with their service in such a capacity, and such a policy may be obtained by us in the future.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated expenses payable by us in connection with the distribution of the securities being registered are as follows:

SEC Registration and Filing Fee	$335.24
Legal Fees and Expenses*	20,000.00
Accounting Fees and Expenses*	3,000.00
EDGAR/Financial Printing*	1,000.00
Miscellaneous*	5,664.76
TOTAL	$30,000.00

* Estimated

None of the foregoing expenses is being paid by the selling stockholders.

RECENT SALES OF UNREGISTERED SECURITIES

The following table provides information about the sales of unregistered securities by us over the past three years.

			Total Offering		Exemption from
Date of Sale	Title of Security	Amount	Price	Purchasers	Registration Claimed

June 29, 2007	Series B Convertible Preferred Stock, par value $0.001, Common Stock and Warrants (1)
1,000,000 shares of Series B sold at the purchase price of $3.00 per share
and
2,023,199 shares of common stock sold at the purchase price of $3.00 per share
and
1,511,600 Warrants to purchase shares of common stock at an exercise price of $5.00 per share
			$9,069,597, paid in cash by the purchasers.	Accredited investors (3)	Section 4(2) of the Securities Act of 1933 and Rule 506 promulgated thereunder

December 28, 2006	Series A Convertible Preferred Stock, par value $0.001 (1)	5,327,934 shares issued in exchange for then outstanding senior secured convertible promissory notes 4,000,000 shares sold at the purchase price of $1.00 per share	$9,327,934, $4,000,000 of which was paid in cash by the purchasers and $5,377,934, of which was in exchange for the Senior Secured Convertible Promissory notes discussed below.	Accredited investors (3)	Section 4(2) of the Securities Act of 1933 and Rule 506 promulgated thereunder

September – December, 2006	Senior Secured Convertible Promissory Notes (2)	$5,167,250 in principal amount	$5,167,250, paid in cash by the purchasers.	Accredited investors (3)	Section 4(2) of the Securities Act of 1933 and Rule 506 promulgated thereunder

July 2005	Common Stock and Warrants	12,362,000 shares of common stock and 12,362,500 Warrants to purchase shares of common stock at an exercise price of $0.20 per share	$4,945, 000, paid in cash by the purchasers.	Accredited investors (3)	Section 4(2) of the Securities Act of 1933 and Rule 506 promulgated thereunder

December 2004	Common Stock	7,125,000	$1,425,000, paid in cash by the purchasers.	Accredited investors (3)	Section 4(2) of the Securities Act of 1933 and Rule 506 promulgated thereunder

October 2004- January 2007	Options to Purchase Common Stock (4)	1,032,500	--	Directors, officers, employees and consultants	Rule 701 promulgated under the Securities Act of 1933

January 2007- Present	Options to Purchase Common Stock (5)	1,773,365	--	Directors, officers, employees and consultants	Rule 701 promulgated under the Securities Act of 1933

(1)
Emerging Growth Equities, Ltd. served as placement agent for our offering of Series A Preferred Stock and, for its services as placement agent, received a $117,600 fee and a warrant to purchase 320,000 shares of common stock, exercisable at $1.10 per share and expiring on December 27, 2011. As placement agent for our offering of Series B Preferred Stock, Emerging Growth Equities, Ltd. received a $634,872 fee and a warrant to purchase 120,928 shares of common stock, exercisable at $3.30 per share and expiring on June 29, 2012.

(2)	All Senior Secured Convertible Promissory Notes and all accrued but unpaid interest thereon were exchanged for shares of Series A Convertible Preferred Stock on December 28, 2006.

(3)	As defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933.

(4)	Issued pursuant to the Company’s 2004 Amended Stock Incentive Plan. The Company received no cash consideration for these grants.

(5)	Issued pursuant to the Company’s 2007 Omnibus Equity Compensation Plan. The Company received no cash consideration for these grants.

EXHIBITS

3.1
Amended and Restated Articles of Incorporation of the Company (filed as Exhibit 3.1 to the Company’s Annual Report on Form 10-KSB filed on December 29, 2006 and incorporated by reference herein).  (File No. 000-33389)

3.2	By-Laws of the Company (filed as Exhibit 3.2 to the Company’s Annual Report on Form 10-KSB filed on December 29, 2004 and incorporated by reference herein). (File No. 000-33389)

3.3
Certificate of Designations, Rights and Preferences of Series B Convertible Preferred Stock, as filed with the Secretary of State of the State of Nevada on June 29, 2007 (Incorporated by reference to Exhibit 99.3 of the Company's Current Report on Form 8-K filed with the SEC on July 5, 2007).  (File No. 000-33389)

4.1
Form of Senior Secured Convertible Promissory Note, as executed by the Company and the holders thereof on September 29, 2006 and November 8, 2006 (filed as Exhibit 99.2 to the Company’s Current Report on Form 8-K filed on October 5, 2006 and incorporated by reference herein).  (File No. 000-33389)

4.2
Form of Securities Exchange Agreement, as executed by the Company and holders of the Company’s Primary Notes on September 29, 2006 (filed as Exhibit 99.1 to the Company’s Current Report on Form 8-K filed on October 5, 2006 and incorporated by reference herein).  (File No. 000-33389)

4.3
Form of Joinder, as executed on November 8, 2006, by the Company and those holders of Senior Secured Convertible Promissory Notes, all dated as of November 8, 2006, who were not originally parties to the Securities Exchange Agreements dated as of September 29, 2006 (filed as Exhibit 99.3 to the Company’s Current Report on Form 8-K filed on November 13, 2006 and incorporated by reference herein).  (File No. 000-33389)

5.1+	Opinion of Morgan, Lewis & Bockius LLP

10.1
Swift Pay Service Agreement, dated as of March 18, 2005, by and between Western Union® and the Company (filed as Exhibit 8.1.1 to the Company’s Current Report on Form 8-K filed on June 24, 2005 and incorporated by reference herein).  (File No. 000-33389)

10.2
ExpressPayment (TM) Service Agreement, dated as of October 31, 2006, by and between MoneyGram® Payment Systems, Inc. and the Company (filed as Exhibit 8.1.1 to the Company’s Current Report on Form 8-K filed on November 18, 2005 and incorporated by reference herein).  (File No. 000-33389)

10.3
Stored Value Card Issuer Agreement, dated as of May 10, 2006, by and between Discover Financial Services LLC and the Company (filed as Exhibit 8.1.1 to the Company’s Current Report on Form 8-K filed on May 11, 2006 and incorporated by reference herein).  (File No. 000-33389)

10.4
Stored Value Prepaid Card Sponsorship Agreement, dated as of October 20, 2006, and Addendum to Stored Value Prepaid Card Sponsorship Agreement, dated as of November 10, 2006, by and between Palm Desert National Bank and the Company (filed as Exhibit 10.4 to the Company’s Annual Report on Form 10-KSB filed on December 29, 2006 and incorporated by reference herein).  (File No. 000-33389)

10.5
Stored Value Card Processing Agreement, dated as of June 14, 2006, by and between Metavante Corporation and the Company (filed as Exhibit 10.5 to the Company’s Annual Report on Form 10-KSB filed on December 29, 2006 and incorporated by reference herein).  (File No. 000-33389)

10.6
Employment Agreement, dated as of September 5, 2006, by and between Jerry R. Welch and the Company (filed as Exhibit 99.1 to the Company’s Current Report on Form 8-K filed on September 15, 2006 and incorporated by reference herein).  (File No. 000-33389)

10.7
Nonqualified Stock Option Agreement, dated as of September 5, 2006, by and between Jerry R. Welch and the Company (filed as Exhibit 99.2 to the Company’s Current Report on Form 8-K filed on September 15, 2006 and incorporated by reference herein).  (File No. 000-33389)

10.8
Employment Agreement, dated as of September 5, 2006, by and between Raymond P. Springer and the Company (filed as Exhibit 99.3 to the Company’s Current Report on Form 8-K filed on September 15, 2006 and incorporated by reference herein).  (File No. 000-33389)

10.9
Nonqualified Stock Option Agreement, dated as of September 5, 2006, by and between Raymond P. Springer and the Company (filed as Exhibit 99.4 to the Company’s Current Report on Form 8-K filed on September 15, 2006 and incorporated by reference herein).  (File No. 000-33389)

10.10
Employment Agreement, dated as of October 1, 2005, by and between Mr. Clifford Wildes and the Company (filed as Exhibit 10.10 to the Company’s Annual Report on Form 10-KSB filed on December 29, 2006 and incorporated by reference herein).  (File No. 000-33389)

10.11
Commercial Lease Agreement, dated as of January 10, 2005, by and between The 6015, LLC and the Company (filed as Exhibit 10.11 to the Company’s Annual Report on Form 10-KSB filed on December 29, 2006 and incorporated by reference herein).  (File No. 000-33389)

10.12
Sublease Agreement, dated as of August 5, 2005, by and between GEBO Corporation USA and the Company (filed as Exhibit 5.3 to the Company’s Quarterly Report on Form 10-QSB filed on August 15, 2005 and incorporated by reference herein).  (File No. 000-33389)

10.13+	2004 Amended Stock Incentive Plan. (File No. 000-33389)

10.14+	2007 Omnibus Equity Compensation Plan. (File No. 000-33389)

10.15
Separation Agreement and Release of Claims, dated as of January 29, 2007, by and between the Company and Clifford Wildes (Incorporated by reference to Exhibit 99.1 of the Company's Current Report on Form 8-K filed with the SEC on February 2, 2007).  (File No. 000-33389)

10.16
Offer of Employment, dated April 24, 2007, by and between the Company and Jerome Kollar (Incorporated by reference to Exhibit 99.1 of the Company's Current Report on Form 8-K filed with the SEC on May 18, 2007).  (File No. 000-33389)

10.17
Incentive Stock Option Grant, dated May 14, 2007, by and between the Company and Jerome Kollar (Incorporated by reference to Exhibit 99.2 of the Company's Current Report on Form 8-K filed with the SEC on May 18, 2007).  (File No. 000-33389)

10.18
Form of Securities Purchase Agreement, as executed by the Company and the Investors on June 29, 2007 (Incorporated by reference to Exhibit 99.1 of the Company's Current Report on Form 8-K filed with the SEC on July 5, 2007).  (File No. 000-33389)

10.19	Form of Warrant (Incorporated by reference to Exhibit 99.2 of the Company's Current Report on Form 8-K filed with the SEC on July 5, 2007). (File No. 000-33389)

10.20
Commercial Lease Agreement, dated as of April 16, 2007,by and between FLA Owner LLC and the Company (filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-QSB filed on November 9, 2007 and incorporated by reference herein).  (File No. 000-33389)

23.1*	Consent of Independent Auditors.

23.2	Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5.1).

24.1	Power of attorney (included on signature page).

+ Previously filed.
* Filed herewith.

UNDERTAKINGS

The undersigned Registrant undertakes:

(a) (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) Reflect in the prospectus any facts or events arising after the effective date of the registration statement (or most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) Include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) For determining liability under the Securities Act of 1933, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

(c) In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorizes this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bradenton, State of Florida, on this 7th day of February, 2008.

NFINANSE INC.

By:	/s/ Jerry R. Welch
Jerry R. Welch
Chief Executive Officer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on February 7, 2008.  Each person whose signature appears below in so signing also makes, constitutes and appoints Jerry R. Welch and Raymond P. Springer, and each of them acting alone, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to execute and cause to be filed with the Securities and Exchange Commission any and all amendments and post-effective amendments to this registration statement pursuant to Rule 462(b) under the Securities Act of 1933, and in each case to file the same, with all exhibits thereto and other documents in connection therewith, and hereby ratifies and confirms all that said attorney-in-fact or his or her substitute or substitutes may do or cause to be done by virtue hereof.

SIGNATURE	TITLE (CAPACITY)	DATE

/s/ Jerry R. Welch Jerry R. Welch	Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	February 7, 2008

/s/ Raymond P. Springer Raymond P. Springer	Secretary and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	February 7, 2008

*	Director	February 7, 2008
Benjamin J. Bond

*	Director	February 7, 2008
Mark Brewer

*	Director	February 7, 2008
Joseph D. Hudgins

*	Director	February 7, 2008
Bruce E. Terker

*	Director	February 7, 2008
Ernest W. Swift

* By:	/s/ Raymond P. Springer
Raymond P. Springer, Attorney-in-Fact

EXHIBIT INDEX

3.1
Amended and Restated Articles of Incorporation of the Company (filed as Exhibit 3.1 to the Company’s Annual Report on Form 10-KSB filed on December 29, 2006 and incorporated by reference herein).  (File No. 000-33389)

3.2	By-Laws of the Company (filed as Exhibit 3.2 to the Company’s Annual Report on Form 10-KSB filed on December 29, 2004 and incorporated by reference herein). (File No. 000-33389)

3.3
Certificate of Designations, Rights and Preferences of Series B Convertible Preferred Stock, as filed with the Secretary of State of the State of Nevada on June 29, 2007 (Incorporated by reference to Exhibit 99.3 of the Company's Current Report on Form 8-K filed with the SEC on July 5, 2007).  (File No. 000-33389)

4.1
Form of Senior Secured Convertible Promissory Note, as executed by the Company and the holders thereof on September 29, 2006 and November 8, 2006 (filed as Exhibit 99.2 to the Company’s Current Report on Form 8-K filed on October 5, 2006 and incorporated by reference herein).  (File No. 000-33389)

4.2
Form of Securities Exchange Agreement, as executed by the Company and holders of the Company’s Primary Notes on September 29, 2006 (filed as Exhibit 99.1 to the Company’s Current Report on Form 8-K filed on October 5, 2006 and incorporated by reference herein).  (File No. 000-33389)

4.3
Form of Joinder, as executed on November 8, 2006, by the Company and those holders of Senior Secured Convertible Promissory Notes, all dated as of November 8, 2006, who were not originally parties to the Securities Exchange Agreements dated as of September 29, 2006 (filed as Exhibit 99.3 to the Company’s Current Report on Form 8-K filed on November 13, 2006 and incorporated by reference herein).  (File No. 000-33389)

5.1+	Opinion of Morgan, Lewis & Bockius LLP

10.1
Swift Pay Service Agreement, dated as of March 18, 2005, by and between Western Union® and the Company (filed as Exhibit 8.1.1 to the Company’s Current Report on Form 8-K filed on June 24, 2005 and incorporated by reference herein).  (File No. 000-33389)

10.2
ExpressPayment (TM) Service Agreement, dated as of October 31, 2006, by and between MoneyGram® Payment Systems, Inc. and the Company (filed as Exhibit 8.1.1 to the Company’s Current Report on Form 8-K filed on November 18, 2005 and incorporated by reference herein).  (File No. 000-33389)

10.3
Stored Value Card Issuer Agreement, dated as of May 10, 2006, by and between Discover Financial Services LLC and the Company (filed as Exhibit 8.1.1 to the Company’s Current Report on Form 8-K filed on May 11, 2006 and incorporated by reference herein).  (File No. 000-33389)

10.4
Stored Value Prepaid Card Sponsorship Agreement, dated as of October 20, 2006, and Addendum to Stored Value Prepaid Card Sponsorship Agreement, dated as of November 10, 2006, by and between Palm Desert National Bank and the Company (filed as Exhibit 10.4 to the Company’s Annual Report on Form 10-KSB filed on December 29, 2006 and incorporated by reference herein).  (File No. 000-33389)

10.5
Stored Value Card Processing Agreement, dated as of June 14, 2006, by and between Metavante Corporation and the Company (filed as Exhibit 10.5 to the Company’s Annual Report on Form 10-KSB filed on December 29, 2006 and incorporated by reference herein).  (File No. 000-33389)

10.6
Employment Agreement, dated as of September 5, 2006, by and between Jerry R. Welch and the Company (filed as Exhibit 99.1 to the Company’s Current Report on Form 8-K filed on September 15, 2006 and incorporated by reference herein).  (File No. 000-33389)

10.7
Nonqualified Stock Option Agreement, dated as of September 5, 2006, by and between Jerry R. Welch and the Company (filed as Exhibit 99.2 to the Company’s Current Report on Form 8-K filed on September 15, 2006 and incorporated by reference herein).  (File No. 000-33389)

10.8
Employment Agreement, dated as of September 5, 2006, by and between Raymond P. Springer and the Company (filed as Exhibit 99.3 to the Company’s Current Report on Form 8-K filed on September 15, 2006 and incorporated by reference herein).  (File No. 000-33389)

10.9
Nonqualified Stock Option Agreement, dated as of September 5, 2006, by and between Raymond P. Springer and the Company (filed as Exhibit 99.4 to the Company’s Current Report on Form 8-K filed on September 15, 2006 and incorporated by reference herein).  (File No. 000-33389)

10.10
Employment Agreement, dated as of October 1, 2005, by and between Mr. Clifford Wildes and the Company (filed as Exhibit 10.10 to the Company’s Annual Report on Form 10-KSB filed on December 29, 2006 and incorporated by reference herein).  (File No. 000-33389)

10.11
Commercial Lease Agreement, dated as of January 10, 2005, by and between The 6015, LLC and the Company (filed as Exhibit 10.11 to the Company’s Annual Report on Form 10-KSB filed on December 29, 2006 and incorporated by reference herein).  (File No. 000-33389)

10.12
Sublease Agreement, dated as of August 5, 2005, by and between GEBO Corporation USA and the Company (filed as Exhibit 5.3 to the Company’s Quarterly Report on Form 10-QSB filed on August 15, 2005 and incorporated by reference herein).  (File No. 000-33389)

10.13+	2004 Amended Stock Incentive Plan. (File No. 000-33389)

10.14+	2007 Omnibus Equity Compensation Plan. (File No. 000-33389)

10.15
Separation Agreement and Release of Claims, dated as of January 29, 2007, by and between the Company and Clifford Wildes (Incorporated by reference to Exhibit 99.1 of the Company's Current Report on Form 8-K filed with the SEC on February 2, 2007).  (File No. 000-33389)

10.16
Offer of Employment, dated April 24, 2007, by and between the Company and Jerome Kollar (Incorporated by reference to Exhibit 99.1 of the Company's Current Report on Form 8-K filed with the SEC on May 18, 2007).  (File No. 000-33389)

10.17
Incentive Stock Option Grant, dated May 14, 2007, by and between the Company and Jerome Kollar (Incorporated by reference to Exhibit 99.2 of the Company's Current Report on Form 8-K filed with the SEC on May 18, 2007).  (File No. 000-33389)

10.18
Form of Securities Purchase Agreement, as executed by the Company and the Investors on June 29, 2007 (Incorporated by reference to Exhibit 99.1 of the Company's Current Report on Form 8-K filed with the SEC on July 5, 2007).  (File No. 000-33389)

10.19	Form of Warrant (Incorporated by reference to Exhibit 99.2 of the Company's Current Report on Form 8-K filed with the SEC on July 5, 2007). (File No. 000-33389)

10.20
Commercial Lease Agreement, dated as of April 16, 2007, by and between FLA Owner LLC and the Company (filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-QSB filed on November 9, 2007 and incorporated by reference herein).  (File No. 000-33389)

23.1*	Consent of Independent Auditors.

23.2	Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5.1).

24.1	Power of attorney (included on signature page).

+ Previously filed.
* Filed herewith.